Exhibit 2.1












                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            COX COMMUNICATIONS, INC.,

                       COX COMMUNICATIONS LAS VEGAS, INC.,

                          PRIME SOUTH DIVERSIFIED, INC.

                                       AND

                           THE GREENSPUN SHAREHOLDERS

                                DATED MAY 4, 1998





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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE ONE

         DEFINITIONS.........................................................1

ARTICLE TWO

         THE MERGER..........................................................2
                  Section 2.1       Merger...................................2
                  Section 2.2       Merger Consideration.....................2
                  Section 2.3       Conversion of Shares.....................4
                  Section 2.4       Fractional Shares........................5
                  Section 2.5       Determination of Merger Consideration....5
                  Section 2.6       Funding of True-Up Fund..................7
                  Section 2.7       Funding of the Indemnity Escrow Deposit..7

ARTICLE THREE

         REPRESENTATIONS AND WARRANTIES OF PSD...............................9
                  Section 3.1       In General...............................9
                  Section 3.2       Organization and Authority; Capitalization
                                    and Ownership of Shares..................9
                  Section 3.3       No Conflicts or Breach..................13
                  Section 3.4       Financial Statements....................13
                  Section 3.5       Material Adverse Changes................14
                  Section 3.6       Information Regarding the Business......15
                  Section 3.7       Title to, and Condition of Operating
                                    Assets..................................18
                  Section 3.8       Litigation; Judgments, etc..............18
                  Section 3.9       Labor Contracts.........................18
                  Section 3.10      Finders and Brokers.....................19
                  Section 3.11      Compliance with Laws....................19
                  Section 3.12      Tax Matters.............................20
                  Section 3.13      Bonds...................................21
                  Section 3.14      Real Property...........................21
                  Section 3.15      Insurance...............................23
                  Section 3.16      Sufficiency of the Operating Assets.....23
                  Section 3.17      Competitors and Overbuilds..............23
                  Section 3.18      1997 Operating Cash Flow................23
                  Section 3.19      Year End 1997 Basic Subscriber Count....24
                  Section 3.20      HN Hotel Rooms..........................24
                  Section 3.21      Reorganization..........................24
                  Section 3.22      Intellectual Property...................25

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                  Section 3.23      Accounts Receivable.....................25
                  Section 3.24      Bank Accounts; Powers of Attorney.......26
                  Section 3.25      Employees, Officers and Directors.......26
                  Section 3.26      Employee Benefits.......................26
                  Section 3.27      Exchange Act; Investment Company Act....28
                  Section 3.28      DGCL Section 203........................29
                  Section 3.29      Investments.............................29
                  Section 3.30      No Omissions............................30
                  Section 3.31      Tax Opinion.............................30

ARTICLE FOUR

         REPRESENTATIONS AND WARRANTIES OF
         GREENSPUN SHAREHOLDERS.............................................31
                  Section 4.1       In General..............................31
                  Section 4.2       Organization and Authority..............31
                  Section 4.3       Securities Representations..............31
                  Section 4.4       Tax Opinion.............................32

ARTICLE FIVE

         REPRESENTATIONS AND WARRANTIES OF CCI AND MERGER SUB...............32
                  Section 5.1       In General..............................32
                  Section 5.2       Organization and Authority..............32
                  Section 5.3       No Conflicts or Breach..................33
                  Section 5.4       Litigation..............................34
                  Section 5.5       Finders and Brokers.....................34
                  Section 5.6       Capital Stock...........................34
                  Section 5.7       Transaction Shares......................35
                  Section 5.8       Reports and Financial Statements........35
                  Section 5.9       Reorganization..........................35
                  Section 5.10      Tax Opinion.............................36

ARTICLE SIX

         COVENANTS AND CONDUCT OF BUSINESS AND
         TRANSACTIONS PRIOR TO CLOSING......................................37
                  Section 6.1       Covenants of CCI........................37
                  Section 6.2       Covenants of PSD........................37
                  Section 6.3       Compliance with HSR Act and Rules.......39
                  Section 6.4       Risk of Loss............................40
                  Section 6.5       Use of Names and Logos..................41
                  Section 6.6       No Solicitation.........................42
                  Section 6.7       Consents................................42
                  Section 6.8       Franchise Consents Not Obtained.........44


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                  Section 6.9       Distribution of PVI Excluded Assets.....45
                  Section 6.10      Redemption or Repurchase of PVI Shares
                                    Owned by Coditel........................46
                  Section 6.11      Interim Financial Statements............46
                  Section 6.12      Capital Expenditures....................46
                  Section 6.13      Stockholder Approval....................47
                  Section 6.14      Affiliates of CCI and PSD...............47
                  Section 6.15      Environmental Investigations............48
                  Section 6.16      Employee Benefits.......................50
                  Section 6.17      Reasonable Efforts......................52
                  Section 6.18      True-Up Fund............................52

ARTICLE SEVEN

         CONDITIONS OF CCI'S AND MERGER SUB'S OBLIGATIONS...................52
                  Section 7.1       In General..............................52
                  Section 7.2       Consents................................52
                  Section 7.3       Performance by PSD......................53
                  Section 7.4       Truth of Representations and Warranties.53
                  Section 7.5       Absence of Proceedings..................53
                  Section 7.6       Opinion of FCC Counsel..................53
                  Section 7.7       Opinion of PSD's Counsel................54
                  Section 7.8       Tax Opinion.............................54
                  Section 7.9       Stockholder Approval....................54
                  Section 7.10      Voting Agreement........................54
                  Section 7.11      Cable System Upgrade....................54
                  Section 7.12      Pre-Closing Cash Flow...................55
                  Section 7.13      Relationship between CCI's Conditions
                                    to Closing and CCI's Right to
                                    Indemnification.. ......................55

ARTICLE EIGHT

         CONDITIONS OF PSD'S OBLIGATIONS....................................56
                  Section 8.1       In General..............................56
                  Section 8.2       Receipt of Consents.....................56
                  Section 8.3       Performance by CCI and Merger Sub.......57
                  Section 8.4       Truth Of Representations and Warranties.57
                  Section 8.5       Absence of Proceedings..................57
                  Section 8.6       Opinion of CCI's Counsel................57
                  Section 8.7       Tax Opinion.............................57
                  Section 8.8       Stockholder Approval....................58
                  Section 8.9       Relationship between PSD's Conditions
                                    to Closing and PSD's Right to
                                    Indemnification.........................58



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ARTICLE NINE

         CLOSING............................................................58
                  Section 9.1       Closing.................................58
                  Section 9.2       Deliveries and Actions by PSD...........59
                  Section 9.3       Deliveries by CCI.......................62
                  Section 9.4       Waiver of Conditions....................64

ARTICLE TEN

         TERMINATION........................................................65
                  Section 10.1      Termination.............................65

ARTICLE ELEVEN

         CONFIDENTIALITY AND PUBLIC STATEMENTS..............................66
                  Section 11.1      Confidential Information................66
                  Section 11.2      Public Statement and Press Releases.....67
                  Section 11.3      Injunctive Relief.......................67
                  Section 11.4      Survival................................68

ARTICLE TWELVE

         SURVIVAL OF REPRESENTATIONS
         AND WARRANTIES; INDEMNIFICATION....................................68
                  Section 12.1      Survival of Representations
                                    and Warranties..........................68
                  Section 12.2      Indemnity by PSD of CCI and Merger Sub..68
                  Section 12.3      Indemnity by CCI of PSD.................68
                  Section 12.4      Indemnification Procedures..............69
                  Section 12.5      Indemnification Procedures for Third
                                    Party Claims............................69
                  Section 12.6      Survival of Claims......................70
                  Section 12.7      Litigation Expenses.....................71
                  Section 12.8      Right to Settle Tax Claims for
                                    Pre-Closing Periods.....................71
                  Section 12.9      Indemnification Threshold...............71
                  Section 12.10     Maximum Indemnification Liability.......71
                  Section 12.11     Indemnity Escrow........................72
                  Section 12.12     Exclusive Nature of Indemnification
                                    Remedy..................................72

ARTICLE THIRTEEN

         MISCELLANEOUS......................................................73
                  Section 13.1      Amendments; Waivers.....................73
                  Section 13.2      Entire Agreement........................73
                  Section 13.3      Binding Effect: Assignment..............73
                  Section 13.4      Construction: Counterparts..............73


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                  Section 13.5      Notices.................................74
                  Section 13.6      Expenses of the Parties.................74
                  Section 13.7      Governing Law and Venue.................74
                  Section 13.8      Further Actions.........................74
                  Section 13.9      Gender, Tense, Etc......................75
                  Section 13.10     Severability............................75
                  Section 13.11     No Third-Party Rights...................75
                  Section 13.12     Agreement Regarding "Next Day Rule".....75



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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated May 4, 1998, by and among Cox Communications, Inc., a Delaware corporation ("CCI"), Cox Communications Las Vegas, Inc., a Delaware corporation and wholly-owned
Subsidiary of CCI ("Merger Sub"), Prime South Diversified, Inc., a Delaware corporation ("PSD") and each of the Greenspun Shareholders (as defined herein).

                                   BACKGROUND

A. The Boards of Directors of CCI, Merger Sub and PSD each have determined that it is in the best interests of their respective stockholders for PSD to merge with and into Merger Sub, upon the terms and subject to the conditions of this Agreement (the "Merger").

B. The parties intend the Merger to be carried out in accordance with the provisions of Section 368(a) of the Code (as defined herein), in order to qualify the Merger as a reorganization within the meaning thereof.

C.       CCI,  Merger Sub,  PSD and the  Greenspun  Shareholders  desire to make
         certain  representations,   warranties,  covenants  and  agreements  in
         connection with the Merger.

D. CCI and Merger Sub have required, as a condition to their willingness to enter into this Agreement, that the stockholders of PSD holding a majority of the shares of common stock of PSD contemporaneously enter into the Voting Agreement (as defined herein) and execute and deliver the Stockholders Consent (as defined herein) immediately following the execution and delivery of this Agreement.

         Now,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties, covenants and agreements set forth herein, CCI, Merger Sub, PSD and the Greenspun Shareholders hereby agree as follows:



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                                   ARTICLE ONE

                                   DEFINITIONS

         Exhibit A to this Agreement sets forth the definitions of certain capitalized terms used in this Agreement and an index to capitalized terms defined elsewhere in this Agreement. All such capitalized terms shall have such meanings as so defined when used in this Agreement.

                                   ARTICLE TWO

                                   THE MERGER

         Section 2.1 Merger. Subject to the terms and conditions of this Agreement, PSD shall be merged with and into Merger Sub in accordance with the DGCL, the separate existence of PSD shall cease, and Merger Sub shall be the Surviving Corporation. Upon the consummation of the Merger on the terms and conditions of this Agreement, the Surviving Corporation shall succeed to all the rights, assets, liabilities and obligations of PSD and Merger Sub in accordance with the provisions of the DGCL.

                  (a) Consummation of Merger. At the Closing, the parties shall cause the Merger to be consummated by duly filing with the Secretary of State of Delaware a properly executed Certificate of Merger (the "Certificate of Merger") in substantially the form attached as Exhibit B in accordance with the provisions of the DGCL. In accordance with the DGCL and the terms of the Certificate of Merger, the Merger shall be effective at 11:59 p.m. on the Closing Date as specified in the Certificate of Merger (such time and date being hereinafter referred to respectively as the "Effective Time" and the "Effective Date").

                  (b) Certificate of Incorporation and Bylaws. The certificate of incorporation of Merger Sub, as amended and in existence immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time unless and until amended in accordance with its terms and as provided by law. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation from and after the Effective Time unless and until amended in accordance with their terms and the terms of the certificate of incorporation of the Surviving Corporation and as provided by law.



                                                         2

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                  (c)  Directors  and  Officers.  The initial  directors  of the
Surviving Corporation shall be as set forth on Schedule 2.1(c) from and after the Effective Time, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation from and after the Effective Time, all such persons to serve as directors or hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected and qualified.

     Section 2.2 Merger Consideration. (a) Merger Consideration. The "Merger Consideration" is the amount, adjusted pursuant to Section 2.2(b) below equal to the result obtained by (1) subtracting from $1,325,000,000, regardless of when the Closing occurs and without duplication, (r) 50% of the aggregate amounts payable by the PSD Entities as of Closing, if any, to local franchising authorities in connection with the transfer of the Franchises to CCI and in obtaining the renewal of such Franchises in accordance with the terms of this Agreement, including consultants' and attorneys' fees, but excluding any amounts payable by the PSD Entities as a result of any such entity's failure to comply with the terms of any Franchise or to otherwise satisfy its obligations thereunder, (s) the BellSouth Indebtedness, (t) the CCTV Bank Debt, (u) any other Indebtedness for Borrowed Money owed by the PSD Entities (after eliminating all intercompany indebtedness among the PSD Entities), (v) the Closing Fees and the expenses to be borne by PSD as provided in Section 13.6 and which CCI is obligated to pay as provided in Section 9.3(e), (w) an amount equal to the extraordinary payments or bonuses payable pursuant to agreements with Harris Bass, Jerry Hodge and Bob Burns calculated according to the agreements disclosed to CCI prior to date of this Agreement, (x) an amount equal to any other "stay" bonuses payable solely by reason of the closing of the transaction contemplated by this Agreement, all of which "stay" bonuses are not in excess of 10% of the aggregate amount disclosed to CCI prior to the date of this Agreement and provided that the amount of the bonus actually paid to any individual will not be in excess of 150% of the amount with respect to such individual as so disclosed, unless otherwise agreed to by CCI prior to the Closing (the amounts referenced in (w) and (x) above being referred to as the "Closing Bonuses"), (y) the 1998 Capital Expenditures Amount, and (z) the aggregate consideration paid to Preferred Shareholders pursuant to Section 2.3(d) as the consideration for the PSD Preferred Stock, (2) adding to the amount determined in the immediately preceding clause (1) 50% of the aggregate amounts paid by the PSD Entities prior to the Closing, if any, to local franchising authorities in connection with the transfer of the Franchises to CCI and in obtaining the renewal of such Franchises in accordance with this Agreement (except as may be required to cure any default by such PSD Entity), (3) if the Closing occurs on or after January 1, 1999, adding the 1999 Capital Expenditures Amount to the amount determined in the clause (1) above.



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                  (b) Working Capital Adjustment. The Merger Consideration shall be (i) increased by the amount by which the Working Capital (as defined below) as of the Effective Time exceeds the Target Working Capital (as defined below); or (ii) decreased by the amount by which the Working Capital as of the Effective Time is less than the Target Working Capital. "Working Capital" as of any date shall mean on a consolidated basis, current assets less current liabilities of the PSD Entities determined in accordance with GAAP applied on a basis consistent with the Unaudited Balance Sheet. "Target Working Capital" shall mean negative $11,000,000 (i.e., a working capital deficit of $11,000,000). (For illustration purposes only, in the event the Working Capital as of the Effective Time is equal to negative $12,000,000 (i.e., a working capital deficit of $12,000,000), then the Merger Consideration shall be decreased by $1,000,000, and in the event the Working Capital as of the Effective Time is equal to negative $10,000,000 (i.e., a working capital deficit of $10,000,000), then the Merger Consideration shall be increased by $1,000,000.) Current assets shall include cash and cash equivalents, accounts receivable, notes receivable, prepaid expenses, and other current assets consistently reported in accordance with the Unaudited Balance Sheet and in each case in accordance with GAAP. Current liabilities shall include accounts payable, accrued expenses, accrued interest, Taxes payable (including any amounts attributable to the distribution of the PVI Non-CCTV Assets pursuant to Section 6.9 and Section 6.10 but excluding amounts attributable to a deemed sale of assets by PSD arising from the failure of the Merger to qualify as a reorganization within the meaning of
Section  368(a)  of  the  Code),   subscriber   deposits  and  unearned   income
consistently reported in accordance with the Unaudited Balance Sheet and in each case in accordance with GAAP, but excluding liabilities already deducted from the Merger Consideration under Section 2.2(a), such as accrued interest and fees payable under the CCTV Bank Debt and also excluding that amount paid by CCTV to the Manager at or prior to the Closing for the amount of run-out claims under the CCTV health insurance plan (which amount represents claims incurred prior to Closing but which have not been paid as of Closing). PSD shall cause CCTV to pay the amount of such run-out claims to the Manager at or prior to the Closing.

         Section 2.3 Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any further action on the part of CCI, Merger Sub, PSD, Surviving Corporation or any holder of any of the following securities:

                  (a) Each share of common stock and preferred stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding as one share of common stock or preferred stock, as applicable, of the Surviving Corporation.



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                  (b) Each  share of PSD  Class A Common  Stock  and PSD Class B
Common Stock issued and outstanding and held by the Minority Shareholders immediately prior to the Effective Time (the "Minority Common Stock") shall be converted into the right to receive cash in an amount equal to the Minority Shareholder Consideration divided by the number of shares of Minority Common Stock.

                  (c) Each share of PSD Class A Common Stock and PSD Class B Common Stock issued and outstanding and held by the Greenspun Shareholders immediately prior to the Effective Time (the "Greenspun Common Stock") shall be converted into (i) the right to receive cash in an amount equal to $50,000,000 (the "Greenspun Cash Consideration") divided by the number of shares of Greenspun Common Stock, (ii) the right to receive a number of fully paid and nonassessable shares of CCI Preferred Stock equal to the CCI Preferred Share Number (as defined below) divided by the number of shares of Greenspun Common Stock, and (iii) the right to receive a number of fully paid and nonassessable shares of CCI Common Stock equal to the CCI Common Share Number (as defined below) divided by the number of shares of Greenspun Common Stock. The "CCI Preferred Share Number" shall equal that number determined by dividing the CCI Preferred Stock Value by the Average Closing Price. The "CCI Common Share Number" shall equal that number determined by dividing (x) the dollar amount that results from subtracting from the Greenspun Consideration both the CCI Preferred Stock Value and the Greenspun Cash Consideration, by (y) the Average Closing Price.

                  (d) Each share of PSD Preferred Stock issued and outstanding immediately prior to the Effective Time held by any Preferred Shareholder shall be converted into cash in the amount prescribed in PSD's certificate of incorporation.

                  (e) All shares of the PSD Class A Common Stock, PSD Class B Common Stock and PSD Preferred Stock, that are held in the treasury of PSD shall be canceled, and no capital stock of the Surviving Corporation, cash or other consideration shall be paid or delivered in exchange therefor.

         Section 2.4 Fractional Shares. No fractional shares of CCI Class A Common Stock or CCI Preferred Stock and no scrip or certificates therefor will be issued in connection with the deliveries contemplated by this Agreement. Any PSD Shareholder otherwise entitled to a fractional share of CCI Class A Common Stock or CCI Preferred Stock as a result of Section 2.3 above, shall receive in place of any such fractional interest a cash amount equal to such fractional interest based on the Average Closing Price.


                                                         5

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         Section 2.5  Determination  of Merger  Consideration.  (a)  Preliminary
Report. The Merger Consideration will, insofar as feasible, be estimated in good faith by the parties on the date of Closing. No later than five Business Days prior to the date of Closing, PSD shall prepare and deliver to CCI a report (the "Preliminary Report"), certified as to completeness and accuracy by an executive officer of PSD, showing in detail the preliminary determination of the amount of the Merger Consideration, calculated in accordance with Section 2.2 as of the Closing Date, together with any documents substantiating the determination of the Merger Consideration proposed in the Preliminary Report. The parties shall negotiate in good faith to resolve any dispute and to reach an agreement on the amount of the Merger Consideration prior to the Closing Date. The determination of the Merger Consideration in the Preliminary Report shall be conclusive for purposes of Closing, provided CCI has not given notice to PSD that, in CCI's reasonable opinion, the calculation of the Merger Consideration is incorrect. If CCI gives PSD notice that in its reasonable opinion, the proposed calculation of the Merger Consideration is incorrect, and the parties have not been able to resolve the matter prior to the Closing Date, the True-Up Fund shall be increased by such disputed amounts and shall be paid in cash by CCI out of the Greenspun Cash Consideration and the Minority Shareholder Consideration as provided in Section 2.6 to the Manager to hold in accordance with the Custodial
Agreement  until  the  calculation  of  the  Merger   Consideration  is  finally
determined pursuant to Section 2.5(b) below, at which time the Greenspun Shareholders and CCI shall deliver a joint written notice to the Manager setting forth appropriate instructions as to the distribution of the True-Up Fund, as increased by such disputed amounts, if any, deposited thereunder in cash, in accordance with the Custodial Agreement.

                  (b) Final Report. Within 90 days after the Closing, CCI will deliver to the Greenspun Shareholders and the Manager (on behalf of the PSD Shareholders) a report (the "Final Report"), similarly certified by an executive officer of CCI, showing in detail the final calculation of the Merger Consideration, together with any documents substantiating such calculation proposed in the Final Report. Each Greenspun Shareholder will, and will use commercially reasonable efforts to cause the other PSD Shareholders to, provide CCI with reasonable access to all records which such Greenspun Shareholder or other PSD Shareholder has in its possession and which are necessary for CCI to prepare the Final Report and CCI will provide the Greenspun Shareholders and the Manager with reasonable access to all records which CCI has in its possession and which are necessary for the Greenspun Shareholders to review the Final
Report. Within 30 days after receipt of the Final Report, the Greenspun Shareholders (on behalf of the PSD Shareholders) will collectively give CCI written notice of the PSD Shareholders' objections, if any, to the Final Report. If there are objections to the Final Report, CCI and the Greenspun Shareholders shall use good faith efforts to jointly resolve the objections within 30 days of CCI's receipt of written notice from the


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



Greenspun Shareholders of the PSD Shareholders' objections, which resolution, if achieved, shall be binding upon the parties to this Agreement and the PSD Shareholders and not subject to dispute or review. If CCI and the Greenspun Shareholders cannot resolve the discrepancies to their mutual satisfaction within such 30-day period, CCI and the Greenspun Shareholders shall, within the following 10 days, retain the Accountants or such other independent public accounting firm as CCI and the Greenspun Shareholders shall mutually select, to review the Final Report together with the notice(s) of objections and any other relevant documents. The cost of retaining the Accountants or such other accounting firm shall be borne one-half by CCI and one-half by the PSD Shareholders and shall not be subject to the provisions of Sections 9.3(e) and
13.6. The Accountants or such other accounting firm shall report its conclusions as to adjustments pursuant to this Section 2.5, which shall be conclusive on all parties to this Agreement and the PSD Shareholders and not be subject to dispute or review.

                  (c)  Adjustment  to  Merger   Consideration.   (i)  If,  after
resolution of the Final Report in accordance with Section 2.5(b), the Merger Consideration determined by the Final Report is greater than the Merger Consideration determined by the Preliminary Report, then CCI shall pay to the Manager as agent for the Minority Shareholders and the Greenspun Shareholders
(A) 23.7842% of the amount of such excess in cash to the Minority Shareholders in proportion to the number of shares of Minority Common Stock held by each of them immediately prior to the Effective Time, and (B) 76.2158% of the amount of such excess in cash to the Greenspun Shareholders in proportion to the number of shares of Greenspun Common Stock held by each of them immediately prior to the Effective Time. Contemporaneously with the payment by CCI pursuant to the preceding sentence, Manager shall pay the amount of the True-Up Fund, together with any interest accrued thereon, to the Minority Shareholders and the Greenspun Shareholders in the proportions set forth in clauses (A) and (B) of the preceding sentence.

                           (ii) If, after resolution of the Final Report in accordance with Section 2.5(b), the Merger Consideration determined by the Preliminary Report is greater than the Merger Consideration determined by the Final Report, then (A) Manager shall pay CCI cash out of the True-Up Fund in the amount of such excess and any amounts remaining in the True-Up Fund shall be delivered to the Minority Shareholders and the Greenspun Shareholders in the proportions set forth in Section 2.5(c)(i) above, and (B) in the event that the amount of such excess exceeds the amount of the True-Up Fund, together with any interest accrued thereon, then CCI shall be entitled to (x) receive the True-Up Fund, together with any interest accrued thereon, and (y) have an amount equal to the amount by which such excess exceeds the amount of the True-Up Fund, together with any interest accrued thereon, released to CCI from the Indemnity Escrow Fund, and CCI and the Manager will deliver joint written instructions to the Escrow Agent to such effect.

                  (d) Manager as Agent. The Greenspun Shareholders shall be entitled to appoint the Manager to act as agent on their behalf and on behalf of the Minority Shareholders under this Section 2.5.

         Section 2.6 Funding of True-Up Fund. At Closing, CCI shall deposit $2,000,000 with Manager pursuant to the Custodial Agreement (as such amount is adjusted pursuant to Section 2.5(a), the "True-Up Fund"), which amount shall be deducted 76.2158% from the Greenspun Cash Consideration and 23.7842% from the Minority Shareholder Consideration.

         Section 2.7 Funding of the Indemnity Escrow Deposit. (a) By the Minority Shareholders. At Closing, on behalf of the Minority Shareholders, CCI or Merger Sub shall deposit $5,946,050 plus 23.7842% of the Preclosing Claims in an amount determined in accordance with Section 7.13(b) and 23.7842% of the Certificate of Obligation Pre-Closing Claim Reserve Amount as determined pursuant to Section 2.8 (such aggregate amount referred to as the "Minority Escrow Amount") in cash with the Escrow Agent, which amount shall be deducted from the Minority Shareholder Consideration.

                  (b) By the Greenspun Shareholders. At Closing, on behalf of the Greenspun Shareholders, CCI shall direct its transfer agent to deposit with Escrow Agent stock certificates for such number of shares of CCI Common Stock received by the Greenspun Shareholders pursuant to Section 2.3(c) above determined by dividing (i) the sum of (A) $19,053,950, (B) 76.2158% of the Preclosing Claims in an amount determined in accordance with Section 7.13(b) and
(C) 76.2158% of the Certificate of Obligation Claim Reserve Amount as determined in accordance with Section 2.8, by (ii) the Average Closing Price (such number of shares referred to as the "Greenspun Escrow Amount," and together with the Minority Escrow Amount, referred to as the "Indemnity Escrow Deposit") together with stock powers signed in blank.

         2.8 Certificate of Obligation. In the event that after the date of this Agreement but prior to that date which is one year from the Closing Date, a third party makes a claim against Merger Sub, CCI or any Affiliate thereof or CCTV or another PSD Entity to the effect that such third party is entitled to payment with respect to the Certificate of Obligation (a "Certificate of
Obligation Claim"), then anything to the contrary in this Agreement notwithstanding, (i) in the event that such Certificate of Obligation Claim is made prior to the Closing, CCI and PSD shall negotiate in good faith in order to agree upon an estimate of an appropriate reserve for the value of such Certificate of Obligation Claim (the "Certificate of Obligation Pre-Closing Claim Reserve Amount") (if CCI and PSD are not able to do so within 30 days of the date such Certificate of Obligation Claim is made, the Accountants shall be engaged to make such estimate), and the Indemnity Escrow Deposit shall be increased as described in Section 2.7 by the estimated Certificate of Obligation Pre-Closing Claim Reserve Amount, as determined by CCI and PSD (or the Accountants); and (ii) if a Certificate of Obligation Claim is made after the Closing but prior to that date which is one year from the Closing Date, then CCI shall be entitled to make a claim against the Indemnity Escrow Deposit with respect to such Certificate of Obligation Claim pursuant to Article Twelve.

                                  ARTICLE THREE

                      REPRESENTATIONS AND WARRANTIES OF PSD

         Section 3.1 In General. PSD (subject to the limitations on the indemnification and other obligations set forth in Article Twelve with respect to such representations and warranties) makes the representations and warranties set forth below in this Article Three to CCI and Merger Sub to induce CCI and Merger Sub to enter into this Agreement.

     Section 3.2 Organization and Authority; Capitalization and Ownership of Shares.

                  (a) PSD Entities. PSD, PSH and PVI are corporations duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of CCTV, HN, CTEL and PTEL are corporations duly formed, validly existing and in good standing under the laws of the State of Nevada. None of CCTV, PSD, PSH, CTEL or PTEL is qualified to do business as a foreign corporation in any state or other jurisdiction and none of CCTV, PSD, PSH, CTEL or PTEL is required to be so qualified to own or lease its properties or to conduct its business as currently being conducted, except where the failure to so qualify would not have a material adverse effect on such entity. Each of PVI and HN is duly qualified to do business, and is in good standing, as a foreign corporation in the jurisdictions where the ownership or leasing of its properties or the conduct of its business, as currently being conducted, requires it to be so qualified, as shown on Schedule 3.2(a), except where the failure to so qualify would not have a material adverse effect on such entity. Each of the PSD Entities has all requisite power and authority to own and operate its properties and to carry on the business associated therewith as now conducted and to execute and deliver this Agreement (with respect to PSD only) and all of the other agreements, documents, instruments and certificates contemplated by, and executed and delivered by it pursuant to this Agreement (its

"Related Agreements"). The execution, delivery and performance by each PSD Entity of this Agreement (with respect to PSD only) and its Related Agreements has been duly authorized by such PSD Entity and this Agreement (with respect to PSD only) is, and each of its Related Agreements will be at Closing, a valid and binding agreement of such PSD Entity enforceable against such PSD Entity in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditor's rights and remedies and general principles of equity, including limitations on the availability of the remedy of specific performance or injunctive relief regardless of whether specific performance or injunctive relief is sought in a proceeding at law or in equity. Complete and correct copies of each PSD Entity's articles or certificate of incorporation and bylaws, all as amended to date, and of the stock ledgers of each PSD Entity have been delivered to CCI.

                  (b) PSD's Capitalization and Share Ownership. The authorized capital stock of PSD is as set forth on Schedule 3.2(b). All of the issued and outstanding shares of capital stock of PSD (the "PSD Shares") are owned beneficially and of record as set forth on Schedule 3.2(b). All of the issued and outstanding shares of capital stock of PSD have been validly issued and are fully paid and nonassessable; except as set forth in PSD's certificate of incorporation, no class of capital stock of PSD is entitled to preemptive rights; and PSD holds no shares of any class of capital stock in its treasury. Except as set forth on Schedule 3.2(b) with respect to Liens that will be released or terminated in connection with the Closing as provided in Section 9.3(c), each stockholder owns the PSD Shares held by it free and clear of all Liens and at the Effective Time, all such PSD Shares will be free and clear of all Liens; provided, however, that CCI acknowledges that the PSD Shares are and will be at the Effective Time subject to Permitted Stock Restrictions. PSD's sole assets are (i) cash, (ii) the PSH Shares (as defined in Section 3.2(c)) and
(iii) all of the issued and outstanding capital stock of PVI (the "PVI Shares") (other than PVI's Class C Common Stock held by Coditel). Other than its ownership of the PSH Shares and a portion of the PVI Shares, PSD conducts no business, has no employees and owns no property of any nature whatsoever. Except for such of the Non-System Contracts to which PSD is a party as specified on
Schedule 3.6(a)(ii), PSD is not a party to any lease, contract, agreement or instrument, and PSD does not own or hold any franchise, permit, license or the like.

                  (c) PSH's Capitalization; Ownership of the PSH Shares. The authorized capital stock of PSH is as set forth on Schedule 3.2(c). All of the issued and outstanding shares of capital stock of PSH (the "PSH Shares") are owned beneficially and of record by PSD and PVI as set forth on Schedule 3.2(c). All of the PSH Shares have been validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.2(c) with respect to Liens that will be released or terminated in connection with the Closing as provided in Section 9.3(c), PSD and PVI own the PSH Shares free and clear of all Liens; provided, however, that CCI acknowledges that the PSH Shares are subject to Permitted Stock Restrictions. PSH's sole asset is the CCTV Shares (as defined in Section 3.2(d)). Other than its ownership of the CCTV Shares, PSH conducts no business, has no employees and owns no property of any nature whatsoever. Except for such of the Non-System Contracts to which PSH is a party as specified on Schedule 3.6(a)(ii), PSH is not a party to any lease, contract, agreement or instrument, and PSH does not own or hold any franchise, permit, license or the like.

                  (d) CCTV's Capitalization; Ownership of the CCTV Shares. The authorized capital stock of CCTV is as set forth on Schedule 3.2(d). All of the issued and outstanding shares of capital stock of CCTV (the "CCTV Shares") are owned beneficially and of record by PSH. All of the CCTV Shares have been validly issued and are fully paid and nonassessable. Except as set forth on
Schedule 3.2(d) with respect to Liens that will be released or terminated in connection with the Closing as provided in Section 9.3(c), PSH owns the CCTV Shares free and clear of all Liens; provided, however, that CCI acknowledges that the CCTV Shares are subject to Permitted Stock Restrictions.

                  (e) HN's Capitalization; Ownership of the HN Shares. The authorized capital stock of HN is as set forth on Schedule 3.2(e). All of the issued and outstanding shares of capital stock of HN (the "HN Shares") are owned beneficially and of record by CCTV. All of the HN Shares have been validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.2(e) with respect to Liens that will be released or terminated in connection with the Closing as provided in Section 9.3(c), CCTV owns the HN Shares free and clear of all Liens; provided, however, that CCI acknowledges that the HN Shares are subject to Permitted Stock Restrictions.

                  (f) PVI'S Capitalization; Ownership of PVI Shares. The authorized capital stock of PVI is as set forth on Schedule 3.2(f). All of the PVI Shares are owned beneficially and of record as set forth on Schedule 3.2(f). All of the PVI Shares have been validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.2(f), with respect to Liens that will be released or terminated in connection with the Closing as provided in Section 9.3(c), all of the PVI Shares owned by PSD are free and clear of all Liens; provided, however, that CCI acknowledges that such PVI Shares are subject to Permitted Stock Restrictions. Except for the Non-System Contracts to which PVI is a party as specified on Schedule 3.6(a)(ii), PVI is not a party to any lease, contract, agreement or instrument, and PVI does not own or hold any franchise, permit, license or the like.

                  (g) CTEL's Capitalization; Ownership of the CTEL Shares. The authorized capital stock of CTEL is as set forth on Schedule 3.2(g). All of the issued and outstanding shares of capital stock of CTEL (the "CTEL Shares") are owned beneficially and of record by CCTV. All of the CTEL Shares have been validly issued and are fully paid and nonassessable. Except as set forth on
Schedule 3.2(g) with respect to Liens that will be released or terminated in connection with the Closing as provided in Section 9.3(c), CCTV owns the CTEL Shares free and clear of all Liens; provided, however, that CCI acknowledges that the CTEL Shares are subject to Permitted Stock Restrictions. CTEL's sole assets are an interest as a member of TNLLC and a promissory note of TNLLC payable to the order of CTEL in the original principal amount of $5,000,000 (collectively, the "TNLLC Interests"). Other than its ownership of the TNLLC Interests, CTEL conducts no business, has no employees and owns no property of any nature whatsoever. Except for such of the Non-System Contracts to which CTEL is a party as specified on Schedule 3.6(a)(ii), CTEL is not a party to any lease, contract, agreement or instrument, and CTEL does not own or hold any franchise, permit, license or the like.

                  (h) PTEL's Capitalization; Ownership of the PTEL Shares. The authorized capital stock of PTEL is as set forth on Schedule 3.2(h). All of the issued and outstanding shares of capital stock of PTEL (the "PTEL Shares") are owned beneficially and of record by CCTV. All of the PTEL Shares have been validly issued and are fully paid and nonassessable. Except as set forth on
Schedule 3.2(h) with respect to Liens that will be released or terminated in connection with the Closing as provided in Section 9.3(c), CCTV owns the PTEL Shares free and clear of all Liens; provided, however, that CCI acknowledges that the PTEL Shares are subject to Permitted Stock Restrictions. PTEL's sole asset is that certain license described on Schedule 3.2(h) (the "CLEC License"). Other than its ownership of the CLEC License, PTEL conducts no business, has no employees and owns no property of any nature whatsoever. Except for such of the Non-System Contracts to which PTEL is a party as specified on Schedule 3.6(a)(ii), PTEL is not a party to any lease, contract, agreement or instrument, and PTEL does not own or hold any franchise, permit, license or the like, other than the CLEC License.

                  (i) No Options. Except for the BellSouth Option and except as described on Schedule 3.6(a)(ii), there are no outstanding or authorized (i) securities of any of the PSD Entities convertible into or exchangeable or exercisable for any shares of its capital stock, (ii) subscriptions, options, warrants, calls, rights, commitments, or other agreements or obligations of any kind obligating any of the PSD Entities to issue any additional shares of its capital stock or any other securities convertible into or evidencing the right to acquire or subscribe for any shares of its capital stock or (iii) voting trust, voting agreement or other agreement, proxy or understanding with respect to the voting of any of the shares of capital stock of any of the PSD Entities.

                  (j) No Other Subsidiaries. Except as set forth in Schedules 3.2(b)-3.2(h), 3.6(a)(ii) and 3.6(a)(v), none of the PSD Entities owns or has the right or obligation to acquire, voting securities or other ownership interests in any other Person.

                  (k) PVI Assets. Except for assets that will be distributed to its security holders prior to Closing as permitted by Section 6.9 or used to redeem or repurchase all of the PVI Shares held by Coditel as permitted by
Section 6.10, PVI has no assets, except for PSH Shares as shown on Schedule 3.2(c).

         Section 3.3 No Conflicts or Breach. (a) General. Provided the consents, approvals and filings described in Schedule 3.3 (the "PSD Consents") are obtained and made at or prior to the Closing and all waiting periods required under the HSR Act have expired or otherwise terminated prior to the Closing, PSD's execution, delivery and performance of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby does not, and the consummation of the transactions contemplated hereby and thereby will not, constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors or creditors, or (i) conflict in any material respect with, or result in a material breach of, (ii) constitute a material default by any PSD Entity under, (iii) give any third party the right to accelerate any obligation under or exercise a right of first refusal with respect to, (iv) result in the termination, suspension, modification, impairment or violation of, or (v) result in the creation of any Lien upon:

                           (A) the respective articles or certificate of incorporation and bylaws, as amended, of any of the PSD Entities;

                           (B) any Legal Requirement, judgment or order to which any of the PSD Entities, the Business, any securities of any of the PSD Entities, or the Operating Assets is subject;

                           (C)   any  of  the   Non-System   Contracts,   System
         Contracts, Franchises or System Rights (as such terms are defined in Section 3.6); or

                           (D) any Investment Interest, any securities of any of the PSD Entities or the Operating Assets.

The consents, approvals and filings described in Schedule 3.3 and identified with an asterisk shall be deemed "Material Required PSD Consents" for purposes of this Agreement.

                  (b) BellSouth. On or prior to the date of this Agreement, PSD has delivered to CCI the BellSouth Waiver signed by BellSouth in the form attached hereto as Exhibit R.

         Section 3.4 Financial Statements. Attached as Schedule 3.4 are correct and complete copies of audited consolidated financial statements of PSD, including its balance sheets, profit and loss statements and statements of cash flows, at December 31, 1996 and 1997 and for the fiscal years then ended (the "Audited Financial Statements," with the December 31, 1997 audited consolidated balance sheet referred to herein as the "Audited Balance Sheet"), and the most recently available unaudited consolidated financial statements of CCTV (the unaudited consolidated balance sheet of CCTV included therein being referred to herein as the "Unaudited Balance Sheet") and consolidated profit and loss statement of CCTV for the three-month period ended March 31, 1998 (collectively, as to all of the foregoing, the "Financial Statements"). The Audited Financial Statements have been certified without qualification by Ernst & Young, independent certified public accountants for PSD. Except as may otherwise be noted therein, the Financial Statements have been prepared in accordance with the books and records of PSD and the other PSD Entities and in accordance with generally accepted accounting principles ("GAAP") on a consistent basis throughout the periods referenced above and with each other, except that the unaudited Financial Statements may not contain footnotes and statements of cash flows required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results and, with respect to the Audited Financial Statements only, cash flows, as of the dates and for the periods indicated therein of PSD and the other PSD Entities, subject only with respect to the unaudited Financial Statements, to normal year-end audit adjustments, none of which, to PSD's knowledge, will be material. Except as disclosed in this Agreement and in Schedule 3.4, none of the PSD Entities has
(i) any liabilities or obligations, whether accrued, contingent or otherwise, and whether due or to become due, in excess of $1,000,000 in the aggregate, which are not reflected on the Audited Financial Statements, or (ii) any material liabilities or obligations, whether accrued, contingent or otherwise, and whether due or to become due, which are not reflected on the Unaudited Balance Sheet. Except as set forth on Schedule 3.4, all of the BellSouth Indebtedness, the CCTV Bank Debt, and any other Indebtedness for Borrowed Money may be prepaid in full at any time without premium, penalty or other fee or charge of any kind.

         Section 3.5 Material Adverse Changes. Except as disclosed in Schedule 3.5, item A.1 of Schedule 3.7 and Schedule 6.2 and except as contemplated or permitted by this Agreement, from the date of the Audited Balance Sheet the Business has been operated in the ordinary course and consistent with past practices and there has not occurred (i) any material adverse change in the Operating Assets or results of operations or cash flows of the Business; (ii) any salary or compensation increases to any employee of the Business or any changes to or creation of any Benefit Plan, except in the ordinary course of business consistent with past practices; (iii) any theft, damage, destruction or casualty loss materially and adversely affecting the Business; (iv) any sale of, or imposition of a Lien on, any material asset of the Business; (v) any amendment or any termination of any Franchise, System Right, System Contract or Non-System Contract; (vi) any waiver or release of any material right or claim of any PSD Entity relating to the Business; (vii) any increase in Indebtedness for Borrowed Money incurred by any PSD Entity, nor any incurrence of any other obligation or liability (fixed or contingent) except in the ordinary course of business and consistent with past practices; (viii) any proceeding with respect to a merger, consolidation, liquidation or reorganization of any PSD Entity other than such proceedings relating to this Agreement; (ix) any issuance or sale of any shares of the capital stock of any PSD Entity, nor any option, warrant or other right to purchase or acquire any such shares; (x) any loan or advance made by any PSD Entity to any Person (other than a PSD Entity), including any of their respective officers, directors, employees and Affiliates;
(xi) any amendment to the articles or certificate of incorporation of any PSD Entity; (xii) except for the March 31, 1998 rate increase for the Cable System, any change in the Business' prices or pricing policies with respect to any of its services; (xiii) any failure to operate the Business in the ordinary course of business consistent with past practices, including without limitation taking commercially reasonable steps to preserve CCTV's and HN's business organization intact and to preserve the goodwill of their respective customers, subscribers, lessors, lenders and other Persons with whom either has business relations; or
(xiv) any agreement by any of the PSD Entities to take any of the actions described in the foregoing.

     Section 3.6 Information Regarding the Business. (a) In General. Schedule 3.6(a) to this Agreement sets forth:

                           (i) a list of the material tangible personal property used or held for use by CCTV or HN in connection with the Business (the "Tangible Personal Property");

                           (ii) a listing of each lease, contract, agreement or instrument to which PSD, PSH, PVI, CTEL or PTEL is a party, or to or by which PSD, PSH, PVI, CTEL or PTEL is subject or bound, as of the date hereof (the "Non-System Contracts");

                           (iii) a listing of each lease, contract, agreement or instrument to which CCTV or HN is a party, or to or by which CCTV or HN is subject or bound, as of the date hereof (the "System Contracts"), except for those which are Franchises or System Rights (as defined in Section 3.6(a)(iv) below) and except for those (A) which (x) can be canceled without penalty by CCTV or HN upon not more than 30 days prior notice or (y) provide for aggregate monthly payments by CCTV or HN of less than $75,000 and as of the date hereof have a remaining term of not more than 12 months or (B) under which the aggregate remaining payment obligations of CCTV or HN as of the date hereof is less than $500,000 in the aggregate;

                           (iv) a listing of all franchises, ordinances and the like pursuant to which a Governmental Authority has granted CCTV or HN permission to provide cable television services to subscribers within a given area ("Franchises"), all FCC licenses and all business licenses (except for those business licenses of a nature generally and routinely required to be obtained and maintained by businesses operating in the State of Nevada or, with respect to HN, in any other state or jurisdiction in which HN conducts business), material easements, material permits or other material evidences of approval of third parties or any governmental or administrative body (the "System Rights") held by CCTV or HN, to which CCTV or HN is a party, or to or by which CCTV or HN is subject or bound, as of the date hereof;

                           (v) a listing of all material intangible and intellectual property, including securities and other ownership interests in other Persons, promissory notes or other evidences of indebtedness for money borrowed of other Persons (excluding inter-company indebtedness among the PSD Entities), and material patents, copyrights, trademarks, trade names and assumed names owned by the PSD Entities as of the date hereof including those used in connection with the operation of the Business or held by a PSD Entity as an investment;

                           (vi) CTV's and HN's rate structures as of the date hereof;

                           (vii) listings of all the programming (by tier) currently offered to subscribers or customers of CCTV and HN;

                           (viii) the approximate total number of miles of fully completed and operational trunk and distribution cable, the approximate number of miles of aerial plant and the approximate number of miles of underground plant of the Cable System as of the date hereof;

                           (ix) the approximate number of homes passed by the Cable System as of the date hereof as provided in CCTV's regularly prepared monthly subscriber report;

                           (x) the bandwidth capacity(ies) of the Cable System specified in MHz as of the date hereof and the approximate number of plant miles corresponding to each bandwidth; and

                           (xi) the number of channels activated throughout the Cable System (i.e., over 100% of the plant miles) as of the date hereof.

True and complete copies of all the documents referenced in Schedule 3.6(a) have been delivered by PSD to CCI (including all amendments and modifications thereto), except that (i) any documents not so delivered to CCI, as indicated on said Schedule 3.6(a), will be delivered to CCI within 30 days of the date of this Agreement and (ii) in the case of standard form agreements which are so identified as such on Schedule 3.6(a), PSD has (x) delivered to CCI a true and correct copy of at least one copy of each such standard form agreement, (y) made available to CCI at the Business' offices true and correct copies of all the executed standard form agreements, and (z) indicated on Schedule 3.6(a) any instances where an executed standard form agreement contains material deviations from such standard form agreement delivered to CCI or listed such executed agreement thereon.

                  (b) Status of Franchises, System Contracts, Non-System Contracts and System Rights. Each of the Franchises, System Contracts, Non-System Contracts and System Rights is valid, in full force and effect and enforceable in all material respects in accordance with its terms against such PSD Entity as is a party thereto, as the case may be, and against the other parties thereto in the case of the Franchises, and to PSD's knowledge against the other parties thereto in the case of the System Contracts, Non-System Contracts and System Rights (except, in each such case, as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditor's rights and remedies and general principles of equity, including limitations on the availability of the remedy of specific performance or injunctive relief regardless of whether performance or injunctive relief is sought in a proceeding at law or in equity); and except as described in Schedule 3.6(b), such PSD Entity as is a party thereto has in all material respects fulfilled when due, or has taken all action necessary to enable it to fulfill when due in all material respects, all of its obligations thereunder. Except as described in Schedule 3.6(b), there has not occurred any material breach by such PSD Entity as is a party thereto, nor to PSD's knowledge, by any other party thereto, under any of the Franchises, System Contracts, Non-System Contracts or System Rights. Neither such PSD Entity as is a party thereto nor, to PSD's knowledge, any other party thereto, is in arrears in the performance or satisfaction in any material respect of its obligations under any of the Franchises, System Rights, System Contracts or Non-System Contracts and no waiver or indulgence has been granted any of the parties thereto. None of the Governmental Authorities that has issued any Franchise or System Right has notified any of the PSD Entities in writing (i) of its intent to modify, revoke, terminate or fail to renew any such Franchise or System Right, now or in the future, or (ii) that any of the PSD Entities is in violation of the terms of any such Franchise or System Right, and in each case to the knowledge of PSD no action has been threatened with respect thereto. There is not pending any proceeding, application, petition, objection or other pleading with any Governmental Authority that questions the validity of any Franchise or System Right or which presents a substantial risk that, if accepted or granted, would result in the revocation, cancellation, suspension or any adverse modification of any Franchise or System Right. Except for the BellSouth Option, no Person (including any Governmental Authority) has any right to acquire any interest in the Business or the Operating Assets (including any right of first refusal or similar right), other than rights of condemnation or eminent domain afforded by law or upon the termination of or default under any Franchise.

         Section 3.7 Title to, and Condition of Operating Assets. (a) Title to Operating Assets. Except for Permitted Liens and those Liens described in
Schedule 3.7(a), CCTV and HN have good and marketable title to all of the Operating Assets, free and clear of all Liens. Except as listed on Schedule 3.7(a), no PSD Entity has signed any Uniform Commercial Code financing statement or any security agreement or mortgage or similar agreement authorizing any Person to file any financing statement (other than filings made only for information purposes and not relating to any security interest) or claim any security interest or Lien with respect to any of the Operating Assets.

                  (b) Condition of Tangible Personal Property. To PSD's knowledge, the Tangible Personal Property is in good operating condition and repair, ordinary wear and tear excepted, and has been constructed and maintained and has been and is being operated in all material respects in accordance with all applicable Legal Requirements, System Contracts, Franchises and System Rights.

         Section 3.8  Litigation;  Judgments,  etc.  Except as is  disclosed  in
Schedule 3.8 and except for proceedings affecting the cable television industry or in-room video entertainment services industry generally, (i) as of the date of this Agreement, there are no lawsuits or legal proceedings pending or to PSD's knowledge threatened against, and no judgments or orders outstanding against or otherwise specifically related to, any PSD Entity or any PSD Entity's officers, directors or shareholders which could materially and adversely affect the ability of PSD to perform its obligations under this Agreement, and (ii) except for lawsuits being defended by PSD's insurance carriers for which there is adequate coverage, there are no other lawsuits or other legal proceedings pending or to PSD's knowledge threatened against, and no judgments or orders outstanding against or otherwise specifically related to,
(x) any PSD Entity, or (y) any PSD Entity's officers, directors or shareholders relating to any PSD Entity's business or properties. None of the PSD Entities is in default or violation under any writ, injunction, order or decree of any court or arbitration panel, or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality.

         Section 3.9 Labor Contracts. There are no collective bargaining agreements, and no contracts or agreements with labor unions, relating to, involving or affecting the employees of the Business to which any PSD Entity is a party or by which it is bound, and no PSD Entity has any obligation to bargain with any labor organization with respect to any such persons. There are not pending any unfair labor practice charges against any PSD Entity, nor any demand for recognition, nor any other request or demand from a labor organization for representative status with respect to any persons employed by any PSD Entity, and to PSD's knowledge, except as set forth on Schedule 3.9, no such activity is threatened.

         Section 3.10 Finders and Brokers. Except for agreements (the "Broker Agreements") with Daniels & Associates, L.P. and with Waller Capital Corporation (collectively, the "Brokers," and each a "Broker") pursuant to which PSD is obligated to pay fees to Brokers upon consummation of the Closing hereunder, (i) no PSD Entity has entered into any contract, arrangement or understanding with any Person which may result in an obligation of CCI or any PSD Entity to pay any finder's fees, brokerage or agents commissions or other like payments in connection with the negotiations leading up to this Agreement or the consummation of the transactions contemplated by this Agreement, and (ii) to PSD's knowledge, there is no claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or like payment in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     Section 3.11 Compliance with Laws. (a) In General. (i) Except with respect to the regulatory status of the Business under, or CCTV's or HN's compliance with, the FCC rules implementing the rate regulation provisions of the Communications Act (as to which the PSD Entities make no representations and warranties in this Agreement other than in Section 3.11(b)), the PSD Entities have complied in all material respects with, and are in material compliance with, and CCTV and HN have constructed, maintained and operated, and are constructing, maintaining and operating, the Business in material compliance with, all applicable laws, including the Communications Act, the Copyright Act of 1976, the rules and regulations of the FCC, the U.S. Copyright Office, the Register of Copyrights and the Copyright Tribunal (in each case as the same are currently in effect). A request for renewal has been filed timely under Section 626(a) of the Communications Act with the proper Governmental Authority with respect to all cable television franchises of the Business expiring within 36 months after the date hereof.

                           (ii) All material reports, notices, forms and filings, and all fees and payments, required to be given to, filed with, or paid to, any Governmental Authority by any PSD Entity under all applicable laws have been timely and properly given and made by such PSD Entity, and are complete and accurate in all material respects, in each case as required by applicable law, including (A) all cable television registration statements, periodic reports and aeronautical frequency usage notices, (B) reports and filings required by the FAA, and (C) for each relevant semiannual reporting period, with the United States Copyright Office, all required Statements of Account in true and correct form and copyright royalty fee payments in correct amounts relating to the Business' carriage of television broadcast signals and other programming.

                           (iii) No PSD Entity has received any written notice from any Governmental Authority or any other Person that it or the Business, or CCTV's or HN's ownership and operation of the Business, is in material violation of any applicable law.

                  (b) Rate Regulation Information. Included in Schedule 3.11(b) is an accurate description of the regulatory status of the Business under the FCC rules implementing the rate regulation provisions of the Communications Act, described by community unit, including (i) whether the local franchising authority has been certified to regulate the rates for the basic tier and equipment, (ii) whether any complaints have been filed subjecting the Business' rates for cable programing services to regulation by the FCC in such community unit and, if so, the date of the first such complaint for each rate increase,
(iii) the  actions  that have  been  taken in  anticipation  of or  response  to regulation for each community unit, including rate changes initiated and forms filed with the local franchising authorities or the FCC, as the case may be, and
(iv) the status of the regulatory response. PSD has delivered to CCI (A) complete and correct copies of all FCC Forms 1200, 1220, 1240 and 1205 (including channel listings indicating going forward channels and the date such channels were added) filed in 1995 and through the date hereof in 1998 with the local franchising authorities and/or the FCC with respect to the Business, (B) complete and correct copies of all local franchising authority accounting orders or other local franchising authority rate orders, (C) complete and correct copies of all FCC rate orders, (D) complete and correct copies of all local franchising authority actions taken with respect to the March 1, 1998 rate increase, and (E) complete and correct copies of all material correspondence from and/or to any Governmental Authority during 1995, 1996, 1997 and 1998 in connection with the foregoing or relating to rate regulation generally or specific rates charged to subscribers to the Business.

         Section 3.12 Tax Matters. (a) Except as disclosed in Schedule 3.12, each PSD Entity has filed timely all Tax Returns required to be filed, and all such Tax Returns are true, correct and complete in all material respects. All Tax Returns of each PSD Entity filed after the date hereof and prior to the Closing will be made in accordance with applicable Legal Requirements and will be consistent with the past practices of such PSD Entity and will be true, correct and complete in all material respects. Each PSD Entity has timely paid and will pay all Taxes which have become due and payable or which will become due and payable as shown on any Tax Return referred to in the foregoing two sentences. All Taxes payable by or with respect to any PSD Entity with respect to any taxable period, or portion thereof, ending on or prior to December 31, 1997 have been fully paid or adequate provision therefor has been made and reflected on the Financial Statements.

                  (b) No PSD Entity has received written notice of any proposed or determined Tax deficiency or assessment from any Taxing Governmental Authority. Except as disclosed in Schedule 3.12, there are no audits, examinations, requests for information or other administrative proceedings pending with respect to any PSD Entity and adequate provision for Taxes with respect to the audits, examinations or other proceedings set forth on Schedule
3.12 has been made and reflected on the Financial Statements. There are no outstanding agreements or waivers by or with respect to any PSD Entity that extend the statutory period of limitations applicable to any federal, state or local Tax Returns or Taxes for any period. No PSD Entity has entered into any closing agreements or other agreements with any Taxing Governmental Authority relating to the payment of Taxes by such PSD Entity which if not timely paid or discharged may result in the imposition of any Lien on any of the Operating Assets, and there are no Liens for Taxes on the assets of any PSD Entity, except for Liens arising by operation of law for Taxes not yet due. There will be no Tax allocation or Tax sharing agreement in effect on the Effective Date under which any PSD Entity may be liable, and no PSD Entity is liable for any unpaid Taxes of any Person (other than the PSD Entities) under Treasury Regulations
Section 1.1502-6, or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise.

         Section 3.13 Bonds. A list of all material franchise, construction, fidelity, performance or other bonds posted or required to be posted by any PSD Entity is set forth in Schedule 3.13.

         Section 3.14 Real Property. (a) Real Property Owned/Leased. None of the PSD Entities own any real property. None of the PSD Entities lease any real property except for the leased real property described in Schedule 3.14(a) (the "Leased Real Property"), which briefly describes the use of such real property in the operation of the Business. The Leased Real Property has access to such public roads, utilities and other services as are currently used in the operation of the Business thereon. Except as set forth in Schedule 3.8, there are not pending or, to the knowledge of PSD, threatened, any condemnation actions or special assessments or any pending proceedings for changes in the zoning with respect to the Leased Real Property, and no PSD Entity has received any written notice from any Governmental Authority of its intention to take or use any of the Leased Real Property. All improvements upon the Leased Real Property are (i) structurally sound with no known material defects, mechanical failure or damage, (ii) in all material respects in good operating condition and repair, subject to ordinary wear and tear, (iii) not in need of any material maintenance or repair, except for ordinary wear and tear, (iv) sufficient for the operation of the Business as presently operated, and (v) in conformity in all material respects with all applicable Legal Requirements.

                  (b) Notice of Investigations. No PSD Entity has received written notice that any PSD Entity is the subject of any "Superfund" evaluation or investigation with respect to the Leased Real Property, and has received no notice that any PSD Entity is the subject of any investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the Leased Real Property.

                  (c) Environmental Compliance. With respect to the Leased Real Property, the PSD Entities are in compliance in all material respects with applicable Legal Requirements relating to the PSD Entities' actual or threatened emissions, discharges or releases of Hazardous Substances into ambient air, surface water, ground water, land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, and all other material environmental, health or safety Legal Requirements applicable to the PSD Entities. No PSD Entity has received written notice of, and PSD has no knowledge of circumstances relating to, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans, including, but not limited to, the presence, use, generation, manufacture, disposal, release or threatened release of any Hazardous Substances upon or from the Leased Real Property, which could materially interfere with or prevent continued material compliance, or which are reasonably likely to give rise to any material liability, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance, from or attributable to the Leased Real Property under any Legal Requirements relating to the protection of the environment.

                  (d) Hazardous Substances. "Hazardous Substances" means (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C.A. ss.ss. 6901 et seq.), as amended, and rules and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. ss.ss. 9601 et seq.) (CERCLA), as amended, and rules and regulations promulgated thereunder; (iii) any substance regulated by the Toxic Substances Control Act (TSCA) (42 U.S.C. ss. 2601 et seq.), as amended, and rules and regulations promulgated thereunder; (iv) asbestos requiring abatement, removal or treatment pursuant to the requirements of any environmental laws; (v) polychlorinated biphenyls; (vi) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (vii) any substance the presence, use, treatment, storage or disposal of which on the Leased Real Property is prohibited by any Legal Requirements; and (viii) any other substance which by any Legal Requirement requires special handling, reporting or notification of any Governmental Authority in its collection, storage, use, treatment or disposal.

         Section 3.15 Insurance. A brief description of all insurance policies owned or maintained by the PSD Entities and relating to the Business or the Operating Assets is set forth in Schedule 3.15. The PSD Entities have in all material respects complied with the conditions of each such insurance policy and have not failed to give any notice or present any claim thereunder in a due and timely manner. Such policies are in full force and effect. No PSD Entity has received any notice of cancellation or nonrenewal of any policy listed or required to be listed on Schedule 3.15 or any refusal of coverage thereunder or any notice that any insurer under any such policy is no longer willing or able to perform its obligations thereunder or to renew any such policy in the future. None of such insurance policies contains any provision for retroactive adjustments.

         Section 3.16 Sufficiency of the Operating Assets. The Operating Assets (including leasehold interests in assets leased from third parties), along with
(i) the Excluded Assets, and (ii) the assets described on Schedule 3.16 (the "Other Required Assets"), constitute all of the assets necessary to operate the Business as it is presently being operated.

         Section 3.17 Competitors and Overbuilds. To PSD's knowledge, except as set forth in Schedule 3.17 and except for the Cable System, (i) there are no operating cable television systems in all or any portion of the areas for which any PSD Entity holds a Franchise, (ii) no Person has been granted by any Franchising Authority or any other governmental cable television licensing agency, and no Person has submitted a proposal for the issuance by any Franchising Authority or any other governmental cable television licensing agency, of any franchise, permit, license, authorization, contract or right, pursuant to which such Person in either case is or may become entitled to operate a cable television system, subscription television system, multi-point distribution system or private operational fixed microwave service, in all or any portion of the areas for which any PSD Entity holds a Franchise, and (iii) there are no multi-point distribution systems, multi-channel multi-point distribution systems, wireless cable systems or satellite master antenna systems operating in all or any portion of the areas for which any PSD Entity holds a Franchise, and to PSD's knowledge, no party intends or is seeking to construct or operate any of the foregoing. Except as set forth in Schedule 3.17, there has not been any overbuilding of the Cable System by another cable television system, multi-channel multi-point distribution system or multi-point distribution system.

         Section 3.18 1997 Operating Cash Flow. PSD's consolidated Operating Cash Flow for the calendar year 1997 was not less than $76,407,000 and for the quarter ended March 31, 1998 was not less than $20,300,000.

         Section 3.19 Year End 1997 Basic Subscriber Count. The number of CCTV's Basic Subscribers was not less than 283,000 as of December 31, 1997 and not less than 287,000 as of March 31, 1998.

         Section 3.20 HN Hotel Rooms. The number of hotel rooms which HN served as of December 31, 1997 was not less than 98,000 and as of March 31, 1998 was not less than 102,000.

         Section 3.21 Reorganization. (a) PSD will not, and will not cause or permit any PSD Entity to, take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, and PSD will report the Merger for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                  (b) Immediately following the Merger, the Surviving Corporation will hold at least 90% of the fair market value of PSD's net assets and at least 70% of the fair market value of PSD's gross assets determined in accordance with Revenue Procedure 77-37, as amended, taking into account amounts used to pay Merger expenses, any redemptions or distributions other than regular dividends, and all other payments or transfers of assets made in connection with the transactions contemplated by this Agreement.

                  (c) On the Closing Date, the fair market value of the assets of PSD transferred to Merger Sub in the Merger will exceed the amount of liabilities to which such transferred assets are subject and any other liabilities assumed by Merger Sub in the Merger.

                  (d) There is no indebtedness existing between CCI and PSD or between Merger Sub and PSD that was issued, acquired, or will be settled at a discount.

                  (e) PSD is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

                  (f) PSD is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  (g) The liabilities of PSD assumed by Merger Sub and the liabilities to which the transferred assets of PSD are subject were incurred in the ordinary course of PSD's business.

                  (h) In connection with the Merger, except as provided in Sections 6.9 and 6.10, (i) none of the capital stock of PSD will be redeemed,
(ii) no distributions will be made with respect to any capital stock of PSD, and
(iii) none of the capital stock of PSD will be acquired by any Person related (as defined in Treasury Regulations Section 1.368-1(e)(3)) to PSD.

                  (i)   Schedule   3.21  sets  forth  all   bonuses   and  other
compensatory payments other than payments of base salary made by the PSD Entities in excess of $50,000 per annum subsequent to December 31, 1996 to any Person that owns a direct or indirect interest in PSD or any Person related to such Person.

                  (j) Other than distributions provided for in Sections 6.9 and 6.10, the amount of cash distributed by the PSD Entities to or on behalf of the PSD Shareholders subsequent to December 31, 1996 does not exceed $6,000,000.

                  (k) Other than distributions provided for in Sections 6.9 and 6.10, no property (other than cash) has been transferred by any PSD Entity to or on behalf of the PSD Shareholders subsequent to December 31, 1996.

                  (l) No property has been transferred directly or indirectly from any PSD Shareholder to or on behalf of the PSD Entities subsequent to December 31, 1996.

         Section 3.22 Intellectual Property. Except as set forth on Schedule 3.6(a), the PSD Entities do not own or control or have any right, license or interest in, any patent or patent application, trade name, trademark or service mark registration or application, or copyright registration. To PSD's knowledge, no PSD Entity has (i) infringed upon or violated any patents, trademarks, service marks, trade names, copyrights or applications or registrations therefor of any Person, nor (ii) used without permission any confidential information, trade secrets, technology or know-how of any Person, and in each case there is no claim or action pending, or to PSD's knowledge threatened, with respect thereto.

         Section 3.23 Accounts Receivable. All accounts receivable and notes receivable of the PSD Entities (other than the PSD Entities' intercompany notes receivable) have arisen from bona fide transactions in the ordinary course of business. Assuming that commercially reasonable efforts are made to collect such accounts receivable and notes receivable, all accounts receivable and notes receivable reflected on the Financial Statements (other than the PSD Entities' intercompany notes receivable) are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of doubtful accounts similarly recorded. Any prepayments of revenue or deposits received by any PSD Entity have been recorded in the Financial Statements as subscriber deposits or unearned income.

         Section 3.24 Bank Accounts; Powers of Attorney. Schedule 3.24 contains a correct and complete list of all (i) accounts or deposits of any PSD Entity with banks or other financial institutions, (ii) safe deposit boxes of any PSD Entity, (iii) persons authorized to sign or otherwise act with respect thereto as of the date hereof, and (iv) powers of attorney for each PSD Entity.

         Section 3.25 Employees, Officers and Directors. Schedule 3.25 lists the names and positions of each of the officers, directors and employees of each PSD Entity, and the hourly wage or salary information for such employees previously delivered to CCI is accurate in all material respects as of the date hereof.

     Section 3.26 Employee Benefits. (a) List of Benefit Plans. All of the PSD Entities' Benefit Plans are listed and described in Schedule 3.26 to this Agreement and complete and accurate copies of (including any amendments to) any such written Benefit Plans (or related insurance policies) have been furnished to CCI, along with copies of any employee handbooks or similar documents describing such Benefit Plans. Any unwritten Benefit Plans also are listed in
Schedule 3.26, and complete descriptions thereof have been furnished to CCI. Except as disclosed in Schedule 3.26, no PSD Entity is a party to or has in effect or to become effective after the date hereof any plan arrangement that will become a Benefit Plan (including, but not limited to, any bonus, cash or deferred compensation, severance, medical, pension, profit sharing or thrift, stock option, employee stock ownership, life or group insurance, death benefit, vacation, sick leave, disability or trust agreement or arrangement), or any amendment to a Benefit Plan.

                  (b) Reporting. The PSD Entities have furnished to CCI the Forms 5500 filed for each of the Benefit Plans (including all attachments and schedules), actuarial reports, summaries of material modifications, summary annual reports, and any other employer notices (including governmental filings and descriptions of material changes to Benefit Plans relating to the PSD Entities' Benefit Plans for the last three plan years, and the current summary plan descriptions).

                  (c) Compliance. Each Benefit Plan has been administered in compliance in all material respects with its own terms and in material compliance with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and any other applicable Legal Requirements. Further, any elective deferrals made by employees of the Business towards the cost of any Benefit Plan that was a welfare plan or arrangement were made pursuant to a cafeteria plan that satisfied the requirements of Section 125 of the Code with respect to such employees.

                  (d) Multiemployer Plans. No PSD Entity nor any Affiliate of any PSD Entity is contributing to, is required to contribute to, or has contributed within the last six years to, any Multiemployer Plan, and no PSD Entity nor any Affiliate of any PSD Entity has incurred within the last six years, or reasonably expects to incur, any "withdrawal liability," as defined under Section 4201 et seq. of ERISA.

                  (e) Plan Requirements. At all times on or prior to the Closing, each Benefit Plan, to the extent such Benefit Plan is intended to be tax-qualified, satisfies in all material respects all minimum coverage, minimum participation and non-discrimination requirements, if any, imposed on such Benefit Plan by the applicable terms of the Code and ERISA. To the extent any Benefit Plan is structured as a multiple employer plan, such Benefit Plan and the portion of such plan that covers the employees of the Business, at all times on or prior to the Closing, satisfies all such coverage, participation and non-discrimination requirements imposed thereon under applicable Legal Requirements.

                  (f) Audits. No PSD Entity has knowledge of the existence of any governmental inspection, investigation, audit or examination of any Benefit Plan or of any facts that would lead them to believe that any such governmental inspection, investigation, audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any Benefit Plan pending or, to PSD's knowledge, threatened against any of such plan or arrangement.

                  (g) Retiree Coverage. Except as described in Schedule 3.26, no PSD Entity nor any Affiliate of any PSD Entity sponsors, maintains or contributes to any Benefit Plan that provides medical or death benefit coverage to former employees of the PSD Entities, except to the extent required by
Section 4980B of the Code. Schedule 3.26 lists each former employee of the Business eligible for a benefit, if any, described in the preceding sentence.

                  (h) Qualification Standards. Except as described in Schedule 3.26, with respect to each Benefit Plan: (i) each Benefit Plan that is intended to be tax-qualified, and each amendment thereto, is the subject of a favorable determination letter, and no plan amendment that is not the subject of a favorable determination letter would affect the validity of a Benefit Plan's letter; (ii) no condition or event exists or is expected to occur that could subject, directly or indirectly, any PSD Entity or any Affiliate of any PSD Entity to any material liability, contingent or otherwise, or the imposition of any lien on the assets of any PSD Entity or any Affiliate of any PSD Entity under the Code or Title IV of ERISA, whether to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, or any other Person; (iii) no Benefit Plan ever has incurred an "accumulated funding deficiency," as such term is defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and otherwise always has fully met the funding standards required under Title I of ERISA and Section 412 of the Code; (iv) no "reportable event," as that term is defined in Section 4043(b)(1) through (8) of ERISA and, to PSD's knowledge, Section 4043(b)(9) of ERISA, ever has occurred with respect to any Benefit Plan and no reportable event requires prior notice; (v) there are no unfunded liabilities with respect to any Benefit Plan, i.e., the actuarial present value of all "benefit liabilities" (determined within the meaning of Section 401(a)(2) of the Code) under such Benefit Plan, whether or not vested, does not exceed the current value of the assets of such Benefit Plan; (vi) no prohibited transaction, within the definition of Section 4975 of the Code or Title 1, Part 4 of ERISA, has occurred that would subject any PSD Entity or CCI to any liability; and (vii) all contributions, premiums or payments accrued, in whole or in part, under each Benefit Plan or with respect thereto as of the Closing will be paid by the PSD Entities, on or prior to Closing or, if later, within the time period permitted by ERISA and the Code.

                  (i) COBRA. With respect to the Business, Schedule 3.26 contains a complete and accurate list of all qualified beneficiaries, as defined under Section 4980B(g)(1) of the Code, as of the date hereof (including qualified beneficiaries who are in the election period for continuation coverage but who have not yet elected continuation coverage), the date of the applicable qualifying event and the nature of the qualifying event relating to the duration of such coverage. There have been no failures to provide continuation coverage as required by Section 4980B(f) of the Code. PSD agrees to provide to CCI at Closing an updated list of the qualified beneficiaries with respect to the Business, as described above, effective as of the Closing.

                  (j)  Deduction  Issues.  Except as  specifically  disclosed on
Schedule 3.26 and except for the Closing Bonuses in the amounts previously disclosed to CCI prior to the date hereof in accordance with Section 2.2(a), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, stay bonuses, severance, or unemployment compensation) becoming due to any director or employee of any PSD Entity; (ii) result in the acceleration of vesting under any Benefit Plan; or (iii) materially increase any benefits otherwise payable under any Benefit Plan.

                  (k) Employee Stock Options. There are no currently outstanding stock options or other rights extended to employees, directors or independent contractors of any PSD Entity, or any Affiliate of any PSD Entity that, in their current form and without regard to the transactions contemplated by this Agreement, would grant to such Persons the ability to purchase or otherwise receive stock in any of the PSD Entities at any time.

         Section 3.27 Exchange Act; Investment Company Act. No securities of any of the PSD Entities are required to be registered under Section 12 of the Exchange Act. None of the PSD Entities is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         Section 3.28 DGCL Section 203. The board of directors of PSD has unanimously approved the transactions contemplated by this Agreement and the Voting Agreement, including the Merger, so as to render the provisions of
Section 203 of the DGCL inapplicable to the transactions contemplated by this Agreement and to CCI and Merger Sub in connection with this Agreement and the Voting Agreement. No other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Voting Agreement or any of the transactions contemplated hereby. The board of directors of PSD has directed that this Agreement be submitted to the stockholders of PSD for their approval. Immediately after the execution of this Agreement, the PSD Shareholders will approve the transactions contemplated hereby.

         Section 3.29 Investments. (a) In General. PSD does not own, directly or indirectly, of record or beneficially, or have the right or obligation to acquire, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity, except for PVI's ownership of the PVI Non-CCTV Assets and except for the interests described below (collectively, the "Investment Interests"): (i) CTEL owns a 35% interest in TNLLC, a local common local exchange carrier; (ii) CCTV owns a minority interest in MTS-CP, L.P. which owns an equity interest in CablePlus, a private cable and telephony operator; (iii) CCTV, pursuant to an oral agreement as of the date hereof, owns a 33 1/3% interest in Las Vegas News Channel, L.L.C. (a/k/a Las Vegas One), a local news channel in the development stage; and (iv) PSD, pursuant to an oral understanding, has the right to acquire a 20% interest in Las Vegas CitySearch, an as yet unorganized local Internet directory web site in the development stage.

                  (b) Ownership and Transfer of the Investment Interests. Such Investment Interests are owned free and clear of any Lien, other than Permitted Liens and Liens arising (i) pursuant to the constituent documents of such entities in which the PSD Entities own such Investment Interests and (ii) the other agreements relating thereto listed on Schedule 3.6(a). Except for this Agreement and those agreements listed on Schedule 3.6(a) and relating to such Investment Interests, no PSD Entity is a party to or is bound by any agreement, arrangement, option, warrant, call, right or commitment of any character, whether absolute or contingent, relating to the issuance, sale, purchase or redemption of all or any portion of the respective PSD Entity's rights to an ownership interest in the Investment Interests. After the consummation of the Merger, the respective PSD Entities will continue to own good and valid title to the Investment Interests, free and clear of any and all Liens, other than Permitted Liens and Liens arising (i) pursuant to the constituent documents of such entities in which the PSD Entities own such Investment Interests and (ii) the other agreements relating thereto listed on Schedule 3.6(a).

                  (c) Organization. TNLLC is a Delaware limited liability company, MTS-CP, L.P. is a Delaware limited partnership, and Las Vegas News Channel, L.L.C. is a Delaware limited liability company. Complete and correct copies of the organizational documents of TNLLC, MTS-CP, L.P. and Las Vegas News Channel, L.L.C., all as amended to date, have been delivered to CCI.

                  (d) Financial Statements. Attached as Schedule 3.29 are correct and complete copies of the audited financial statements of TNLLC, including its balance sheet, profit and loss statement and statement of cash flows, at December 31, 1997 and for the fiscal year then ended. To PSD's knowledge, such audited financial statements are not inaccurate in any material respect and no material adverse change has occurred in TNLLC's financial condition since the date of such audited financial statements.

                  (e) Additional Contributions. Except as set forth on Schedule 3.29, no PSD Entity is party to any agreement or understanding pursuant to which such PSD Entity is required to make any further investment in the entities in which the PSD Entities own such Investment Interests or to make any additional contributions to such entities in connection with PSD's ownership of the Investment Interests.

         Section 3.30 No Omissions. Except as set forth or referred to in this Agreement or in the Schedules hereto, to PSD's knowledge, there exists no present condition or state of facts or circumstances that has a Material Adverse Effect or that would prevent any of the PSD Entities from conducting its business after the Merger in all material respects in the same manner in which it has heretofore been conducted.

         Section 3.31 Tax Opinion. PSD has been advised by its tax counsel that, if the Merger were to be effected on the date of this Agreement, in accordance with the terms of this Agreement, such tax counsel would render the opinion described in Section 8.7.

                                  ARTICLE FOUR

            REPRESENTATIONS AND WARRANTIES OF GREENSPUN SHAREHOLDERS

         Section 4.1 In General. Each Greenspun Shareholder jointly and severally (subject to the limitations on the indemnification and other obligations set forth in Article Twelve with respect to such representations and warranties) makes the representations and warranties set forth below in this Article Four to CCI and Merger Sub to induce CCI and Merger Sub to enter into this Agreement.

         Section 4.2 Organization and Authority. Each Greenspun Shareholder is an entity duly formed, validly existing and in good standing under the laws of the state of its organization, and each Greenspun Shareholder has all requisite power and authority to execute and deliver this Agreement and all of the other agreements, documents, instruments and certificates contemplated by, and executed and delivered by it pursuant to, this Agreement (its "Related Agreements") and perform its obligations under this Agreement and its Related Agreements. The execution, delivery and performance by each Greenspun Shareholder of this Agreement and its Related Agreements has been duly authorized by such Greenspun Shareholder and this Agreement and the Voting Agreement are, and each of its other Related Agreements will be when delivered, a valid and binding agreement of such Greenspun Shareholder, enforceable against such Greenspun Shareholder in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditor's rights and remedies and general principles of equity, including limitations on the availability of the remedy of specific performance or injunctive relief regardless of whether specific performance or injunctive relief is sought in a proceeding at law or in equity.

         Section 4.3 Securities Representations. Each of the Greenspun Shareholders has received and reviewed a copy of CCI's Form 10-K for the fiscal year ended December 31, 1997. Each Greenspun Shareholder either (i) is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act; or (ii) has appointed a "purchaser representative" within the meaning of Rule 501(h) of Regulation D under the Securities Act. Each Greenspun Shareholder which is not an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, either alone or with its purchaser representative, has such knowledge and experience in business and financial matters and such knowledge concerning the business, operations and financial condition of PSD and of CCI that such Greenspun Shareholder (A) is capable of evaluating the merits and risks of any investment in the shares of CCI Class A Common Stock and CCI Preferred Stock and (B) fully understands the nature, scope, and duration and limitations on transfer contained herein and under applicable law. Each Greenspun Shareholder, or such Greenspun Shareholder's purchaser representative, has had an adequate opportunity to ask questions and receive answers (and has asked such questions and received answers to his satisfaction) from the officers of CCI concerning the business, operations and financial condition of CCI. Each Greenspun Shareholder can bear the economic risk of an investment in the shares of CCI Class A Common Stock and CCI Preferred Stock and can afford a complete loss of such investment. Except as required by applicable law, such Greenspun Shareholder has no contract, undertaking, agreement or arrangement, written or oral, with any other person to sell, transfer or grant participation in any shares of CCI Class A Common Stock or CCI Preferred Stock to be acquired by such Greenspun Shareholder in the Merger.

         Section 4.4 Tax Opinion. The Greenspun Shareholders have been advised by their tax counsel that, if the Merger were to be effected on the date of this Agreement, in accordance with the terms of this Agreement, such tax counsel would render the opinion described in Section 8.7.

                                  ARTICLE FIVE

              REPRESENTATIONS AND WARRANTIES OF CCI AND MERGER SUB

         Section 5.1 In General. CCI and Merger Sub (subject to the limitations on the indemnification and other obligations set forth in Article Twelve with respect to such representations and warranties) each makes the following representations and warranties set forth below in this Article Five to PSD and the Greenspun Shareholders to induce PSD and the Greenspun Shareholders to enter into this Agreement.

         Section 5.2 Organization and Authority. CCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is, or will be as of Closing, qualified to transact business and in good standing as a foreign corporation in the State of Nevada. CCI and Merger Sub have all requisite power and authority to own and operate their respective properties and to carry on their respective businesses as now conducted. Each of CCI and Merger Sub has all requisite power and authority to execute and deliver this Agreement and all other of its agreements, documents, instruments and certificates contemplated by, and executed and delivered by it pursuant to, this Agreement (its "Related Agreements") and perform its obligations under this Agreement and its Related Agreements. The execution, delivery and performance by each of CCI and Merger Sub of this Agreement and its Related Agreements has been duly authorized by each of CCI and Merger Sub and this Agreement is, and at the Closing its Related Agreements will be, a valid and binding agreement of each of CCI and Merger Sub enforceable against each of CCI and Merger Sub in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies and general principles of equity, including, any limitations on the availability of the remedy of specific performance or injunctive relief regardless of whether specific performance or injunctive relief is sought in a proceeding at law or in equity. Complete and correct copies of each of CCI's and Merger Sub's Articles or Certificate of Incorporation and Bylaws, all as amended to date, have been delivered to PSD and the Greenspun Shareholders. Neither CCI nor Merger Sub, nor any of their respective Subsidiaries, was an "interested stockholder" of PSD, as defined for purposes of Section 203 of the DGCL, immediately prior to the approval of the transactions contemplated by this Agreement and the Voting Agreement by the board of directors of PSD.

         Section 5.3 No Conflicts or Breach. Provided the consents, approvals and filings described in Schedule 5.3 (the "CCI Required Consents and Filings") are obtained and made at or prior to Closing (which CCI Required Consents and Filings shall not be conditions to CCI's or Merger Sub's obligations to close under this Agreement), and all waiting periods required under the HSR Act have expired or otherwise terminated prior to Closing, each of CCI's and Merger Sub's execution, delivery and performance of this Agreement and its Related Agreements do not and will not constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors or creditors, or (i) conflict in a material respect with, or result in a material breach of, (ii) constitute a material default by CCI or Merger Sub under, (iii) give any third party the right to accelerate any obligation under or exercise a right of first refusal with respect to, (iv) result in the termination, suspension, modification, impairment or violation of, or (v) result in the creation of any Lien upon:

                           (A) the respective certificate of incorporation and bylaws of either CCI or Merger Sub;

                           (B) any Legal Requirement, judgment or order to which either CCI or Merger Sub or any of their respective assets or business are subject;

                           (C) any lease, contract, agreement, instrument, franchise, license or permit to which either CCI or Merger Sub is a party or by which, or to which either CCI or Merger Sub, their respective assets or business are bound or subject; or

                           (D)      either CCI's or Merger Sub's assets;

except for such conflicts, breaches, defaults, accelerations, exercises, or violations that do not have a CCI Material Adverse Effect or prevent or materially delay the performance of this Agreement by CCI or Merger Sub.

         Section 5.4 Litigation. Except as is disclosed in the CCI SEC Reports filed prior to the date hereof and except for proceedings affecting the cable television, broadband distribution or programming industries generally, there are no lawsuits or legal proceedings pending, or to CCI's knowledge threatened, against CCI or any of its Subsidiaries which could materially and adversely affect the ability of CCI to perform its obligations under this Agreement, nor are there any judgments or orders outstanding against CCI or any of its Subsidiaries that could have such effect.

         Section 5.5 Finders and Brokers. CCI has not entered into any contract, arrangement or understanding with any Person which will result in the obligation of any PSD Shareholder or any PSD Entity to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement and the Related Agreements or the consummation of the transactions contemplated hereby or thereby, and, except for the Broker Agreements, CCI is not aware of any claims or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transaction hereby.

         Section 5.6 Capital Stock. (a) CCI. The authorized capital stock of CCI is as set forth on Schedule 5.6. All of the outstanding shares of capital stock of CCI are duly authorized, validly issued, fully paid and nonassessable. As of the close of business on March 31, 1998, the number of shares of capital stock of CCI issued and outstanding and the number of shares held in the treasury of CCI are as set forth on Schedule 5.6. Except as disclosed in the CCI SEC Reports, all outstanding shares of capital stock of the Significant Subsidiaries (as defined for purposes of Regulations S-X under the Exchange Act) of CCI are owned by CCI or a direct or indirect wholly-owned Subsidiary of CCI, free and clear of all liens, charges, encumbrances, claims and options of any nature. As of the close of business on March 31, 1998, there were outstanding options to acquire no more than the number of shares of CCI capital stock set forth on
Schedule 5.6.

                  (b) Merger Sub. The authorized capital stock of Merger Sub is as set forth on Schedule 5.6. All of the outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, the number of shares of capital stock of Merger Sub issued and outstanding and the number of shares held in the treasury of Merger Sub are as set forth on Schedule 5.6. As of the date of this Agreement, there were no outstanding options to acquire shares of capital stock of Merger Sub.

         Section 5.7 Transaction Shares. The shares of CCI Class A Common Stock and CCI Preferred Stock to be issued pursuant to Article Two will, when issued, be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens; provided, however, that such shares of CCI Class A Common Stock and CCI Preferred Stock shall be subject to Permitted Stock Restrictions.

     Section 5.8 Reports and Financial Statements. (a) CCI has filed all reports (including proxy statements) and registration statements required to be filed with the SEC since January 1, 1996 (collectively, the "CCI SEC Reports"). CCI has previously furnished or made available to PSD true and complete copies of all CCI SEC Reports filed prior to the date hereof. None of the CCI SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the CCI SEC Reports presents fairly, in all material respects, the consolidated financial position of CCI and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included in the CCI SEC Reports present fairly, in all material respects, the results of operations and the changes in financial positions of CCI and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments, none of which, to CCI's knowledge, will be material. All of the CCI SEC Reports, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the applicable rules and regulations thereunder.

                  (b) Except (i) as and to the extent disclosed or reserved against on the balance sheet of CCI as of December 31, 1997 included in the CCI SEC Reports, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, CCI does not have any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would have a CCI Material Adverse Effect.

                  (c) During the period since December 31, 1997, except as disclosed in the CCI SEC Reports filed prior to March 28, 1998, there has not been, and nothing has occurred that has had, a CCI Material Adverse Effect.

         Section 5.9 Reorganization. (a) Neither CCI nor Merger Sub will take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, and CCI and Merger Sub will report the Merger for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                  (b) Immediately prior to the Merger, CCI will be in control of Merger Sub, within the meaning of Section 368(c) of the Code.

                  (c) Following the Merger, CCI will cause the Surviving Corporation to continue the historic business of PSD or use a significant portion of PSD's business assets in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d).

                  (d) CCI has no present plan or intention, following the Merger, to liquidate the Surviving Corporation or merge the Surviving Corporation with or into another corporation, or to sell, transfer or otherwise dispose of the stock of the Surviving Corporation or the assets of the Surviving Corporation except for dispositions made in the ordinary course of business and transfers described in Section 368(a)(2)(C) of the Code.

                  (e) Neither CCI nor Merger Sub is an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

                  (f) Following the Merger, the Surviving Corporation will not issue additional shares of its stock that would result in CCI losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code.

                  (g) CCI has no present plan or intention to reacquire or cause any Person related (as defined in Treasury Regulations Section 1.368-1(e)(3)) to CCI to acquire any of the CCI Class A Common Stock or CCI Preferred Stock issued to the holders of PSD Class A Common Stock or PSD Class B Common Stock pursuant to the Merger.

         Section 5.10 Tax Opinion. CCI has been advised by its tax counsel that, if the Merger were to be effected on the date of this Agreement, in accordance with the terms of this Agreement, such tax counsel would render the opinion described in Section 7.8.

                                   ARTICLE SIX

                      COVENANTS AND CONDUCT OF BUSINESS AND
                          TRANSACTIONS PRIOR TO CLOSING

         Section 6.1 Covenants of CCI. (a) CCI's Negative Covenants. From the date hereof through the Closing, without the prior written consent of PSD, which consent shall not be unreasonably withheld or delayed, unless otherwise required or permitted by any other provision of this Agreement or any Related Agreement, CCI shall not take any action that would cause the representations and warranties made by CCI in this Agreement not to be true, correct and accurate, in all material respects (determined as provided in Section 8.4), as of the Closing.

                  (b) Receipt of Consents. Prior to the date of Closing, CCI shall seek, obtain and make all the CCI Required Consents and Filings described in Schedule 5.3.

                  (c) Access to Information. Subsequent to the Closing, CCI shall, upon reasonable prior notice and without undue interruption to the operation of the Business, permit the authorized representatives of the Greenspun Shareholders and the Manager to have reasonable access during normal business hours to those of the properties, records and documents of CCI, Surviving Corporation or the PSD Entities relating to any of the PSD Entities, the Operating Assets and the Business which are necessary for the purposes of preparing Tax Returns required to be filed by or on behalf of the Greenspun Shareholders, the Manager or any PSD Shareholder, or defending claims asserted against any of them with respect to any of the PSD Entities, the Operating Assets and the Business or this Agreement, or as otherwise required by law; provided, however, that in no event shall CCI be obligated to comply with any of the foregoing if such compliance will give the Greenspun Shareholders and the Manager access to any information which CCI or the PSD Entities, or any of their Affiliates, is required by contract or otherwise to keep confidential. CCI agrees that with respect to such confidential information, CCI shall, upon the specific request of the Greenspun Shareholders and the Manager, use reasonable commercial efforts to seek the consent of such Persons as may be necessary to permit the Greenspun Shareholders and the Manager access to such information without violating the confidential nature thereof.

         Section 6.2 Covenants of PSD. (a) PSD's Negative Covenants. From the date hereof through the Closing, without the prior written consent of CCI (which will not be unreasonably withheld or delayed), except for such rate increases as CCTV may implement under applicable Legal Requirements and except as set forth on Schedule 6.2 or unless otherwise required or permitted by any other provision of this Agreement or any Related Agreement, PSD shall not, and shall cause the other PSD Entities not to (i) take any action which would cause the representations and warranties made by PSD in this Agreement not to be true, correct and accurate, in all material respects (determined as provided in
Section 7.4), as of the Closing; provided, however, that the PSD Entities shall be entitled, in the ordinary course of business, to enter into or obtain new contracts, agreements, commitments, understandings, licenses, franchises, certificates of public convenience and necessity, permits, authorizations, ordinances or registrations, or renew any such contract, agreement, commitment, understanding, license, franchise, certificate of public convenience or necessity, permit, authorization, ordinance or registration, that, in such cases
(A) directly relates to capital expenditures to be made by the PSD Entities in accordance with Section 6.12 of this Agreement or in connection with CCTV's Cable System upgrade or otherwise, in each case substantially consistent with past practices, and including, without limitation, entering into joint trench agreements and other agreements for new plant expansion, or (B) involves payments by CCI, the Surviving Corporation or any of their Affiliates after the Closing not in excess of $100,000 individually, or (C) can be terminated without liability to CCI, the Surviving Corporation or any of their Affiliates on not less than 30 days' notice after the Closing; (ii) modify in any material respect, terminate, renew for a period extending past the Termination Date, suspend or abrogate any material System Contract or Non-System Contract; (iii)
(A) terminate any Franchise or material System Right or (B) modify in any material respect, renew for a period extending past the Termination Date, suspend or abrogate any Franchise or material System Right; (iv) engage in any marketing, subscriber installation or collection practices that are inconsistent in any material respect with such practices of CCTV or HN, as the case may be, for the periods covered by the Financial Statements; (v) dispose of any Operating Assets, except for sales of non-material assets in the ordinary course of business and consistent with past practices (including practices during the periods covered by the Financial Statements); (vi) grant or agree to grant any increase in the rates of salaries or compensation payable to employees of the Business (other than the Closing Bonuses as previously disclosed to CCI in accordance with Section 2.2(a) and other than as required by law and regularly scheduled bonuses and increases in the ordinary course of business); (vii) issue any additional equity securities of any PSD Entity, or any option or other instrument exchangeable for or convertible into any such equity security; (viii) make any change in any of the accounts or deposits, safe deposit boxes or persons authorized to sign with respect thereto set forth on Schedule 3.24; or
(ix) establish or adopt any new Benefit Plan (other than as required by law).

                  (b) PSD's Affirmative Covenants. From the date hereof through the Closing, unless otherwise required or permitted by any other provision of this Agreement or any Related Agreement, PSD shall and shall cause the other PSD Entities to (i) in all material respects operate the Business in the ordinary course of business; (ii) use reasonable efforts to preserve the goodwill and business of the subscribers, customers, advertisers, employees, suppliers and others having business relations with the Business; (iii) continue to construct franchise required line extensions and otherwise construct and maintain cable plant for the Cable System in the ordinary course of business consistent with past practices; and deliver to CCI a copy of CCTV's and HN's monthly capital expenditures reports; (iv) subject to matters, such as a casualty, over which the PSD Entities have no control, maintain in all material respects the Operating Assets in good operating condition (normal wear and tear excepted);
(v) maintain or enhance all bonds and casualty and liability insurance relating to the Business as in effect on the date of this Agreement; (vi) keep all of the PSD Entities' business books, records and files in the ordinary course of business in accordance with past practices, and pay, in the ordinary course of business consistent with past practices, all of the PSD Entities' accounts payable and other debts, liabilities and obligations, other than amounts disputed in good faith; (vii) continue to implement CCTV's procedures for disconnection and discontinuance of service of subscribers whose accounts are delinquent in accordance with those in effect on the date hereof; (viii) maintain inventories of equipment, cable and supplies at a level substantially consistent with the level of inventory maintained by CCTV and HN, as the case may be, during the 12 months preceding the date hereof, except that the quantity of inventory related to the Cable System upgrade will be reduced due to the construction upgrade as the upgrade progresses towards completion; (ix) report and write off accounts receivable in the ordinary course of business in accordance with past practices;
(x) withhold and pay when due all Taxes, and file on a timely basis all Tax Returns, relating to the PSD Entities; (xi) subject to matters over which the PSD Entities have no control, maintain CCTV's and HN's service quality in all material respects at a level at least consistent with past practices; (xii) file with the FCC all material reports required to be filed under applicable FCC rules and regulations, and otherwise comply in all material respects with all Legal Requirements; (xiii) promptly deliver to CCI as they are available true and complete copies of CCTV's and HN's monthly unaudited operating statements and monthly subscriber or customer reports; (xiv) promptly notify CCI if CCTV is unable to obtain equipment necessary to enable CCTV to meet the Closing condition schedule for plant upgrade set forth in Section 7.12 and (xv) promptly notify CCI of any circumstance, event or action by any PSD Entity or otherwise
(A) which, if known as of the date hereof, would have been required to be disclosed by PSD in or pursuant to this Agreement, or (B) the existence, occurrence or taking of which would result in any of the representations and warranties of PSD in this Agreement (i) if specifically qualified by materiality, not being true and complete as so qualified, and (ii) if not qualified by materiality, not being true and correct in all material respects, in each case when made or at the Closing.

         Section 6.3 Compliance with HSR Act and Rules. CCI, PSD and the Greenspun Shareholders shall within 30 days after the date hereof file or cause to be filed all necessary Notification and Report Forms (the "HSR Reports") mandated by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as currently in effect (the "HSR Act"), and the rules and regulations promulgated thereunder (the "HSR Rules"), to be filed by them, or by any other Person as a result of the transactions contemplated by this Agreement and coordinate the filing of such HSR Reports (and exchanging relevant portions of drafts thereof) so as to present all HSR Reports to the FTC and the DOJ at the time selected by the mutual agreement of PSD and CCI, and to avoid substantial errors or inconsistencies in the description of the transaction. CCI shall pay all fees payable by the "acquiring person" in connection with the filing of the HSR Reports. The parties shall use commercially reasonable efforts to respond, or to cause such other Persons to respond, as promptly as reasonably practicable to any inquiries received from the FTC or the Antitrust Division of the DOJ for additional information or documentation and to respond, or to cause such other Persons to respond, as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. The parties shall use their respective commercially reasonable efforts to overcome any objections that may be raised by the FTC or the Antitrust Division of the DOJ or any other Governmental Authority having jurisdiction over antitrust matters. Notwithstanding anything to the contrary in this Agreement, neither CCI nor PSD shall be required to agree to any prohibition, limitation or other requirements that would (i) prohibit or limit the ownership or operation by such Person or any of its Affiliates of any portion of the business or assets of such Person or any of its Affiliates, or compel such Person or any of its Affiliates to dispose of or hold separate any portion of the business or assets of such Person or any of its Affiliates, or (ii) prohibit such Person or any of its Affiliates from effectively controlling in any material respect the business or operations of such Person or any of its Affiliates.

         Section 6.4 Risk of Loss. The risk of any loss or damage to the Operating Assets resulting from fire, theft or any other casualty (except reasonable wear and tear) shall be borne by the PSD Entities at all times prior to Closing. In the event of any material loss or damage to any portion of the Operating Assets prior to Closing, PSD shall promptly notify CCI of same in writing. Such notice shall specify with particularity the loss or damage incurred, the cause thereof, if known or reasonably ascertainable, and the insurance coverage related thereto. In the event that in CCI's and PSD's joint reasonable estimation any such loss or damage shall occur but not exceed $5,000,000 in the aggregate as to all the Operating Assets so affected, and such affected Operating Assets shall not have been replaced with Operating Assets of reasonably comparable quality and specification reasonably satisfactory to CCI prior to Closing, or replaced or restored in all material respects to their condition preceding such loss or damage reasonably satisfactory to CCI prior to Closing, the Merger Consideration shall be reduced by an amount equal to the difference between (i) the amount of all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage, and (ii) CCI's and PSD's joint reasonable estimate of the full replacement cost of all such damaged or lost Operating Assets, provided the amount in clause (ii) is greater than the amount in clause (i). In the event that, in CCI's and PSD's joint reasonable estimation, any such loss or damage shall occur and exceed $5,000,000 in the aggregate as to all of the Operating Assets affected by any casualty, and prior to Closing such affected Operating Assets shall not have been replaced with assets of comparable quality and specification reasonably satisfactory to CCI, or replaced or restored in all material respects to their condition preceding such loss or damage reasonably satisfactory to CCI, then CCI may, at its option, elect either to: (x) terminate this Agreement effective upon giving written notice thereof to PSD, in which case neither PSD nor CCI shall have any liability or obligation to the other, except for that arising from a breach or default under this Agreement as provided in Section 10(b) and except that Articles Ten, Eleven and Thirteen shall continue in full force and effect; or (y) consummate the transactions contemplated hereby without such replacement or restoration of the assets having been performed, subject to an adjustment to the Merger Consideration paid at Closing equal to $5,000,000; provided, that the foregoing notwithstanding, in the event that CCI delivers to PSD a termination notice as set forth above, PSD shall be entitled by delivery of written notice to CCI within five Business Days of PSD's receipt of such termination notice, to agree to replace such affected Operating Assets with Operating Assets of reasonably comparable quality and specification reasonably satisfactory to CCI prior to Closing, or to replace or restore such affected Operating Assets in all material respects to their condition preceding such loss or damage reasonably satisfactory to CCI prior to Closing, or to reduce the Merger Consideration by an amount equal to the difference between (A) the amount of all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage, and (B) CCI's and PSD's joint reasonable estimate of the full replacement cost of all such damaged or lost Operating Assets, provided the amount in clause (B) is greater than the amount in clause
(A), in which event the Merger Agreement will not be terminated. In the event that PSD and CCI are unable to agree as to the amount of any such loss or damage or the full replacement cost of any damaged or lost Operating Assets (in any event, a "Loss Determination") (whether for purposes of determining an adjustment to the Merger Consideration or for determining whether or not CCI has the right to terminate this Agreement) within 30 days after the initiation of discussions by one of the parties regarding such Loss Determination, then CCI and PSD shall jointly engage Price Waterhouse LLP (the "Accountants") or such other unaffiliated third party advisor which has experience in evaluating issues related to the cable television business as CCI and PSD shall mutually select if the Accountants are unwilling to accept such engagement to make the Loss Determination, which shall be final and conclusive and binding on CCI and PSD. The fees and expenses of the Accountants (or such other third party advisor) shall be borne one-half by CCI and one-half by PSD.

         Section 6.5 Use of Names and Logos. (i) For a period of 90 days after the Closing, CCI shall be entitled to use the "Prime" or "Prime Cable" trademarks, trade names, service marks, service names, logos and similar proprietary rights, and (ii) for a period of 180 days after the Closing, CCI shall be entitled to use the "ExpressNet" trademark, trade name, service mark, service name, logo and similar property rights, in each case of the Manager and its Affiliates to the extent incorporated in or on the Operating Assets or, in the case of "ExpressNet," used to identify a service in the customer billing statements; provided, that CCI shall exercise reasonable commercial efforts to remove all such names, marks, logos and similar proprietary rights from the Operating Assets as soon as reasonably practicable following the Closing. Notwithstanding the foregoing, CCI will not be required to remove or discontinue using any such names, marks, logos or similar proprietary marks that are affixed to converters, modems or other similar items in customer homes or properties making such removal or discontinuation impracticable for CCI.

         Section 6.6 No Solicitation. The PSD Entities shall not, and shall use reasonable efforts to cause their respective officers, employees, agents, advisors and representatives (including, without limitation, any investment banker, attorney or accountant retained by the PSD Entities) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to any Alternative Transaction, engage in any negotiations concerning, or provide any other Person any information or data relating to the Business for the purposes of, or have any discussions with any Person relating to, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any effort or attempt by any other Person to seek or effect an Alternative Transaction. Each PSD Entity shall, and shall use reasonable efforts to cause its respective officers, employees, agents, advisors and representatives to, terminate all discussions or negotiations with any Person with respect to any Alternative Transaction. Each PSD Entity shall notify CCI immediately of any proposal with respect to an Alternative Transaction (or inquiries with respect thereto) that are received by, or any negotiations or discussions with respect thereto of which it is aware that are sought to be initiated with, any PSD Entity or any of its Affiliates, will advise CCI of the identity of any Person making any such proposal with respect to an Alternative Transaction and of the terms thereof, and shall keep CCI apprised with respect to all matters relating thereto.

         Section 6.7 Consents. (a) Receipt of Consents. From the date hereof through the Closing, PSD shall cause the PSD Entities to use reasonable commercial efforts to seek, obtain and make all the PSD Consents described in
Schedule 3.3 and shall cause the PSD Entities to use reasonable commercial efforts to assist CCI to seek, obtain and make all the CCI Required Consents and Filings described in Schedule 5.3. If, notwithstanding its commercially reasonable efforts, PSD is unable to obtain such PSD Consents, PSD shall not be liable to CCI for any breach of covenant with respect to any such PSD Consent not obtained. From the date hereof through the Closing, CCI shall use reasonable commercial efforts to assist PSD to seek, obtain and make all the PSD Consents described in Schedule 3.3. Nothing herein shall require the expenditure or payment of any funds (other than in respect of normal and usual attorneys fees, filing fees, or other normal costs of doing business, including without limitation, payment of consultants' or attorneys' fees as required by any
Franchising Authority) or the giving of any other consideration by any PSD Entity (except as may be required to cure any default by such PSD Entity) or CCI in order to obtain any PSD Consent; provided, however, that all reasonable fees or out-of-pocket costs (for example, application and processing fees and consultants' or attorneys' fees of Franchising Authorities) imposed by Franchising Authorities or other Persons upon any PSD Entity or CCI in connection with obtaining the PSD Consents therefrom shall be borne equally by CCI, on the one hand, and PSD, on the other hand, except for any fees or costs as may be required to cure any default by any PSD Entity in connection with obtaining the PSD Consents, which shall be borne solely by PSD. Notwithstanding anything to the contrary in this Agreement, neither CCI nor PSD shall be required in connection with obtaining the PSD Consents to agree to any prohibition, limitation or other requirement that would (i) prohibit or limit the ownership or operation by such Person or any of its Affiliates of any portion of the business or assets of such Person or any of its Affiliates, or compel such Person or any of its Affiliates to dispose of or hold separate any portion of the business or assets of such Person or any of its Affiliates, or
(ii) prohibit such Person or any of its Affiliates from effectively controlling in any material respect the business or operations of such Person or any of its Affiliates.

                  (b) CCI  Cooperation.  CCI shall cooperate with and assist PSD in all commercially reasonable respects in obtaining any necessary PSD Consents, but, except as described in Section 6.7(d), CCI shall not be required to accept any changes in, or the imposition of any adverse condition to, any Franchise. CCI shall not, without the prior consent of PSD (which shall not be unreasonably withheld or delayed), (i) contact any Person or Franchising Authority with respect to the PSD Consents or transfers, renewals or extensions of Franchises, System Rights, material System Contracts or material Non-System Contracts, or
(ii) seek any amendments or modifications to the Franchises, System Rights, material System Contracts or material Non-System Contracts which could reasonably be expected to delay or prevent obtaining the PSD Consents.

                  (c) CCI Information. CCI shall promptly furnish to any Franchising Authority or other Person from whom a PSD Consent is required such accurate and complete information regarding CCI, including financial information concerning CCI and other information relating to the cable and other media operations of CCI (other than information which CCI reasonably deems to be proprietary), as the Franchising Authority or other Person may reasonably and lawfully require, and CCI shall promptly furnish to PSD a copy of any such information provided. If requested by PSD, CCI agrees to be represented, at CCI's expense, at any such meetings or hearings as may be scheduled to consider any application or request for any of the PSD Consents to be sought or made by PSD.

                  (d) Franchise Renewals and Extensions. (i) From the date hereof through Closing, PSD shall cause all requests for renewal under Section 626(a) of the Communications Act to be filed with the proper Governmental Authority with respect to any Franchise as soon as practicable after the date which is 36 months prior to the expiration date of any such Franchise (and in no event later than 30 months prior to the expiration date thereof), provided that PSD shall consult with CCI prior to the filing of any such renewal requests.

                           (ii) CCTV (w) timely filed with the proper Governmental Authority on May 5, 1997 the request for renewal under
         Section 626(a) of the Communications Act to preserve CCTV's renewal rights under the Communications Act with respect to the Franchise for the City of Las Vegas, (x) timely filed with the proper Governmental Authority on January 16, 1998 the request for renewal under Section 626(a) of the Communications Act to preserve CCTV's renewal rights under the Communications Act with respect to the Franchise for the City of North Las Vegas, (y) has timely submitted any other required notices to the proper Governmental Authorities to preserve CCTV's renewal rights under the Communications Act with respect to all Franchises expiring within 36 months from the date of this Agreement, and (z) will timely submit the required notices to the proper Governmental Authorities with respect to such other Franchises as is required by
         Section 6.7(d)(i) above (in each case such Franchise is referred to herein as an "Expiring Franchise"). PSD shall (A) cause CCTV to use commercially reasonable efforts to have the respective Governmental Authorities approve the transfer of the Expiring Franchises to CCI without any change in (other than an extension to the franchise term of such Expiring Franchises), or imposition of any adverse condition to, the terms and provisions of such Expiring Franchises as in effect on the date of this Agreement, or (B) cause CCTV, in cooperation with CCI, to renew such Expiring Franchises for an additional term beyond their respective current expiration dates on terms and conditions not materially less favorable to the franchisee in the aggregate than terms and conditions in renewal franchises for comparable cable television systems operated by CCI and its Affiliates in the United States (the comparability analysis to include, but not be limited to, the length of the franchise term, number of subscribers, population density, demographics of the community and revenue per subscriber).

         Section 6.8 Franchise Consents Not Obtained. (a) If any PSD Consent to the change of control of one or more Franchises is not obtained prior to the Termination Date and such Franchises cover five percent (5%) or more of all Basic Subscribers, then CCI and PSD agree to negotiate in good faith for a period not to exceed 90 days from the Termination Date to enter into agreements (reasonably acceptable to PSD, CCI, the FCC and, to the extent required, other applicable Governmental Authorities) which would permit the Closing to occur hereunder within said 90 day period.

                  (b) If any PSD Consent to the change of control of a Franchise is not obtained prior to the Termination Date and such Franchise covers less than five percent (5%) of all Basic Subscribers (the "Boulder City Consent"), then CCI and PSD agree to proceed to Closing in the absence of such Consent, in which event the Merger Consideration shall be reduced by an amount equal to (i) the quotient of (A) the Merger Consideration as otherwise determined in accordance with Section 2.2, divided by (B) the total number of Basic
Subscribers of the Cable System, multiplied by (ii) the number of Basic Subscribers of the Cable System attributable to such Franchise, and such amount shall be paid by CCI, in cash and stock in the same manner as the Indemnity Escrow Deposit was funded pursuant to Section 2.7, into escrow with the Escrow Agent pursuant to an escrow agreement reasonably satisfactory to CCI, PSD and the Greenspun Shareholders. The Escrow Agent shall hold such amount in accordance with such escrow agreement for a period of 270 days, at which time CCI and the Greenspun Shareholders shall deliver a joint written notice to the Escrow Agent setting forth appropriate instructions as to distribution from escrow of such amount. CCI and the Greenspun Shareholders during such 270-day period shall use commercially reasonable efforts to obtain the Boulder City Consent. If such Boulder City Consent is not obtained prior to the end of such 270-day period, CCI and the Greenspun Shareholders shall direct the Escrow Agent to disburse the escrowed funds to CCI, and CCI and the Greenspun Shareholders shall be under no further obligation to seek such consent. If such Boulder City Consent is obtained prior to the end of such 270-day period, CCI and the Greenspun Shareholders shall direct the Escrow Agent to disburse the escrowed funds to the Greenspun Shareholders on behalf of the Greenspun Shareholders and the Minority Shareholders in accordance with the terms of such escrow agreement.

         Section 6.9 Distribution of PVI Excluded Assets. Anything in this Agreement to the contrary notwithstanding, PVI may, prior to or at the Closing, distribute to PSD and Coditel as dividends on PVI's outstanding capital stock in accordance with PVI's certificate of incorporation all of the PVI Non-CCTV Assets (as defined below) and PSD may in turn distribute all of the PVI Non-CCTV Assets which it receives from PVI to the stockholders of PSD in partial redemption of PSD's issued and outstanding shares of PSD Preferred Stock in accordance with PSD's certificate of incorporation. If such distributions and redemption have not been made prior to the Closing, and as a consequence are to be made at the Closing, such distributions and redemption shall be made and consummated immediately prior to the consummation of the Merger. The "PVI Non-CCTV Assets" shall consist of all of the assets of PVI other than the PSH Shares owned by PVI as shown on Schedule 3.2(d). All of the PVI Non-CCTV Assets are described in Schedule 6.9, and the parties agree that as of March 31, 1998 the PVI Non-CCTV Assets have the approximate values shown on Schedule 6.9.

         Section 6.10 Redemption or Repurchase of PVI Shares Owned by Coditel. Anything in this Agreement to the contrary notwithstanding, PSD shall cause PVI to use commercially reasonable efforts to redeem or repurchase for cash or PVI Non-CCTV Assets which as of March 31, 1998 have the approximate values shown in
Schedule 6.9, all PVI Shares owned by Coditel prior to Closing in accordance with PVI's certificate of incorporation, or on terms no less favorable than those provided in such certificate of incorporation, so that immediately prior to Closing, all PVI Shares shall be held by PSD.

         Section 6.11 Interim Financial Statements. PSD shall deliver to CCI (i) unaudited monthly operating statements of CCTV and of HN within 45 days after the end of each month, (ii) unaudited quarterly consolidated and consolidating financial statements for PSD within 60 days after the end of each calendar quarter (other than the calendar quarter ending December 31) and (iii) audited annual consolidated and consolidating financial statements for PSD within 120 days after the end of each calendar year (and PSD shall use commercially reasonable efforts to deliver such annual financial statements within 75 days after the end of each calendar year), for each calendar month, quarter and year ending between the date of this Agreement and the Closing Date (the "Interim Financial Statements") and any other similar regularly prepared materials that CCI may reasonably request, including without limitation month-end billing reports and month-end subscriber reports prepared by PSD or any PSD Entity in the ordinary course of its business. Except as may otherwise be noted therein, the Interim Financial Statements shall be prepared, and upon delivery of each Interim Financial Statement to CCI, PSD shall be deemed to represent and warrant to CCI that such Interim Financial Statement has been prepared, in accordance with the books and records of PSD and the other PSD Entities and in accordance with GAAP on a consistent basis throughout the periods covered thereby, except for the absence of footnotes and statements of cash flows. The Interim Financial Statements shall fairly present in all material respects, and upon delivery of each Interim Financial Statement to CCI, PSD shall be deemed to represent and warrant to CCI that such Interim Financial Statement fairly presents in all material respects, the financial condition and operating results as of the dates and for the periods indicated therein of PSD and the other PSD Entities, subject only with respect to the monthly and quarterly Interim Financial Statements to normal year-end adjustments.

         Section 6.12 Capital Expenditures. Notwithstanding anything in this Agreement to the contrary, from the date of this Agreement until Closing, PSD shall make capital expenditures, including without limitation for purposes of completing line extensions, placing conduit or cable in new developments, fulfilling installation requests, and upgrading cable plant and converters in the Business in connection with the Cable System upgrade, in such manner and in such amounts as are consistent with the business plan for the Business for 1998 and in any event in amounts averaging, on a monthly basis, at least $4,000,000 per month. From the date of this Agreement through Closing, PSD shall promptly deliver to CCI quarterly progress reports setting forth the monthly capital expenditures made with respect to the Business during such quarter.

         Section 6.13 Stockholder Approval. (a) Pursuant to the Voting Agreement, PSD Shareholders holding at least a majority of the total number of shares of PSD Class A Common Stock and PSD Class B Common Stock have agreed to execute, or cause to be executed, immediately following execution and delivery of this Agreement a written consent with respect to all shares of PSD capital stock owned by them or which they have the right to vote or consent in favor of approval and adoption of the Merger and this Agreement in the form attached hereto as Exhibit C (the "Stockholders Consent"). PSD agrees to use commercially reasonable efforts to cause each of the other PSD Shareholders, who are listed on Schedule 6.13, to execute and deliver on or before May 19, 1998 a counterpart of the Voting Agreement and the Stockholder Consent, unless extended by mutual agreement of PSD and CCI. Notwithstanding the foregoing, if CCI so requests, PSD will take all action necessary in accordance with applicable Legal Requirements and its certificate of incorporation and bylaws to convene a meeting of its stockholders to consider and vote upon the approval and adoption of this Agreement and the transactions contemplated hereby, and to submit this Agreement to the stockholders of PSD for their approval, or to solicit a further written consent, in lieu of a stockholders' meeting, of its stockholders approving and adopting this Agreement and the transactions contemplated hereby, and PSD and its board of directors shall take all lawful reasonable action to solicit, and use all reasonable efforts to obtain, such approval.

                  (b) CCI, as the sole stockholder of Merger Sub, hereby consents to the adoption of this Agreement by Merger Sub and agrees that such consent shall be treated for all purposes as a vote duly adopted at a meeting of the stockholders of Merger Sub held for this purpose.

         Section 6.14 Affiliates of CCI and PSD. Concurrently with the execution of this Agreement, each of the directors of PSD has executed an agreement to the effect set forth in this Section 6.14. Prior to the Effective Time, PSD shall deliver to CCI a letter identifying all other Persons who, to PSD's knowledge, at the time of the execution and delivery of the Stockholders Consent or at the Effective Time, may be deemed to be "affiliates" of PSD for purposes of Rule 145 under the Securities Act or who may otherwise be deemed to be Affiliates of PSD (the "Rule 145 Affiliates"). PSD shall use all reasonable efforts to cause each Person who is identified as a Rule 145 Affiliate in such list to deliver to CCI on or prior to the 30th day prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit D, that such Rule 145 Affiliate will not

(a) sell, pledge, transfer or otherwise dispose of any Transaction Common Shares issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 under the Securities Act or an exemption from the registration requirements of the Securities Act, or (b) sell, pledge, transfer or otherwise dispose of, or hedge or otherwise reduce its risk with respect to, any shares of PSD capital stock or any Transaction Common Shares, in each case from the 30th day prior to the Effective Time to the time that results covering at least 30 days of combined operations of PSD and CCI have been published by CCI in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations.

         Section 6.15 Environmental Investigations. (a) As soon as practicable after the date of this Agreement (but in no event more than 60 days after the date of this Agreement), CCI may obtain at CCI's expense a Phase I environmental audit of the Leased Real Property (which shall include a limited asbestos survey), or on such parcels of the Leased Real Property as CCI may determine. CCI shall engage EnecoTech, Inc. or, at CCI's option, another nationally known environmental auditing company to perform the aforesaid audit. PSD will comply with any reasonable request for information made by CCI or its agents in connection with any such investigation and shall afford CCI and its agents access to all operations of the PSD Entities, including without limitation all areas of the Leased Real Property, at reasonable times and in a reasonable manner in connection with any such investigation. If the results of those investigations would cause a reasonable purchaser to perform further investigation or testing with respect to any of the Leased Real Property, CCI shall cause to be performed Phase II environmental audits with respect to such Leased Real Property, which shall be completed no more than 120 days after the date of this Agreement. CCI agrees to promptly deliver to PSD copies of all audits and other reports obtained by CCI with respect to such investigations and, at PSD's expense, all other information related thereto which is reasonably requested by PSD. Further, CCI agrees to restore any test borings and other physical damage to any of the assets and properties of any PSD Entity caused by such investigations and agrees to indemnify and hold the PSD Indemnitees harmless in accordance with Section 12.3 from any such damage, without regard to the Indemnification Threshold set forth in Section 12.9; which obligations shall in no event be construed to include the cost of any remedial action indicated by such investigations.

                  (b) In the event that as a result of any of the  environmental investigations, CCI's environmental consultant reasonably determines that remedial action is required by law, and CCI and PSD jointly reasonably conclude that PSD has legal responsibility for such remediation (as opposed to the landlord under the System Contract relating to such Leased Real Property), then
(i)

PSD shall have the right to engage at PSD's expense a nationally known environmental auditing company to provide a second opinion, in which case the parties agree to use an average of the two estimates for purposes of this
Section 6.15; and (ii) if (A) the aggregate cost of such remedial action is $5,000,000 or less for all parcels of Leased Real Property, then CCI shall consummate the transactions contemplated hereby without such remedial action having been taken, subject to an adjustment to the Merger Consideration paid at Closing equal to the aggregate required remediation costs; or (B) the aggregate cost of such remedial action is more than $5,000,000 for all parcels of Leased Real Property and PSD does not elect to cause remedial action to be performed in accordance with all applicable Legal Requirements prior to Closing, CCI may elect either to terminate this Agreement, or to consummate the transactions contemplated hereby without such remedial action having been taken, subject to an adjustment to the Merger Consideration paid at Closing equal to the required remediation costs but in no event more than $5,000,000; provided, that the foregoing notwithstanding, in the event that CCI delivers to PSD a termination notice as set forth above, PSD shall be entitled by delivery of written notice to CCI within five Business Days of PSD's receipt of such termination notice, to agree to (A) cause such remedial action to be performed in accordance with all applicable Legal Requirements prior to Closing or (B) to adjust the Merger Consideration paid at Closing equal to the required remediation costs, in either of which events the Merger Agreement will not be terminated.

                  (c) In the event that as a result of any of the  environmental investigations, CCI's environmental consultant reasonably determines that remedial action is required by law and CCI and PSD jointly reasonably conclude that the landlord under the System Contract relating to such Leased Real Property has legal responsibility for such remediation (as opposed to PSD), then PSD shall use commercially reasonable efforts to (i) cause such landlord to perform remedial action in accordance with all applicable Legal Requirements prior to Closing; or (ii) cause such landlord to make arrangements prior to Closing, reasonably satisfactory to CCI, in its reasonable discretion, for the performance of remedial action in accordance with all applicable Legal Requirements subsequent to Closing.

                  (d) If CCI and PSD cannot  jointly  agree as to whether PSD or the landlord under the System Contract relating to such Leased Real Property has such legal responsibility for such remediation within 30 days after written notice from CCI to PSD that CCI believes PSD or the landlord under the System Contract relating to such Leased Real Property has such legal responsibility, or if such landlord refuses to perform such remediation or make arrangements reasonably satisfactory to CCI with respect thereto, then (i) if (A) PSD has terminated the System Contract relating to such Leased Real Property without liability other than the payment of money, and (B) the aggregate cost of (x) performing remedial action for such Leased Real Property in accordance with all applicable Legal Requirements, (y) terminating the System Contract relating to such Leased Real Property and (z) obtaining substitution property as provided below, is $5,000,000 or less, then PSD shall with CCI's consent (which shall not be unreasonably withheld or delayed), acquire or lease a substantially similar parcel of real property to substitute for the Leased Real Property that is subject to the environmental problem, in which case PSD shall bear all costs and expenses (direct, indirect and consequential) in any way related to the identification and acquisition of such real property, and the construction and relocation of the plant and facilities of the Business resulting from such substitution of the Leased Real Property; or (ii) if (A) PSD has not been able to terminate the System Contract relating to such Leased Real Property without liability other than for the payment of money or (B) PSD has terminated the System Contract relating to such Leased Real Property without liability other than the payment of money, but the aggregate cost of (x) performing remedial action for such Leased Real Property in accordance with all applicable Legal Requirements, (y) terminating the System Contract relating to such Leased Real Property and (z) obtaining substitution property as provided above, is more than $5,000,000, then CCI may, at its option, elect either to: (A) terminate this Agreement effective upon giving written notice thereof to PSD, in which case neither PSD nor CCI shall have any liability or obligation to the other, except for that arising from a breach or default under this Agreement as provided in Section 10(b) and except that Articles Ten, Eleven and Thirteen shall continue in full force and effect; or
(B) consummate the transactions contemplated hereby without such remediation being performed or substitution property being obtained, subject to an adjustment to the Merger Consideration paid at Closing equal to $5,000,000; provided, that the foregoing notwithstanding, in the event that CCI delivers to PSD a termination notice as set forth above, PSD shall be entitled by delivery of written notice to CCI within five Business Days of PSD's receipt of such termination notice, to agree to (A) cause such remedial action to be performed in accordance with all applicable Legal Requirements prior to Closing, (B) obtain such substitution property and bear all costs and expenses associated therewith or (C) adjust the Merger Consideration paid at Closing equal to the required remediation assets, in which event the Merger Agreement will not be terminated.

         Section 6.16 Employee Benefits. (a) Retirement Plans. PSD shall cause the portion of the Prime Cable 401(k) Retirement and Savings Plan (the "Prime Cable Plan") that provides benefits to employees of CCTV to be spun off to a new single employer retirement plan (the "CCTV Plan"). Such spin off shall be accomplished in accordance with the requirements of Code Section 414(l), and shall be completed not more than 120 days after the execution of the Agreement. The assets in the CCTV Plan subsequent to such spin off shall continue to be invested in the same manner as such assets were invested prior to the spin off. The current trustee of the Prime Cable Plan also shall be


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



the trustee of the CCTV Plan, and PSD shall cause a separate trust to be established to hold the assets of the CCTV Plan. In the event that CCI determines that the CCTV Plan should be terminated, and subject to the provision by CCI to PSD of written notice of such decision to terminate the CCTV Plan at least 30 days prior to the Closing Date, PSD shall cause the CCTV Plan to be terminated as of a date prior to the Closing Date. In the event that CCI determines that the Hospitality Network, Inc. 401(k) Savings and Retirement Plan (the "HN Plan") should be terminated, and subject to the provision by CCI to PSD of written notice of such decision to terminate the HN Plan at least 30 days prior to the Closing Date, PSD also shall cause the HN Plan to be terminated as of a date prior to the Closing Date. PSD and the Greenspun Shareholders shall cause the plan sponsors of the Prime Cable Plan and the HN Plan to provide to CCI, both before and after the Closing Date, any assistance as may reasonably be requested by CCI to effectuate the provision of this subsection; provided, however, that CCI agrees to reimburse the Greenspun Shareholders or the plan sponsors for the expenses directly incurred with any such assistance requested by CCI after the Closing Date.

                  (b) Welfare Plans. PSD (prior to the Effective Time) and the Greenspun Shareholders (from and after the Effective Time) shall agree to use reasonable efforts to assist CCI, at CCI's request, to duplicate as close as reasonably possible any insurance policies providing coverage to any employees of the Business under an insured Benefit Plan as in existence as of the Closing and to name CCI as the holder of the duplicate insurance policies. Notwithstanding the foregoing, the Greenspun Shareholders shall cause all medical claims incurred by employees of the Business prior to Closing to be considered under the Benefit Plans providing medical coverage to such employees on the Closing Date. For purposes of this Section 6.16(b), a claim shall be treated as incurred at the time that treatment is provided and not when a claim is filed or paid.

                  (c) Disability. PSD (prior to the Effective Time) and the Greenspun Shareholders (from and after the Effective Time) shall cause the Benefit Plans that provide long term disability coverage to the employees of the Business for the period prior to the Closing Date to continue to provide such disability coverage to employees of the Business that either are receiving long term disability benefits under the Benefit Plans as of the Closing Date or who, to the extent permitted under such Benefit Plans, subsequently become eligible for long term disability benefits thereunder because of an event occurring prior to the Closing Date.

                  (d) Deferrals and Loan Information. PSD shall furnish to CCI, as soon as practicable prior to the Closing, but not later than 10 days prior to the Closing, a list, calculated as of the Closing Date, estimating (i) the amounts of compensation deferred by each employee of the Business under either the CCTV Plan or the HN Plan, as appropriate, during the calendar year in


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



which the Closing occurs; and (ii) those employees who, as of the Closing Date, have outstanding participant loans from either the CCTV Plan or the HN Plan, as appropriate, including the amount and term of such loans.

                  (e) Reporting. PSD and the Greenspun Shareholders shall cause Manager and Consultant to cooperate with CCI with respect to any filings and information necessary to effect the transactions contemplated by this Section 6.16, including without limitation the provision of employee communications to employees of the Business at any time prior to the Closing.

         Section 6.17 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to satisfy the conditions set forth in Articles Seven and Eight (unless waived in accordance with the terms thereof) and to consummate and make effective the transactions contemplated by this Agreement.

         Section 6.18 True-Up Fund. PSD and the Greenspun Shareholders shall cause the Manager to execute and deliver with the Greenspun Shareholders and CCI at the Closing a custodial agreement (the "Custodial Agreement") on terms (including indemnification provisions reasonably acceptable to the Manager) reasonably satisfactory to each of the Greenspun Shareholders, CCI and the Manager.

                                  ARTICLE SEVEN

                CONDITIONS OF CCI'S AND MERGER SUB'S OBLIGATIONS

         Section 7.1 In General. The obligations of CCI and Merger Sub to complete the transactions provided for in this Agreement are subject to all of the conditions set forth below in this Article Seven, any of which may be waived in writing by CCI and Merger Sub.

         Section 7.2 Consents. All of Material Required PSD Consents, other than the Boulder City Consent, shall have been obtained, made and delivered to CCI and shall be in full force and effect as of the Closing with, as a result of obtaining any PSD Consent, no change having been made in the terms of any Franchise except as provided in Section 6.7(d) and, in the case of any PSD Consent from a Governmental Authority, such PSD Consent shall have become Final and shall be in full force and effect. Notwithstanding the foregoing, the approvals and consents relating to the


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



FCC licenses (other than CARS licenses) identified in Schedule 3.3 shall be deemed to have been obtained as required above in this Section 7.2 if the FCC, on or prior to the Closing Date, grants "special temporary authority" or "conditional authority" to CCI to use the same or, in the case of business radio licenses, so long as a temporary authorization or conditional authorization is available to CCI under FCC rules and CCI reasonably expects that the FCC's consent can be obtained within 120 days after Closing.

         Section 7.3 Performance by PSD. PSD and the Greenspun Shareholders shall have performed in all material respects all of their respective agreements and covenants under this Agreement (including, but not limited to, making, or standing willing and able to make, the deliveries and taking, or standing willing and able to take, the actions required by Section 9.2) to the extent such are required to be performed at or prior to the Closing.

         Section 7.4 Truth of Representations and Warranties. Each of the representations and warranties of PSD and the Greenspun Shareholders contained in this Agreement (i) if specifically qualified by materiality, shall be true and complete as so qualified, and (ii) if not qualified by materiality, shall be true and complete in all material respects, in each such case, on and as of the date hereof and as of the Closing Date, with the same effect as if then made, except where any such representation or warranty is as of a specific earlier date, in which event it shall remain true and correct (as qualified) as of such earlier date, and except as any such representation or warranty may be affected by specific transactions or occurrences contemplated in or permitted by this Agreement or any Related Agreement. The foregoing notwithstanding, the Closing condition set forth above in this Section 7.4 shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and complete in all material respects, if not qualified by materiality, and true and complete as so qualified, if qualified by materiality, shall individually or in the aggregate constitute a Material Adverse Effect.

         Section 7.5 Absence of Proceedings. All waiting periods required under the HSR Act shall have expired or otherwise terminated prior to the Closing, and no judgment or order shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority on or prior to the Closing, that has or would have if successful a Material Adverse Effect or a CCI Material Adverse Effect or that would prevent the consummation of the transactions contemplated by this Agreement in the manner provided in this Agreement.



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



         Section 7.6 Opinion of FCC Counsel. CCI shall have received an opinion of Cole, Raywid & Braverman, special FCC counsel to PSD, dated as of the Closing Date, in form and substance reasonably satisfactory to CCI ("PSD's FCC Counsel's Opinion").

         Section 7.7 Opinion of PSD's Counsel. CCI shall have received an opinion of Edens Snodgrass Nichols & Breeland, P.C., counsel for PSD, dated as of Closing, in form and substance reasonably satisfactory to CCI ("PSD's Counsel's Opinion").

         Section 7.8 Tax Opinion. CCI shall have received an opinion from CCI's tax counsel to the effect that, if the Merger is consummated in accordance with the provisions of this Agreement, the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

         Section 7.9 Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved and adopted or ratified by the requisite holders of shares of PSD capital stock in accordance with applicable Legal Requirements and the certificate of incorporation and bylaws of PSD and the provisions of Section 6.13 hereof.

         Section 7.10 Voting Agreement. There shall not have been a material breach of Sections 1(d), 1(e) or 3 of the Voting Agreement, or a breach of any other section of the Voting Agreement, by any of the PSD Shareholders, and the Voting Agreement shall be in full force and effect.

         Section 7.11 Cable System Upgrade. The number of miles of distribution plant of the Cable System that have been upgraded, spaced and activated to a capacity of 750 MHz as of Closing shall be at least the number of miles set forth below opposite the date below which is the Closing Date:

                           Closing Date                          Miles Upgraded

                           May 31, 1998                                1,531
                           June 30, 1998                               1,662
                           July 31, 1998                               1,823
                           August 31, 1998                             1,984
                           September 30, 1998                          2,145
                           October 31, 1998                            2,306
                           November 30, 1998                           2,467
                           December 31, 1998                           2,628

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




The  foregoing  notwithstanding,  the Closing  condition set forth above in this
Section 7.11 shall not be deemed not to be satisfied if CCTV is unable, due to circumstances beyond its control, to obtain the necessary equipment to cause the distribution plant of the Cable System to have been upgraded, spaced and activated to a capacity of 750 MHz in accordance with such schedule.

         Section 7.12 Pre-Closing Cash Flow. If the Closing occurs in 1998, PSD's consolidated Operating Cash Flow for the period from January 1, 1998 through the end of the full calendar month ended immediately preceding the month in which the Closing occurs must equal at least 95% of the budgeted operating cash flow of PSD for the same period, after making provisions in such budgets for the Closing Bonuses. If the Closing occurs in 1999, either (i) PSD's average monthly consolidated Operating Cash Flow for the period from January 1, 1999 through the end of the full calendar month ended immediately preceding the month in which the Closing occurs, or (ii) PSD's average monthly Operating Cash Flow for the 12 months ended immediately preceding the month in which the Closing occurs, must equal at least 105% of PSD's average budgeted monthly operating cash flow for the same period in 1998 that corresponds to the period referenced in clause (i) above, after making provision in such budget for the Closing Bonuses. The budgeted operating cash flow of PSD for 1998 is attached hereto as
Schedule 7.12.

         Section 7.13 Relationship between CCI's Conditions to Closing and CCI's Right to Indemnification. (a) In General. CCI's obligation to consummate the transactions contemplated by this Agreement is subject to the conditions set forth in this Article Seven being satisfied. Such conditions apply exclusively to the determination of CCI's obligation to consummate such transaction, and are not applicable to CCI's right to post-Closing indemnification. Following the Closing, CCI's right to indemnification by PSD shall be determined exclusively pursuant to Article Twelve which shall govern CCI's right to indemnification independently from, and without regard to, the conditions of CCI's obligation to close and such that CCI could potentially have a post-Closing right to indemnification under Article Twelve for certain circumstances that would not have excused CCI's obligation to close because such circumstances were insufficient to result in a failure of CCI's conditions to Closing.

                  (b) No later than 15 Business Days prior to the date of Closing, CCI shall prepare and deliver to PSD written notice (the "Preclosing Indemnification Notice") of any claims or demands for indemnification against PSD under Article Twelve of which CCI has knowledge as of such date (the "Preclosing Claims"), specifying the nature of such Preclosing Claims and the amount


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



or good faith estimated amount thereof to the extent then feasible. Following CCI's delivery of the Preclosing Indemnification Notice, CCI and PSD shall negotiate in good faith for a period of 10 Business Days to resolve any dispute and to reach an agreement on the validity and amount of such Preclosing Claims. If CCI and PSD agree at or prior to the expiration of said 10 Business Day period as to the validity and estimated amount of such Preclosing Claims, then the Indemnity Escrow Deposit shall be increased as described in Section 2.7 above. In the event CCI and PSD are unable to agree to the validity and amount of any such Preclosing Claims at or prior to the expiration of such 10 Business Day period, then PSD and CCI shall within such 10 Business Day period jointly engage one or more mutually agreeable third party qualified experts which have experience in evaluating issues related to the cable television business and to the particular issue in dispute (or the Accountants if third party qualified experts have not been mutually selected prior to the expiration of such 10 Business Day period) to make the determination of the validity and estimated amount of such Preclosing Claims within 5 Business Days of engagement. Upon a determination by the qualified experts (or the Accountants) that any such Preclosing Claims are valid and the amount thereof, the Indemnity Escrow Deposit shall be increased as described in Section 2.7 above; provided, however, that the Closing Date may be delayed at the request of either CCI or PSD until the last day of the next calendar month in the event the third party qualified experts (or the Accountants) are unable to make such determination within such 5 Business Day period.

                  (c) The amount of Preclosing Claims shall be limited to $25,000,000, such that the maximum amount to be deposited pursuant to the Indemnity Escrow Agreement for Preclosing Claims and the Indemnity Escrow Deposit is $50,000,000.

                                  ARTICLE EIGHT

                         CONDITIONS OF PSD'S OBLIGATIONS

         Section 8.1 In General. The obligations of PSD to complete the transactions provided for in this Agreement are subject to all of the conditions set forth below in this Article Eight, any of which may be waived in writing by PSD.

         Section 8.2 Receipt of Consents. All of Material Required PSD Consents shall have been obtained and made and shall be in full force and effect as of the Closing with, as a result of obtaining any PSD Consent, no change having been made in the terms of any Franchise except as provided in Section 6.7(d). The approvals and consents relating to the FCC licenses (other than CARS licenses) identified in Schedule 3.3 shall be deemed to have been obtained as required above in this Section

8.2 if the FCC, on or prior to the Closing Date, grants "special temporary authority" or "conditional authority" to CCI to use the same or, in the case of business radio licenses, so long as a temporary authorization or conditional authorization is available to CCI under FCC rules and CCI reasonably expects that the FCC's consent can be obtained within 120 days after Closing.

         Section 8.3 Performance by CCI and Merger Sub. CCI and Merger Sub shall have performed in all material respects all of their respective agreements and covenants under this Agreement (including, but not limited to, making, or standing willing and able to make, the deliveries and taking, or standing willing and able to take, the actions required by Section 9.3) to the extent such are required to be performed at or prior to the Closing.

         Section 8.4 Truth Of Representations and Warranties. Each of the representations and warranties of CCI and Merger Sub contained in this Agreement
(i) if specifically qualified by materiality, shall be true and complete as so qualified, and (ii) if not qualified by materiality, shall be true and complete in all material respects, in each such case, on and as of the date hereof and as of the Closing Date, with the same effect as if then made, except where any such representation or warranty is as of a specific earlier date in which event it shall remain true and correct (as qualified) as of such earlier date, and except as any such representation or warranty may be affected by specific transactions or occurrences contemplated in or permitted by this Agreement or any Related Agreement. The foregoing notwithstanding, the Closing condition set forth above in this Section 8.4 shall be deemed satisfied unless the failure of such representations and warranties to be so true and complete in all material respects, if not qualified by materiality, and true and complete as so qualified, if qualified by materiality, shall individually or in the aggregate constitute a CCI Material Adverse Effect.

         Section 8.5 Absence of Proceedings. All waiting periods required under the HSR Act shall have expired or otherwise terminated prior to the Closing, and no judgment or order shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority on or prior to the Closing that has or would have if successful a Material Adverse Effect, a CCI Material Adverse Effect or that would prevent the consummation of the transactions contemplated by this Agreement in the manner provided in this Agreement.

         Section 8.6 Opinion of CCI's Counsel. PSD and the PSD Shareholders shall have received an opinion of Dow, Lohnes & Albertson, PLLC, counsel for CCI, dated as of the Closing, in form and substance reasonably satisfactory to PSD ("CCI's Counsel's Opinion").



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



         Section 8.7 Tax Opinion. PSD shall have received an opinion from PSD's tax counsel and the Greenspun Shareholders shall have received from their tax counsel an opinion dated as of the Effective Date to the effect that, if the Merger is consummated in accordance with the provisions of this Agreement, the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

         Section 8.8 Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved and adopted or ratified by the requisite holders of shares of PSD capital stock in accordance with applicable Legal Requirements and the certificate of incorporation and bylaws of PSD and the provisions of Section 6.13 hereof.

         Section 8.9 Relationship between PSD's Conditions to Closing and PSD's Right to Indemnification. PSD's obligation to consummate the transactions contemplated by this Agreement is subject to the conditions set forth in this Article Eight being satisfied. Such conditions apply exclusively to the determination of PSD's obligation to consummate such transaction, and are not applicable to PSD's right to post-Closing indemnification. Following the Closing, PSD's right to indemnification by CCI shall be determined exclusively pursuant to Article Twelve which shall govern PSD's right to indemnification independently from, and without regard to, the conditions of PSD's obligation to close and such that PSD could potentially have a post-Closing right to indemnification under Article Twelve for certain circumstances that would not have excused PSD's obligation to close because such circumstances were insufficient to result in a failure of PSD's conditions to Closing.

                                  ARTICLE NINE

                                     CLOSING

         Section 9.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Edens Snodgrass Nichols & Breeland, P.C., 2700 Franklin Plaza, 111 Congress Avenue, Austin, Texas 78701, at 10:00 a.m., local time, on the last Business Day of the month during which (i) all Material Required PSD Consents of Governmental Authorities, (ii) all Material Required CCI Consents of Governmental Authorities and (iii) all other consents, approvals or authorizations of Governmental Authorities with respect to the consummation of the transactions contemplated by this Agreement, including without limitation the expiration or termination of all waiting periods under the HSR Act (the "Closing Condition") shall have been obtained or waived by the party or parties entitled to make such waiver, but in no event shall the

Closing occur on a date which is less than ten days after such Closing Condition has been satisfied or waived (in any event, the "Closing Date"), unless otherwise provided by the mutual agreement, in writing, of Merger Sub, PSD and CCI, and in no event later than the first anniversary of the date hereof (the "Termination Date"). If, as of the time designated for the Closing, the Closing cannot be effected, then the parties to this Agreement shall be released from all obligations under this Agreement other than obligations arising from a breach or default under this Agreement and except that Articles Eleven, Twelve and Thirteen shall continue in full force and effect as to the parties hereto.

         Section 9.2 Deliveries and Actions by PSD. PSD shall deliver to CCI the following items, and PSD shall take the following actions, at the Closing.

                  (a) Consents. PSD shall deliver to CCI at Closing all of the Material Required PSD Consents, other than (i) those relating to the Boulder City Consent if not obtained prior to the Closing and (ii) those which the parties have waived as conditions to Closing in accordance with Articles Seven and Eight.

                  (b) Delivery of PSD Stock Certificates. PSD shall deliver or cause to be delivered to CCI at Closing the originals of all of the stock certificates representing all of the issued and outstanding shares of PSD Class A Common Stock, PSD Class B Common Stock and PSD Preferred Stock.

                  (c) BellSouth Pay-Off Letter. PSD shall cause to be delivered to CCI at least two Business Days prior to Closing a pay-off letter from BellSouth in form reasonably satisfactory to CCI relating to the pay-off of the BellSouth Indebtedness at Closing.

                  (d) Termination of BellSouth Option. PSD will cause to be delivered to CCI evidence reasonably satisfactory to CCI that the BellSouth Option Agreement has been terminated.

                  (e) Termination of PSD Shareholder Agreements. PSD shall deliver, and cause all other parties to the First PSD Shareholders Agreement, Second PSD Shareholders Agreement, and Third PSD Shareholders Agreement to deliver, an agreement terminating all of such agreements.

                  (f) CCTV Bank Pay-Off Letter. PSD shall cause to be delivered to CCTV and CCI at least two Business Days prior to Closing a pay-off letter from the Administrative Agent and the CCTV Senior Lenders in form reasonably satisfactory to CCI relating to the pay-off of the CCTV Bank Debt at Closing.

                  (g) Deliveries and Actions Related to Formation Agreement and Pledge Agreements. PSD will cause to be delivered to CCI evidence reasonably satisfactory to CCI that the agreements referenced in items A.1 and A.3-A.8 on
Schedule 3.6(a)(ii) have been terminated.

                  (h)      Intentionally omitted.

                  (i) Termination of CCTV Management Agreement. PSD shall cause CCTV and the Manager to execute and deliver at the Closing a termination agreement in the form of Exhibit H to this Agreement terminating the CCTV Management Agreement.

                  (j)  Certificates/Articles of Incorporation,  Certified Bylaws
and Certificates of Existence and Good Standing for the PSD Entities. PSD shall deliver to CCI at Closing (i) copies of the certificates/articles of incorporation, and all amendments thereto, of each of the PSD Entities certified within five Business Days prior to Closing by the Secretary of State of the State in which such entity is incorporated, (ii) copies of the bylaws of each of the PSD Entities certified by the respective Secretary or Assistant Secretary of each such PSD Entity as being correct, complete and in full force and effect on the Closing Date, and (iii) certificates of existence and good standing for each of the PSD Entities dated within five Business Days of the Closing Date issued by the Secretary of State of the State in which each such entity is incorporated.

                  (k) PSD's Closing Certificate. PSD shall deliver to CCI at Closing a certificate of an executive officer of PSD certifying, without personal liability (i) as to the incumbency and signatures of the officers of PSD who executed this Agreement and PSD's Related Agreements on behalf of PSD,
(ii) as to the adoption of resolutions of the board of directors of PSD being correct, complete and in full force and effect on the Closing Date (though not necessarily dated as of the Closing Date), authorizing (A) the execution and delivery of this Agreement and PSD's Related Agreements, and (B) the performance of the obligations of PSD hereunder and thereunder, (iii) as to PSD's bylaws and all amendments thereto as being correct, complete and in full force and effect on the Closing Date, and (iv) that the conditions to CCI's obligations to consummate the transactions contemplated by this Agreement set forth in Sections
7.3 and 7.4 have been satisfied.

                  (l) PSD's FCC Counsel's Opinion. PSD shall cause to be delivered to CCI at Closing PSD's FCC Counsel's Opinion.


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



                  (m) PSD's Counsel's Opinion. PSD shall cause to be delivered to CCI at Closing PSD's Counsel's Opinion.

                  (n) Termination of CCTV Consulting Agreement. PSD shall cause Consultant and CCTV to execute and deliver to CCI at Closing a termination agreement in the form of Exhibit I to this Agreement terminating the CCTV Consulting Agreement.

                  (o) Employment Letters.  At the Closing,  PSD will cause Brian
L. Greenspun to execute and deliver the letter of employment in the form attached hereto as Exhibit K-1, and Daniel Greenspun to execute and deliver the letter of employment in the form attached hereto as Exhibit K- 2 (collectively, the "Employment Letters").

                  (p) Registration Rights Agreement. At the Closing, PSD shall cause the Greenspun Shareholders to execute and deliver a registration rights agreement in the form attached hereto as Exhibit L (the "Registration Rights Agreement").

                  (q) First Offer Agreement. At the Closing, PSD shall cause the Greenspun Shareholders to execute and deliver a first offer agreement in the form attached hereto as Exhibit M (the "First Offer Agreement").

                  (r) Agreements Not to Compete. At the Closing, PSD shall cause
(i) Manager, Gregory S. Marchbanks, Jerry D. Lindauer, William P. Glasgow, Daniel J. Pike and Robert W. Hughes to each execute and deliver an agreement not to compete in the form attached hereto as Exhibit N-1, and (ii) each Greenspun Shareholder, Brian L. Greenspun, Daniel Greenspun, Barbara J. Greenspun, Janie Gale and Susan Fine to each execute and deliver an agreement not to compete in the form attached hereto as Exhibit N-2 (collectively, the "Agreements Not to Compete").

                  (s) Distribution of PVI Non-CCTV Assets. If and to the extent PVI and PSD have not distributed to the stockholders of PSD and Coditel prior to Closing all of the PVI Non-CCTV Assets, immediately prior to the Closing PVI and PSD shall distribute to the stockholders of PSD and Coditel, as dividends, all remaining PVI Non-CCTV Assets immediately prior to the Closing on the Closing Date.

                  (t) Redemption or Repurchase of PVI Shares. PSD shall deliver to CCI instruments and documents reasonably satisfactory to CCI evidencing the redemption or repurchase of all PVI Shares owned by Coditel.

                  (u) Resignations. PSD shall deliver letters from each director and officer of the PSD Entities, pursuant to which each such Person shall (i) resign from all positions held with any PSD Entity effective as of or prior to the Closing and (ii) release the PSD Entities from all claims against them or their assets, whether arising under contract, tort law or otherwise (other than amounts due and unpaid under any employment agreements or any other rights to which any of them are entitled under any Benefit Plans), and whether arising out of such person's association with the PSD Entities as an officer, director or employee or otherwise.

                  (v) Indemnity Escrow. At the Closing, PSD shall cause the Manager to execute and deliver to CCI the Indemnity Escrow Agreement as provided in Section 12.11.

                  (w) At the Closing, PSD shall cause the Manager and the Greenspun Shareholders to execute and deliver to CCI the Custodial Agreement.

                  (x) Further Assurances. At the Closing PSD shall execute and deliver, or use commercially reasonable efforts to cause to be executed and delivered, to CCI such further instruments and documents, in form and content reasonably satisfactory to counsel for CCI, as may be reasonably necessary or appropriate to more effectively consummate the transactions contemplated by this Agreement.

         Section 9.3 Deliveries by CCI. CCI shall deliver the following items, and CCI shall take the following actions, at the Closing.

                  (a) Arrangements Relating to Indemnity Escrow. At the Closing, CCI shall (i) execute and deliver to Manager and the Escrow Agent the Indemnity Escrow Agreement as provided in Section 12.11, and (ii) fund the Indemnity Escrow Deposit in accordance with Section 2.7.

                  (b) Merger Consideration. CCI shall deliver to the PSD Shareholders by wire, interbank or intrabank transfer of immediately available funds to the PSD Shareholders in accordance with their written wiring instructions provided by PSD to CCI at least two Business Days prior to the Closing, the cash amounts as provided in Section 2.3, CCI shall deliver certificates representing the shares of CCI Class A Common Stock and CCI Preferred Stock to be issued to the PSD Shareholders as a result of the Merger pursuant to Section 2.3 and CCI shall (i) deliver the amount of the True-Up Fund to the Manager by wire, interbank or intrabank transfer of immediately available funds in accordance with wire transfer instructions delivered to CCI by PSD at least two


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



Business Days prior to the Closing Date as provided in Section 2.6, and (ii) execute and deliver the Custodial Agreement to Manager and the Greenspun Shareholders.

                  (c) Pay-Off of BellSouth Indebtedness; Release of BellSouth Liens. CCI shall purchase Merger Sub preferred shares, having a liquidation value in the amount of the BellSouth Indebtedness, for a purchase price equal to the BellSouth Indebtedness, and CCI shall cause PSD to pay off the BellSouth Indebtedness in full on the Closing Date, and shall use commercially reasonable efforts to cause BellSouth to deliver to PSD and CCI on the Closing Date evidence of the release of all Liens held by BellSouth with respect to any of the assets or properties of the PSD Entities and any of the equity securities of the PSD Entities.

                  (d) Pay-Off of CCTV Bank Debt; Release of CCTV Liens. CCI shall directly pay off the CCTV Bank Debt in full on the Closing Date, and shall use commercially reasonable efforts to cause the Administrative Agent and the CCTV Senior Lenders to deliver to PSD and CCI on the Closing Date evidence of the release of all Liens held by the Administrative Agent and the CCTV Senior Lenders with respect to any of the assets or properties of any of the PSD Entities and any of the equity securities of the PSD Entities.

                  (e) Closing Fees; Closing Bonuses; Other Expenses. CCI will pay in full within five Business Days after the Effective Time the Closing Fees, the Closing Bonuses and the expenses to be borne by PSD as provided in Section
13.6 in accordance with written instructions provided by PSD to CCI at least two Business Days prior to the Closing.

                  (f) Certificates of Existence, Good Standing and Qualification. CCI shall deliver to PSD at Closing a certified copy of the certificate of incorporation and certificates of existence and good standing with respect to CCI and Merger Sub, dated within five Business Days of the Closing Date, issued by the Secretary of State of the State(s) of CCI's and Merger Sub's incorporation and a certificate of authority and good standing with respect to Merger Sub's qualification to conduct business as a foreign corporation in Nevada, dated within five Business Days prior to the Closing Date, issued by the Secretary of State of Nevada.

                  (g) CCI's Closing Certificate. CCI shall deliver to PSD at Closing a certificate of an executive officer of CCI certifying without personal liability (i) as to the incumbency and signatures of the officers of CCI who execute this Agreement and CCI's Related Agreements on behalf of CCI, (ii) as to the adoption of resolutions of the board of directors of CCI being correct, complete and in full force and effect on the Closing Date (though not necessarily dated as of the


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Closing Date),  authorizing (A) the execution and delivery of this Agreement and
CCI's Related Agreements, and (B) the performance of the obligations of CCI hereunder and thereunder, (iii) as to CCI's bylaws and all amendments thereto as being correct, complete and in full force and effect on the Closing Date, and
(iv) that the conditions to PSD's obligations to consummate the transactions contemplated by this Agreement set forth in Sections 8.3 and 8.4 have been satisfied.

                  (h) Merger Sub's Closing Certificate. Merger Sub shall deliver to PSD at Closing a certificate of an executive officer of Merger Sub certifying without personal liability (i) as to the incumbency and signatures of the officers of Merger Sub who execute this Agreement and Merger Sub's Related Agreements on behalf of Merger Sub, (ii) as to the adoption of resolutions of the board of directors of Merger Sub being correct, complete and in full force and effect on the Closing Date (though not necessarily dated as of the Closing
Date), authorizing (A) the execution and delivery of this Agreement and Merger Sub's Related Agreements, and (B) the performance of the obligations of Merger Sub hereunder and thereunder, (iii) as to Merger Sub's bylaws and all amendments thereto as being correct, complete and in full force and effect on the Closing Date, and (iv) that the conditions to PSD's obligations to consummate the transactions contemplated by this Agreement set forth in Sections 8.3 and 8.4 have been satisfied.

                  (i) CCI's Counsel's Opinion. CCI shall cause to be delivered to PSD and the PSD Shareholders at Closing CCI's Counsel's Opinion.

                  (j) Employment Letters. At the Closing, Merger Sub will execute and deliver the Employment Letters.

                  (k) Registration Rights Agreement. At the Closing, CCI will execute and deliver the Registration Rights Agreement.

                  (l) First Offer Agreement. At the Closing, CCI will execute and deliver the First Offer Agreement.

                  (m) Agreements Not to Compete. At the Closing, CCI will execute and deliver the Agreements Not to Compete.

                  (n) Further Assurances. At the Closing CCI and Merger Sub shall execute and deliver to PSD and the PSD Shareholders such further instruments and documents, in form and


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content  reasonably  satisfactory  to counsel  for PSD, as may be  necessary  or appropriate to more effectively consummate the transactions contemplated hereby.

         Section 9.4 Waiver of Conditions. Any party may waive in writing any or all of the conditions to its obligations under this Agreement, and the written waiver of any such condition will constitute a waiver by such party of all rights or remedies that such party may have or have had against the non-waiving party regarding the specific subject matter of the condition so waived, except that no such waiver of a condition will constitute a waiver by the waiving party of any of its rights or remedies, at law or in equity, at the time such condition is waived, as to the non-waiving party's breach of any representation, warranty or covenant under this Agreement which has not been waived by the waiving party.

                                   ARTICLE TEN

                                   TERMINATION

     Section 10.1 Termination. (a) In General. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                           (i) at any time, by the mutual agreement of PSD, CCI and Merger Sub;

                           (ii) by CCI in the event that PSD or any Greenspun Shareholder is (A) in default in the performance of any of its obligations under this Agreement if such obligation is qualified by materiality, or in material default in the performance of any of its obligations if such obligation is not qualified by materiality, (B) in breach of its respective representations or warranties herein if such representations and warranties are qualified by materiality, or in material breach of its respective representations and warranties herein, if such representations and warranties are not qualified by materiality, where the breach of such representations and warranties would result in the determination that Preclosing Claims (but for the operation of Section 7.13(c) above) exceed $25,000,000, and in each case if such breach is not cured or waived prior to the Closing by CCI (so long as neither CCI nor Merger Sub is then itself in material default in the performance of its respective obligations under this Agreement or in material breach of its respective representations or warranties herein);

                           (iii) by PSD in the event  that CCI or Merger  Sub is
         (A) in default in the performance of any of its respective obligations under this Agreement if such obligation is qualified by materiality, or in material default in the performance of any of its obligations


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



         if such obligation is not qualified by materiality, or (B) in breach of its respective representations or warranties herein if such representations and warranties are qualified by materiality, or in material breach of its respective representations and warranties herein, if such representations and warranties are not qualified by materiality, where the breach of such representations and warranties shall individually or in the aggregate constitute a CCI Material Adverse Effect, and in each case if such breach is not cured or waived prior to the Closing by PSD (so long as neither PSD nor any Greenspun Shareholder is then itself in material default in the performance of its respective obligations under this Agreement or in material breach of its respective representations or warranties herein);

                           (iv) subject to the provisions of Section 6.8, by CCI, if any of the conditions to the obligations of CCI and Merger Sub set forth in Article Seven shall not have been satisfied or waived as of 12:01 a.m. (Austin, Texas time) on the Termination Date, unless such failure to fulfill such condition is the result of any breach of representation or warranty of, or default in the performance of the obligations of, CCI or Merger Sub contained in this Agreement;

                           (v) subject to the provisions of Section 6.8, by PSD, if any of the conditions to the obligations of PSD set forth in Article Eight shall not have been satisfied or waived as of 12:01 a.m. (Austin, Texas time) on the Termination Date, unless such failure to fulfill such condition is the result of any breach of representation or warranty of, or default in the performance of the obligations of, PSD or any PSD Shareholder contained in this Agreement; or

                           (vi) by CCI's delivery to PSD of written notice of termination on or prior to May 26, 1998 in the event that PSD fails to obtain and to deliver to CCI counterparts of the Voting Agreement signed by each of the PSD Shareholders listed on Schedule 6.13 on or prior to May 19, 1998.

                  (b) Remedies. In the event that CCI is entitled to terminate this Agreement pursuant to Section 10.1(a) (ii), CCI shall further be entitled to such rights and remedies, in addition to its termination rights stated in
Section 10.1(a)(ii), as are available to it at law or in equity, including, without limitation, the remedy of specific performance. Notwithstanding the foregoing, in the event of termination of this Agreement pursuant to Section 10.1(a)(ii)(B), CCI's sole remedy shall be the recovery of its out-of-pocket costs incurred in connection with the transactions contemplated by this Agreement, not to exceed $1,000,000. In the event that PSD is entitled to


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



terminate this Agreement pursuant to Section 10.1(a)(iii), PSD shall be further entitled to such rights and remedies, in addition to its termination rights stated in Section 10.1(a)(iii), as are available to it at law or in equity, including, without limitation, the remedy of specific performance. Notwithstanding the foregoing, in the event of termination of this Agreement pursuant to Section 10.1(a)(iii)(B), PSD's sole remedy shall be the recovery of its out-of-pocket costs incurred in connection with the transactions contemplated by this Agreement, not to exceed $1,000,000.

                                 ARTICLE ELEVEN

                      CONFIDENTIALITY AND PUBLIC STATEMENTS

         Section 11.1 Confidential Information. Each of the parties hereto acknowledges that prior to the Closing PSD would be irreparably damaged, and following the Closing CCI would be irreparably damaged, if confidential information concerning the business and affairs of the PSD Entities or the Business were disclosed to or utilized on behalf of any Person except as permitted under this Agreement. CCI and Merger Sub (with respect to the period preceding the Closing), each covenants and agrees to and with the other that it will not, at any time, directly or indirectly, without the prior written consent of the other, make use of or divulge, or permit any of its Affiliates, associates, directors, officers, partners, employees or agents to make use of or divulge, to any Person any non-public information concerning the business or financial or other affairs of, or any of the methods of doing business used by, the PSD Entities, the Business, or each PSD Entity's respective Affiliates. PSD acknowledges that CCI will need to disclose information regarding the PSD Entities and the Business to its lenders and investors and potential lenders and investors, and its and their respective advisors, and that disclosure to such Persons shall not violate the confidentiality provisions set forth in this
Section 11.1. If for any reason the transactions contemplated by this Agreement are not consummated, the parties hereto shall each return to any other party all information received by it from such other party and all copies thereof.

         Section 11.2 Public Statement and Press Releases. Neither PSD on the one hand, nor CCI or Merger Sub, on the other hand, without the prior written consent of the other, or except as required by law in the judgment of outside legal counsel for such party or legal process, shall release any information concerning this Agreement or the transactions contemplated by this Agreement, if such release is intended for or is reasonably likely to result in public dissemination thereof. CCI and Merger Sub each agrees that the discussion (to the extent permitted under applicable securities laws) of the transactions contemplated hereby by PSD with the PSD Entities' lenders, the PSD Entities Affiliates (and their respective directors, officers, employees, partners and shareholders), PSD's counsel or other professional advisors, and any Person whose consent or waiver may be necessary


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



or desirable in order to consummate the transactions contemplated hereby, shall not be deemed to be "intended for" or to "result in public dissemination," for the purposes of the foregoing sentence. PSD agrees that the discussion (to the extent required under applicable securities laws) of the transactions contemplated hereby by CCI with CCI's lenders and shareholders, CCI's Affiliates (and their respective directors, officers, employees, partners and shareholders), CCI's counsel or other professional advisors, and any Person whose consent or waiver may be necessary or desirable in order to consummate the transactions contemplated hereby shall not be deemed to be "intended for" or to "result in public dissemination," for the purposes of this Section 11.2.

         Section 11.3 Injunctive Relief. The parties to this Agreement expressly agree that, in addition to any other right or remedy the others may have, such other party may seek and obtain specific performance of the covenants and agreements set forth in or made pursuant to Sections 11.1 and 11.2 above and temporary and permanent injunctive relief to prevent any breach or violation thereof, and that no bond or other security may be required from such other party in connection therewith.

         Section 11.4 Survival. This Article Eleven will survive the termination of this Agreement.

                                 ARTICLE TWELVE

                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION

         Section 12.1 Survival of Representations and Warranties. All representations and warranties made by PSD, the Greenspun Shareholders, CCI and Merger Sub in this Agreement, any Related Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing for a period of 12 months (the "Survival Period").

         Section 12.2 Indemnity by PSD of CCI and Merger Sub. (a) In General. Subject to the limitations in this Article Twelve, PSD shall indemnify, defend and hold harmless CCI and Merger Sub, and their respective officers, directors, Affiliates, controlling persons (if any), owners, employees, attorneys and agents (the "CCI Indemnitees") against and in respect of any and all claims, suits, actions and proceedings, and all losses, liabilities, damages and reasonable expenses (including reasonable attorneys' fees), arising out of or based upon (i) any and all misrepresentations or breaches of warranty or any nonperformance or breach of any covenant or agreement of PSD contained in this Agreement, its Related Agreements and its Schedules to this Agreement (collectively, "PSD Breaches"), (ii) a Certificate of Obligation Claim and (iii) any and all


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



misrepresentations or breaches of warranty of the Greenspun Shareholders contained in this Agreement (collectively, "Greenspun Shareholder Breaches"). Any sums received from the Indemnity Escrow Deposit by the CCI Indemnitees shall be deemed an adjustment to the Merger Consideration.

                  (b) Allocation of Indemnification Responsibility. Any sums recovered from the Indemnity Escrow Deposit by the CCI Indemnitees as a result of any Claims (including Preclosing Claims) arising from Greenspun Shareholder Breaches shall, as among the shareholders of PSD, be allocated 100% against the Greenspun Escrow Amount. Any sums recovered from the Indemnity Escrow Deposit by the CCI Indemnities as a result of any Claims (including Preclosing Claims) arising from PSD Breaches or a Certificate of Obligation Claim shall, as among the shareholders of PSD, be allocated 76.2158% against the Greenspun Escrow Amount and 23.7842% against the Minority Escrow Amount.

         Section 12.3 Indemnity by CCI of PSD. Subject to the limitations of this Article Twelve, CCI agrees to indemnify, defend and hold harmless PSD and, with respect to post-Closing claims the Greenspun Shareholders and the Minority Shareholders, and its and their respective officers, directors, Affiliates, controlling persons (if any), employees, attorneys, agents and owners (the "PSD Indemnitees") against and in respect of any and all claims, suits, actions and proceedings, and all losses, liabilities, damages and reasonable expenses (including reasonable attorneys' fees), arising out of or based upon any and all misrepresentations or breaches of warranty or any nonperformance or breach of any covenant or agreement of CCI or Merger Sub contained in this Agreement, CCI's or Merger Sub's Related Agreements and CCI's or Merger Sub's Schedules to this Agreement. Any indemnification payments made by CCI to the PSD Indemnitees shall be deemed an adjustment to the Merger Consideration.

         Section 12.4 Indemnification Procedures. In the event that any party entitled to be indemnified under this Article Twelve (the "Indemnified Party") has a claim or demand for indemnification under this Article Twelve that does not involve a claim or demand being asserted against or sought to be collected by a third party (a "Claim") against a party obligated to provide the indemnity under this Article Twelve (the "Indemnifying Party"), the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, specifying the nature of such Claim and the amount or the good faith estimated amount thereof to the extent then feasible. Following receipt of such notice from the Indemnified Party of a Claim, the Indemnifying Party shall have 45 days to make such investigation of the Claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Indemnified Party agrees to make available


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



to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Indemnified Party to substantiate the Claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of said 45-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full amount of the Claim subject to the terms of this Article Twelve. If the Indemnified Party and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Indemnified Party may seek appropriate legal remedy.

         Section 12.5 Indemnification Procedures for Third Party Claims. (a) In General. The obligations and liabilities of the parties under this Agreement with respect to, as a result of, or relating to, claims of third parties (individually, a "Third Party Claim" and collectively, "Third Party Claims"), shall be administered as provided in this Section.

                  (b) Notification of Third Party Claims; Assumption of Defense by Indemnified Party. The Indemnified Party shall give the Indemnifying Party prompt notice (but in no event later than 10 days prior to the time any response to the asserted claim is required, unless the Indemnified Party has received less than 10 days notice thereof prior to the required response time, in which event such notice shall be delivered immediately upon receipt thereof) of any Third Party Claim, and the Indemnifying Party may undertake the defense of that claim by representatives chosen by it, which representatives shall be reasonably satisfactory to the Indemnified Party; and the Indemnified Party shall extend reasonable cooperation in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested in connection therewith, subject to reimbursement by the Indemnifying Party for actual reasonable out-of-pocket expenses incurred by the Indemnified Party in connection therewith. Any such notice of a Third Party Claim shall identify with reasonable specificity the basis for the Third Party Claim, the facts giving rise to the Third Party Claim and the amount of the Third Party Claim (or, if such amount is not yet known, a good faith estimate of the amount of the Third Party Claim).

                  (c) Indemnified Party's Rights in Defense Not Assumed by Indemnifying Party. If the Indemnifying Party, within 15 days after receipt of any such notice of a Third Party Claim, fails to assume the defense thereof in accordance with Section 12.5(b), the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake (at the reasonable expense of the Indemnifying Party) the defense, compromise or settlement of the Third Party Claim; provided, that the Indemnifying Party shall not be required to pay the fees and expenses of more than one counsel employed by an Indemnified Party with respect to any Third Party Claim.

                  (d) Right of Indemnifying Party to Settle Third Party Claims. The Indemnifying Party shall have the right, in its sole discretion, to settle any claim for monetary damages for which indemnification has been sought and is available hereunder. Anything in this Section 12.5 to the contrary notwithstanding, and except as provided in Section 12.8, (i) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of an unconditional release from all liability in respect of the Third Party Claim; and (B) if there is a reasonable probability that a Third Party Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at the reasonable cost and expense of the Indemnifying Party, to participate in the defense of the Third Party Claim (control of the defense to remain with the Indemnifying Party); provided, that the Indemnifying Party shall not be required to pay the fees and expenses of more than one counsel employed by an Indemnified Party with respect to any Third Party Claim.

         Section 12.6 Survival of Claims. Any indemnification to which the PSD Indemnitees or the CCI Indemnitees may be entitled under this Article Twelve shall be effective only if based on a claim asserted by CCI against PSD, or by PSD against CCI, prior to the expiration of the Survival Period.

         Section 12.7 Litigation Expenses. In the event of any litigation in relation to this Agreement, the unsuccessful party, in addition to all other sums that either party may be required to pay, will be required to pay reasonable attorney's fees and court costs incurred by the successful party in connection with such litigation.

         Section 12.8 Right to Settle Tax Claims for Pre-Closing Periods. Whenever and to the extent that any Taxing Governmental Authority asserts a claim, makes an assessment or otherwise disputes an amount of Taxes of any PSD Entity (or any successor or assign thereto) for which PSD may be liable under this Article Twelve, the Manager (as agent for the Indemnifying Parties, other than CCI and Merger Sub), at its cost and expense, shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute; provided, however, that the Manager (i) shall not have the right to settle any such claim, assessment or dispute in a manner that adversely affects CCI without the prior consent of CCI, which consent shall not be unreasonably withheld, and (ii) shall keep CCI fully informed of the status of any such proceedings and provide CCI with copies of all correspondence, filings and other documents relating to such proceedings. If the Manager fails within a reasonable time after notice to commence the


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



defense of any such claim, assessment or dispute, the Indemnifying Parties (other than CCI or Merger Sub) shall be bound by the results obtained by CCI, the Surviving Corporation or their respective successors and assigns.

         Section 12.9 Indemnification Threshold. Any other provisions of this Article Twelve to the contrary notwithstanding, the PSD Indemnitees as one party, and the CCI Indemnitees as the other party, shall not be entitled to indemnification under this Article Twelve after Closing unless the aggregate amount of claims for indemnification by such party exceeds $1,000,000 (the "Indemnification Threshold"), in which event such party shall be entitled to indemnification only for that portion of such claims in excess of the amount of the Indemnification Threshold; provided, however, that claims by the CCI Indemnitees against PSD arising out of or related to amounts payable under the Brokers Agreement and (ii) amounts payable with respect to Preclosing Claims shall not be subject to the foregoing Indemnification Threshold.

         Section 12.10 Maximum Indemnification Liability. Any other provisions of this Agreement to the contrary notwithstanding, PSD's aggregate liability with respect to all claims under Article Twelve made after Closing shall be limited to $25,000,000; provided, however, that such $25,000,000 limit shall not apply to the Preclosing Claims, if any (which Preclosing Claims in no event shall exceed $25,000,000) or the Certificate of Obligation Pre-Closing Claim Reserve Amount, if any.

         Section 12.11 Indemnity Escrow. To secure PSD's indemnification obligations under this Article Twelve from and after the Closing, Manager (as agent for the Greenspun Shareholders and the Minority Shareholders unless prior to the Closing the Manager notifies the parties to this Agreement that it will not act as agent on behalf of the Greenspun Shareholders and the Minority Shareholders hereunder in which event the Greenspun Shareholders and holders of a majority of the Minority Common Stock will name another party to act on behalf of the Greenspun Shareholders and the Minority Shareholders hereunder), CCI and Escrow Agent shall at the Closing enter into an indemnity escrow agreement (the "Indemnity Escrow Agreement") in the form of Exhibit Q to this Agreement. Anything in this Article Twelve to the contrary notwithstanding, the CCI Indemnitees' right to indemnification under this Article Twelve from and after the Closing shall be to and against (i) the principal portion of the Minority Escrow Amount (but not the interest and earnings thereon which shall remain the property of the Minority Shareholders) only, and (ii) the shares of CCI Common Stock deposited by the Greenspun Shareholders pursuant to Section 2.7 (but not the cash dividends declared on such CCI Common Stock, if any), and the CCI Indemnitees shall neither have recourse to nor be entitled to recover as against PSD, the Greenspun Shareholders or the Minority


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



Shareholders or their respective properties or assets for any claims of indemnification under this Agreement from and after the Closing. For purposes of any and all claims by the CCI Indemnitees pursuant to this Article 12 against the Greenspun Escrow Amount, the shares of CCI Common Stock deposited on behalf of the Greenspun Shareholders with the Escrow Agent at Closing shall, for purposes of determining the number of such shares to be released from the Escrow Agreement in order to satisfy such claims, shall be deemed to have the value equal to the Average Closing Price, regardless of the actual market price of such shares as of the date of any such claim(s).

         Section 12.12 Exclusive Nature of Indemnification Remedy. The parties agree that from and after the Closing their sole and exclusive remedy as against each other with respect to any claims or damages made against or suffered or incurred by them shall be their respective rights to indemnification under Article Twelve, as limited by the provisions of such Article, and that after the Closing and in the absence of fraud they otherwise shall have no recourse against each other with respect to any such claims or damages under, with respect to, relating to, or arising out of, this Agreement, the Exhibits and Schedules to this Agreement, any certificates delivered by them pursuant to this Agreement, or any other agreement or instrument executed or delivered pursuant hereto or thereto.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

         Section 13.1 Amendments; Waivers. This Agreement may only be amended pursuant to a written agreement executed by all the parties to this Agreement, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party to this Agreement sought to be charged with such waiver or consent; provided, however, that no amendment or waiver of this Agreement shall be effective without the written consent of Minority Shareholders who hold a majority of the Minority Common Stock. No waiver of any term or provision of this Agreement shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

         Section 13.2 Entire Agreement. This Agreement, the Related Agreements and the Exhibits and Schedules to this Agreement set forth the entire understanding of the parties and supersedes any and all prior agreements, memoranda, arrangements and understandings relating to the subject matter of this Agreement. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement, the Related Agreements or Schedules or Exhibits to this Agreement and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein.

     Section 13.3 Binding Effect: Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party to this Agreement without the prior written consent of all of the other parties to this Agreement.

         Section 13.4 Construction: Counterparts. The Article, Section and paragraph headings of this Agreement are for convenience of reference only and do not form a part of this Agreement and do not in any way modify, interpret or construe the intentions of the parties. The parties acknowledge that each of them have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments to this Agreement. To facilitate execution, this Agreement may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, the parties hereto agree that for purposes of facilitating the execution of this Agreement,
(i) the signature pages taken from separate individually executed counterparts of this Agreement may be combined to form multiple fully executed counterparts and (ii) a facsimile transmission shall be deemed to be an original signature. All executed counterparts of this Agreement shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same Agreement.

         Section 13.5 Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been duly given to a party when delivered in person or sent by overnight delivery, telecopy or enclosed in a properly sealed envelope, certified or registered mail (postage and certification or registration prepaid) and addressed to the parties as provided in Exhibit J to this Agreement. Any such notice will be deemed to be given when received, if personally delivered, sent by overnight delivery or sent by telecopy (during the recipient's normal business hours), and, if mailed, five days after deposit in the United States mail, properly addressed, with proper postage affixed. Any party may change its address for purposes of notice by giving notice in accordance with the provisions of this Section 13.5.

     Section 13.6 Expenses of the Parties. Except as may otherwise be provided elsewhere in this Agreement, all expenses incurred by or on behalf of the parties to this Agreement in connection with the authorization, preparation and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties to this Agreement in connection with the authorization, preparation, execution and consummation of this Agreement shall be borne solely by the party who shall have incurred the same.

         Section 13.7 Governing Law and Venue. This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Nevada applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles of such State. Any suit brought with respect to this Agreement, whether in contract, tort, equity or otherwise, shall be brought in the state or federal courts sitting in Las Vegas, Nevada, the parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner authorized by Nevada law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

         Section 13.8 Further Actions. At any time and from time to time after the Closing, each party hereto shall, at its own expense (except as otherwise provided herein), take such actions and execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         Section 13.9 Gender, Tense, Etc. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

         Section 13.10 Severability. If any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

         Section 13.11 No Third-Party Rights. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party, nor shall any provisions give any third Persons any right or subrogation over or action against any party.

         Section 13.12 Agreement Regarding "Next Day Rule". The parties agree that the payment of the BellSouth Contingent Interest Amount, the Closing Bonuses and any other amounts properly allocable to the portion of the Effective Date after the Merger shall be treated as occurring at the beginning of the day following the Effective Date pursuant to Treasury Regulations Section 1.1502-76(b)(1)(ii)(B); provided, however, for purposes of computing Working Capital and for purposes of computing any indemnification obligations of PSD, the deductions attributable to such payments will be treated as accruing on the Effective Date and as being included in the Tax Return filed by PSD for the period ending on the Effective Date.

         EXECUTED as of the date first above written.

                                            COX COMMUNICATIONS, INC.

                                            By:  /s/ Jimmy W. Hayes
                                                 Name:  Jimmy W. Hayes
                                                 Title:  Senior Vice President

                                            COX COMMUNICATIONS LAS VEGAS, INC.

                                            By:  /s/ John M. Dyer
                                                 Name:  John M. Dyer
                                                 Title:  Vice President

                                            PRIME SOUTH DIVERSIFIED, INC.

                                            By:  /s/ Jerry D. Lindauer
                                                 Name:  Jerry D. Lindauer
                                                 Title:  Vice President

                                            G.C. INVESTMENTS

                                            By:  /s/ Brian Lee Greenspun
                                                 Name:  Brian Lee Greenspun


                                            /s/ Barbara J. Greenspun
                                            BARBARA J. GREENSPUN, AS TRUSTEE OF
                                            THE  UNIFIED  CREDIT TRUST  CREATED
                                            UNDER A DECLARATION OF  TRUST DATED
                                            DECEMBER 6, 1988

                                                  EXHIBITS AND SCHEDULES
                                                           INDEX

     Pursuant to Item 601(b)(2) of Regulation S-K, the following exhibits and schedules (other than Exhibit A) have been omitted. Cox Communications, Inc. will furnish supplementally to the Securities and Exchange Commission a copy of any such omitted exhibit or schedule upon request.

Exhibits:

Exhibit A        ----   Defined Terms
Exhibit B        ----   Form of Certificate of Merger
Exhibit C        ----   Form of Stockholders Consent
Exhibit D        ----   Form of Rule 145 Affiliate Agreement
Exhibit E        ----   Intentionally omitted
Exhibit F        ----   Intentionally omitted
Exhibit G        ----   Intentionally omitted
Exhibit H        ----   Form of Termination of CCTV Management Agreement
Exhibit I        ----   Form of Termination of CCTV Consulting Agreement
Exhibit J        ----   Parties' Addresses for Notices
Exhibit K-1      ----   Form of Employment Letter for Brian L. Greenspun
Exhibit K-2      ----   Form of Employment Letter for Daniel Greenspun
Exhibit L        ----   Form of Registration Rights Agreement
Exhibit M        ----   Form of First Offer Agreement
Exhibit N-1      ----   Form of Prime Agreement Not to Compete
Exhibit N-2      ----   Form of Greenspun Agreement Not to Compete
Exhibit O        ----   Form of Certificate of Designations
Exhibit P        ----   Excluded Assets
Exhibit Q        ----   Form of Indemnity Escrow Agreement
Exhibit R        ----   BellSouth Waiver

Schedules:

Schedule 2.1(c)  ----   Directors of Surviving Corporation
Schedule 3.2(a)  ----   PSD's Qualifications; PSD's Organizational Documents
Schedule 3.2(b)  ----   PSD's Authorized Capitalization
Schedule 3.2(c)  ----   PSH's Authorized Capitalization
Schedule 3.2(d)  ----   CCTV's Authorized Capitalization
Schedule 3.2(e)  ----   HN's Authorized Capitalization
Schedule 3.2(f)  ----   PVI's Capitalization; Ownership of PVI Shares
Schedule 3.2(g)  ----   CTEL's Authorized Capitalization
Schedule 3.2(h)  ----   PTEL's Authorized Capitalization and PTEL's CLEC License
Schedule 3.3     ----   PSD Consents
Schedule 3.4     ----   Financial Statements

Schedule 3.5            ----     Exceptions to No Material Adverse Changes
                                 Representations
Schedule 3.6(a)(i)      ----     List of Tangible Personal Property
Schedule 3.6(a)(ii)     ----     List of Non-System Contracts
Schedule 3.6(a)(iii)    ----     List of System Contracts
Schedule 3.6(a)(iv)     ----     List of Franchises and System Rights
Schedule 3.6(a)(v)      ----     List of all Intangible and Intellectual
                                 Property, Including Investment Instruments
                                 (all PSD Entities)
Schedule 3.6(a)(vi)     ----     CCTV's and HN's Rate Structures
Schedule 3.6(a)(vii)    ----     CCTV's and HN's Programming (by tier)
Schedule 3.6(a)(viii)   ----     Plant Miles of the Cable System
Schedule 3.6(a)(ix)     ----     Number of Dwellings and Commercial Premises
                                 Passed
Schedule 3.6(a)(x)      ----     Bandwidth Capacity(ies) of the Cable System
Schedule 3.6(a)(xi)     ----     Number of Channels Activated
Schedule 3.6(b)         ----     Status of Franchises, System Contracts,
                                 Non-System Contracts and System Rights
Schedule 3.7(a)         ----     Existing Liens (all PSD Entities)
Schedule 3.7(b)         ----     Condition of Tangible Personal Property
Schedule 3.8            ----     Litigation (all PSD Entities)
Schedule 3.11(b)        ----     Description of Rate Regulatory Status
                                 (CCTV and HN)
Schedule 3.12           ----     Exceptions to Taxes/Tax Returns
                                 Representations (all PSD Entities)
Schedule 3.13           ----     List of All Performance or Other Bonds
                                 (all PSD Entities)
Schedule 3.14(a)        ----     Real Property (all PSD Entities)
Schedule 3.15           ----     List of Insurance (all PSD Entities)
Schedule 3.16           ----     List of Other Required Assets
Schedule 3.17           ----     Competitors and Overbuilds (CCTV and HN)
Schedule 3.21           ----     Reorganization
Schedule 3.24           ----     Bank Accounts; Powers of Attorney
Schedule 3.25           ----     Employee, Officer and Director Information
Schedule 3.26           ----     Employee Benefits
Schedule 3.29           ----     Information Regarding Investment Interests
Schedule 5.3            ----     CCI's Required Consents and Filings
Schedule 5.6            ----     CCI's and Merger Sub's Authorized
                                 Capitalization
Schedule 6.2            ----     Exceptions to PSD's Negative Covenants
Schedule 6.9            ----     PVI Non-CCTV Assets
Schedule 6.13           ----     Voting Agreement Signatures Needed
Schedule 7.12           ----     1998 Budgeted Operating Cash Flow of PSD

                                    EXHIBIT A

                                   Definitions

         "Accountants" is defined in Section 6.4.

         "Administrative Agent" is defined below in the definition of CCTV Credit Agreement.

         "Affiliates" means any Person directly or indirectly controlling, controlled by, or under common control with, the Person with respect to whom the term "Affiliate" is used; and provided, that the Manager shall not be deemed to be an Affiliate of any PSD Entity by virtue of the existence of its existing management agreement with CCTV.

         "Agreement" means this Agreement and Plan of Merger among CCI, Merger Sub, PSD and the Greenspun Shareholders, and all the Exhibits and Schedules hereto, as amended from time to time.

         "Agreements Not to Compete" is defined in Section 9.2(r).

         "Alternative Transaction" means any transaction that could result in the transfer of control over, or ownership of, the Operating Assets that would be inconsistent with the obligations of PSD under this Agreement, or any other transaction that would be inconsistent with the obligations of PSD under this Agreement, including but not limited to (a) any merger or consolidation of one or more of PSD, PSH, HN or CCTV in which another Person or group of Persons acquire fifty percent (50%) or more of the equity interests of one or more of PSD, PSH, HN or CCTV or the surviving entity, as the case may be, (b) any offer for equity interests of one or more of PSD, PSH, HN or CCTV which, if consummated, would result in a Person or group of Persons (other than the stockholders of PSD as of the date of this Agreement) owning fifty percent (50%) or more of one or more of PSD, PSH, HN or CCTV, or (c) any sale or other disposition of all or substantially all the Operating Assets.

         "Audited Balance Sheet" is defined in Section 3.4.

         "Audited Financial Statements" is defined in Section 3.4.

         "Average Closing Price" per share of CCI Class A Common Stock means the sum of the Closing Prices (as defined below) per share of CCI Class A Common Stock for the last ten Trading Days (as defined below) immediately preceding the second Trading Day prior to the date of this Agreement, divided by ten. (Such price is thus determined on a nonweighted basis without regard to the number of CCI Class A Common Stock sold on any Trading Day.) The term "Trading Days" means days on which CCI Class A Common Stock are actually sold on the New York Stock Exchange; and the term "Closing Price" means the price at which the last sale of CCI Class A Common Stock is made on the New York Stock Exchange (regular way), as shown on the Composite Tape of the New York Stock Exchange.

         "Basic Subscribers" means the sum of (i) the number of all active subscribers to the Cable System receiving the lowest level of television service that may be subscribed to by such subscribers, who are billed for such service at a monthly rate equal to the published residential rate card rate, plus (ii) the number of Equivalent Basic Subscribers, in each case determined as of the most recent end-of-month billing cycle cut-off and reporting date.

         "BellSouth" means BellSouth Enterprises, Inc., a Georgia corporation.

         "BellSouth Contingent Interest Amount" means the amount of "Contingent Interest" due and payable to BellSouth pursuant to Section 2.3 of the BellSouth Credit Agreement by reason of the transaction contemplated by this Agreement.

         "BellSouth Credit Agreement" means that certain Credit Agreement dated December 17, 1993 between BellSouth and PSD, as modified, amended, supplemented or restated.

         "BellSouth Indebtedness" means the aggregate amount of all principal, accrued and unpaid interest, prepayment premiums, penalties and other fees or charges related thereto, the BellSouth Contingent Interest Amount and any and all other amounts owed from time to time by PSD to BellSouth under the BellSouth Credit Agreement.

         "Bell South Option" means the "Subsequent Option" as that term is defined in the BellSouth Option Agreement.

         "BellSouth Option Agreement" means that certain Option Agreement dated as of December 17, 1993 among the stockholders of PSD and BellSouth.

         "BellSouth Waiver" means the waiver of BellSouth attached hereto as Exhibit R.

         "Benefit Plans" means any retirement, incentive or welfare plans or arrangements or any other employee benefit plans, including but not limited to employee benefit plans defined in Section 3(3) of ERISA, to which any PSD Entity or any Affiliate of any PSD Entity contributes or to which any PSD Entity or any Affiliate of any PSD Entity sponsors, maintains or otherwise is bound for the benefit of current and former employees of the Business and any other plan or compensation arrangement, whether written or unwritten, that provides to employees, former employees, officers, directors and shareholders of the Business any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including without limitation any bonus or incentive plan, stock rights plan, stay bonuses or Closing Bonuses arrangement, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

         "Boulder City Consent" is defined in Section 6.8(b).

         "Brokers" and "Broker Agreements" are defined in Section 3.10.

         "Business"   means,   collectively,   (i)  CCTV's  provision  of  cable
television and related services to its subscribers and other customers via the Cable System and (2) the HN Business.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banking institutions in the city of Atlanta, Georgia are authorized or obligated by law or executive order to be closed.

         "Cable System" means CCTV's cable television systems located in the Las Vegas, Nevada metropolitan area, which provides cable television and other services to residential and commercial customers in the City of Las Vegas, Nevada, the City of North Las Vegas, Nevada, the City of Henderson, Nevada, Boulder City, Nevada, the Las Vegas Paiute Colony and certain unincorporated areas of Clark County, Nevada, who subscribe to such services.

         "Capitalized Lease Obligations" means (without duplication) that portion of any obligation of a PSD Entity as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "CCI" is defined in the first paragraph of this Agreement.

         "CCI Class A Common Stock" means the Class A Common Stock, $1.00 par value per share, of CCI.

         "CCI Common Share Number" is defined in Section 2.3(c).

         "CCI Indemnitees" is defined in Section 12.2.

         "CCI Material Adverse Effect" means with respect to CCI a material adverse change in the financial condition or financial results of operations of CCI and its Subsidiaries, taken as a whole, or the occurrence of an event which could result in a material adverse change in the financial results of operations or in the financial condition of CCI and its Subsidiaries, taken as a whole, other than any change arising out of matters of a general economic nature or matters affecting the cable television, broadband distribution or programming industries generally including without limitation (i) competition arising from new or existing technology or caused by or arising from other multiple channel distribution services or systems and from litigation, legislation, rule making or regulations, or (ii) conditions or changes which affect the prevailing interest rates available to businesses involved in the cable television industry or which affect the prevailing resale valuation or the method of determining such valuations of businesses involved in the cable television industry.

         "CCI Preferred Share Number" is defined in Section 2.3(c).

         "CCI Preferred Stock" means the Series A Convertible Preferred Stock of CCI authorized to be issued by the Board of Directors of CCI and having the rights set forth in the Certificate of Designations attached hereto as Exhibit O.

         "CCI Preferred Stock Value" means the dollar amount equal to 20% of the Merger Consideration.

         "CCI Required Consents and Filings" is defined in Section 5.3.

         "CCI SEC Reports" is defined in Section 5.8.

         "CCI's Counsel's Opinion" is defined in Section 8.6.

         "CCTV"  means   Community   Cable  TV,  a  Nevada   corporation  and  a
wholly-owned Subsidiary of PSH.

         "CCTV Bank Debt" means the aggregate amount of all principal, accrued and unpaid interest, prepayment premiums, penalties and other fees or charges related thereto, accrued and unpaid fees and any and all other amounts owed from time to time by CCTV to the Administrative Agent, the CCTV Senior Lenders and any other party under the CCTV Credit Agreement and the Loan Documents (as that term is defined in the CCTV Credit Agreement).

         "CCTV Consulting Agreement" means that certain Amended and Restated Consulting Agreement dated as of December 17, 1993 between CCTV and Consultant, as amended, modified, supplemented or restated.

         "CCTV Credit Agreement" means that certain Amended and Restated Loan Agreement dated as of March 27, 1998 among CCTV, such agents and lenders as are party thereto (collectively, the "CCTV Senior Lenders") and Toronto Dominion (Texas), Inc., as administrative agent for such Banks (the "Administrative Agent"), as modified, amended, supplemented or restated.

         "CCTV Management Agreement" means that certain Amended and Restated Management Agreement dated December 17, 1993 between CCTV and the Manager, as amended, modified, supplemented or restated.

         "CCTV Plan" is defined in Section 6.16(a).

         "CCTV Senior Lenders" is defined above in the definition of CCTV Credit Agreement.

         "CCTV Shares" is defined in Section 3.2(d).

         "Certificate of Merger" is defined in Section 2.1(a).

         "Certificate of Obligation" is identified as item A.4(af) on Schedule 3.6(a)(iii).

         "Certificate of Obligation Claim" is defined in Section 2.8.

         "Certificate of Obligation Pre-Closing Claim Reserve Amount" is defined in Section 2.8.

         "Claim" is defined in Section 12.4.

         "CLEC Licenses" is defined in Section 3.2(h).

         "Closing" is defined in Section 9.1.

         "Closing Bonuses" is defined in Section 2.2(a).

         "Closing Condition" is defined in Section 9.1.

         "Closing Date" is defined in Section 9.1.

         "Closing Fees" means the sum of (i) the amount of the payment ($2,500,000) due Times Mirror Cablevision, Inc. under that certain Stock Purchase Agreement dated March 31, 1986 by and among Times Mirror Cablevision, Inc., Herman M. Greenspun, G.C. Associates and an affiliate (as defined therein), as amended by that certain Amendment dated June 27, 1986, by reason of the transaction contemplated by this Agreement, and (ii) any and all amounts due under the Broker Agreements.

         "Code" means the Internal Revenue Code of 1986, as currently in effect.

         "Coditel" means Coditel Invest BV.

         "Communications Act" means the Communications Act of 1934, as currently in effect.

         "Consultant" means Greenspun, Inc., a Nevada corporation.

         "CTEL" means Community Tel, a Nevada corporation and a wholly-owned Subsidiary of CCTV.

         "CTEL Shares" is defined in Section 3.2(g).

         "Custodial Agreement" is defined in Section 6.18.

         "DGCL" means the Delaware General Corporation Law.

         "DOJ" means the Department of Justice.

         "Effective Date" is defined in Section 2.1(a).

         "Effective Time" is defined in Section 2.1(a).

         "Employment Letters" is defined in Section 9.2(o).

         "Equivalent Basic Subscribers" means subscribers to the Cable System receiving basic service under bulk billing arrangements which provide for pricing at a rate that is not equal to the published residential rate card rate, including multi-unit residential complexes, hospitals, commercial accounts, bars and taverns, but excluding hotels and motels. The number of Equivalent Basic Subscribers shall be determined by dividing (i) the monthly aggregate amount billed for basic and preferred cable television service as of the most recent end-of-month billing cycle cut-off immediately preceding the date such determination is to be made, by (ii) the published residential rate card rate in effect for basic and preferred cable television service as of the date such determination is to be made.

         "ERISA" means the Employee Retirement Security Act of 1974, as amended.

         "Escrow Agent" means Chase Bank of Texas, National Association, Austin, Texas or such other escrow agent as PSD and CCI shall mutually select.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         "Excluded Assets" means (i) all programming contracts of Prime II Management, Inc., the Manager and their Affiliates (and accounts receivable arising thereunder) which relate to the provision of programming services to cable television systems managed by the Manager other than the Cable System (even if they also relate to the provision of programming to the Cable System), all of which shall have been terminated with respect to the Cable System effective immediately prior to the Effective Time, (ii) except to the limited extent set forth in Section 5.5, the name or trade names "Prime" and "Prime
Cable" and "ExpressNet" and any similar or related trade names, trademarks, service marks and logos, and adaptations, variations and derivations thereof,
(iii) computer software and data files resident on computer systems used in the Business, which computer software and data files are part of the Manager's wide area network, which shall be removed from such computers contemporaneously with the Closing, (iv) the assets and properties described in Exhibit P to this Agreement, and (v) the PVI Non-CCTV Assets.

         "Expiring Franchises" is defined in Section 6.7(d)(ii).

         "FAA" means the Federal Aviation Administration.

         "FCC" means the Federal Communications Commission.

         "Final" means action which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely request for stay, petition for rehearing, appeal or certiorari or sua sponte action of the Governmental Authority with comparable effect shall be pending; and as to which the time for filing any such request, petition, appeal, certiorari or for the taking of any such sua sponte action by the Governmental Authority has expired.

         "Final Report" is defined in Section 2.5(b).

         "Financial Statements" is defined in Section 3.4.

         "First Offer Agreement" is defined in Section 9.2(q).

         "First PSD Shareholders Agreement" means that certain Prime South Diversified, Inc. Shareholders Agreement (Agreement Effective at Closing) dated December 17, 1993 among CCTV, HNGP, Inc., Manager, BellSouth, PSD, PSH and all of the stockholders of PSD.

         "Franchises" is defined in Section 3.6(a)(iv).

         "Franchising Authorities" means those Governmental Authorities issuing, and having jurisdiction over, the Franchises.

         "FTC" means the Federal Trade Commission.

         "GAAP" is defined in Section 3.4.

         "G.C. Investments" means G.C. Investments, a Nevada limited liability company.

         "Governmental Authority" means any of the following: (a) the United States of America, (b) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like), and (c) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

         "Greenspun Agent" is defined in Section 12.2(b).

         "Greenspun Cash Consideration" is defined in Section 2.3(c).

         "Greenspun Common Stock" is defined in Section 2.3(c).

         "Greenspun Consideration" means 76.2158% of the Merger Consideration.

         "Greenspun Escrow Amount" is defined in Section 2.7(b).

         "Greenspun Indemnitors" means, collectively, Brian L.Greenspun, Daniel Greenspun, Barbara J. Greenspun, Janie Gale and Susan Fine.

         "Greenspun Shareholders" means, collectively, G.C. Investments and Barbara J. Greenspun, as Trustee of the Unified Credit Trust created under a Declaration of Trust dated December 6, 1988.

         "Hazardous Substances" is defined in Section 3.14(d).

         "HN" means Hospitality Network, Inc., a Nevada corporation and a wholly-owned Subsidiary of CCTV.

         "HN Business" means HN's provision of in-room video entertainment and interactive services to gaming hotels and resorts located in 19 states and the Bahamas.

         "HN Plan" is defined in Section 6.16(a).

         "HN Shares" is defined in Section 3.2(e).

         "HSR Act" is defined in Section 6.3.

         "HSR Reports" is defined in Section 6.3.

         "HSR Rules" is defined in Section 6.3.

         "Indebtedness for Borrowed Money" means, at any particular time, with respect to any PSD Entity (without duplication), all indebtedness of such PSD Entity for borrowed money or on account of advances to such PSD Entity, in respect of which such PSD Entity is liable or evidenced by any bond, debenture, note or other similar instrument issued by such PSD Entity, including all principal, accrued and unpaid interest, prepayment premiums, penalties and other fees or charges related thereto, and any Capitalized Lease Obligations but excluding in any event, intercompany indebtedness owing from a PSD Entity to one or more other PSD Entity.

         "Indemnification Threshold" is defined in Section 12.6.

         "Indemnified Party" is defined in Section 12.4.

         "Indemnifying Party" is defined in Section 12.4.

         "Indemnity Escrow Agreement" is defined in Section 12.11.

         "Indemnity Escrow Deposit" is defined in Section 2.7(b).

         "Interim Financial Statements" is defined in Section 6.11.

         "Investment Interests" is defined in Section 3.29(a).

         "knowledge" of any Person of or with respect to any matter means actual awareness or knowledge of such matter. References to the knowledge of PSD (and similar phrases) shall mean the knowledge of Brian L. Greenspun, Gregory S. Marchbanks, Jerry D. Lindauer, William P. Glasgow, Gretchen Ellis, Daniel J. Pike, Robert W. Hughes, Harris Bass, manager of CCTV's Cable System, and Jerry Hodge, general manager of the HN Business.

         "Leased Real Property" is defined in Section 3.14(a).

         "Legal Requirement" is any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including, but not limited to, judicial decisions applying common law or interpreting any other Legal Requirement.

         "Liens" means any lien, security interest, adverse claim or other encumbrance of any nature whatsoever.

         "Loss Determination" is defined in Section 6.4.

         "Manager" means Prime II Management, L.P., a Delaware limited partnership.

         "Material Adverse Effect" means with respect to the PSD Entities a material adverse change in the financial condition or financial results of operations of the PSD Entities, taken as a whole, or the occurrence of an event which could result in a material adverse change in the financial results of operations or in the financial condition of the PSD Entities, taken as a whole, other than any change arising out of matters of a general economic nature or matters affecting the cable television industry generally including without limitation (i) competition arising from new or existing technology or caused by or arising from other multiple channel distribution services or systems and from litigation, legislation, rule making or regulations, or (ii) conditions or changes which affect the prevailing interest rates available to businesses involved in the cable television industry or which affect the prevailing resale valuation or the method of determining such valuations of businesses involved in the cable television industry.

         "Material Required PSD Consents" is defined in Section 3.3.

         "Merger" is defined in the Background paragraphs of this Agreement.

         "Merger Consideration" is defined in Section 2.2.

         "Merger Sub" is defined in the first paragraph of this Agreement.

         "Minority Common Stock" is defined in Section 2.3(b).

         "Minority Escrow Amount" is defined in Section 2.7(a).

         "Minority Shareholders" means all holders of PSD Class A Common Stock and PSD Class B Common Stock other than the Greenspun Shareholders.

         "Minority Shareholder Consideration" means 23.7842% of the Merger Consideration.

         "Multiemployer Plan" means a plan, as defined in ERISA Section 3(37), to which any PSD Entity or any Affiliate of any PSD Entity has contributed, is contributing or is required to contribute for the benefit of current and former employees of the Business.

         "Net Income" shall mean, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes and extraordinary items, for such period as determined in accordance with GAAP and as set forth in PSD's unaudited or audited financial statements.

         "Net Loss" shall mean, as applied to any Person for any period, the aggregate amount of net loss of such Person, after taxes and extraordinary items, for such period as determined in accordance with GAAP and as set forth in PSD's unaudited or audited financial statements.

         "1998 Capital Expenditures Amount" means the dollar amount equal to the total amount of capital expenditures budgeted for the PSD Entities for that portion of fiscal year 1998 commencing on January 1, 1998 and ending on the Closing Date (such amount being as set forth in Schedule

7.12), less actual capital expenditures for that portion of fiscal year 1998 commencing on January 1, 1998 and ending on the Closing Date; which amount shall in no event be less than $0.

         "1999 Capital Expenditures Amount" shall mean (X) the total capital expenditures for CCTV and HN made during 1999 through the Closing Date, less (Y) the sum of (i) in the case of CCTV, $40.00 multiplied by the number of Basic Subscribers as of December 31, 1998, and (ii) in the case of HN, $2.25, multiplied by the number of hotel rooms served by HN as of December 31, 1998, and the sum of the amounts determined as provided in clauses (i) and (ii) shall then be multiplied by a fraction, the numerator of which is the number of days elapsed from January 1, 1999 through the Closing Date and the denominator of which is 365.

         "Non-System Contracts" is defined in Section 3.6(a)(ii).

         "Operating Assets" shall mean (i) all of CCTV's and HN's properties, assets, privileges, rights, interests, claims and good will, real and personal, tangible and intangible, of every type and description, including CCTV's and HN's leasehold interests in leased property (but excepting the Excluded Assets and any assets disposed of by CCTV or HN prior to the Closing in the ordinary course of business and not in violation of this Agreement), which are used or held for use in connection with the operation of the Cable System and the Business, now in existence or hereafter acquired by CCTV or HN prior to the Closing, including, without limitation, those assets described in Section 3.6.

         "Operating Cash Flow" shall mean, as applied to PSD, on a consolidated basis, in respect of any fiscal period, the sum of (a) the remainder of (i) Net Income or Net Loss, as the case may be, for such fiscal period, minus, (ii) to the extent included in the calculation of Net Income or Net Loss, as the case may be, (1) extraordinary income and gains from the sale of assets (and the taxes associated therewith), (2) interest income, (3) equity in income of unconsolidated subsidiaries, (4) any prior year adjustments that serve to increase Net Income or decrease Net Loss, (5) adjustments to inventory and investment valuation reserves that serve to increase Net Income or decrease Net Loss, in each case for such fiscal period, plus (b) the sum of (1) interest expense and fees, all as determined in accordance with GAAP, (2) income taxes (including deferred income taxes), (3) extraordinary losses and losses from the sale of assets (net of tax effect), (4) depreciation, (5) amortization, (6) any prior year adjustments that serve to reduce Net Income or increase Net Loss, (7) equity in losses of unconsolidated subsidiaries, (8) adjustments to inventory and investment valuation reserves that serve to reduce Net Income or increase Net Loss, (9) other non-cash expenses deducted in determining such Net Income except to the extent that any such item will require a cash payment in the future, (10) management and consulting fees and expenses paid or accrued under the CCTV Management Agreement and the CCTV Consulting Agreement, respectively,
(11) costs and expenses related to any "late fee" litigation, (12) payments made or accrued (including fees, expenses, interest and penalties) in connection with the settlement of issues arising under the audits conducted by local franchising authorities that have been disclosed to CCI on Schedule 3.6(b) and

(12) the minority interest in the Net Income of consolidated Subsidiaries, all as determined in accordance with GAAP.

         "Other Required Assets" is defined in Section 3.16.

         "Permitted Liens" means those liens (i) disclosed in Schedule 3.7(a), and (ii) landlord's liens and liens for property taxes not delinquent, statutory liens and zoning restrictions, easements, rights-of-way or other restrictions on the use of the Leased Real Property, provided that such liens and restrictions were incurred either prior to the time CCTV or HN, as the case may be acquired an interest in the Leased Real Property or in the ordinary course of the business of the Cable System and that they do not, individually, or in the aggregate, materially interfere with CCTV's or HN's operation of the Business as currently operated.

         "Permitted Stock Restrictions" means restrictions on transfer of shares of capital stock imposed by the Franchises and the Communications Act and the rules and regulations of the FCC thereunder and applicable securities or blue sky laws.

         "Person"  means  an  individual,   corporation,   partnership,  limited
liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Preclosing Claim" is defined in Section 7.13(b).

         "Preclosing Indemnification Notice" is defined in Section 7.13(b).

         "Preclosing Secured Debt" is defined in Section 2.1.

         "Preferred Shareholders" means all holders of PSD Preferred Stock.

         "Preliminary Report" is defined in Section 2.5(a).

         "Prime Agent" is defined in Section 12.2(b).

         "Prime Cable Plan" is defined in Section 6.16(a).

         "PSD" means Prime South Diversified, Inc., a Delaware corporation which is owned by the Minority Shareholders and the Greenspun Shareholders.

         "PSD Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of PSD.

         "PSD Class B Common Stock" means the Class B Common Stock, par value $.01 per share, of PSD.

         "PSD Consents" is defined in Section 3.3.

         "PSD Entities" means PSD, PSH, PVI, CCTV, HN, CTEL and PTEL.

         "PSD Entities 401(k) Plans" is defined in Section 6.16.

         "PSD Indemnitees" is defined in Section 12.3.

         "PSD Preferred Stock" means the Class II 8% Preferred Stock, par value $.01 per share, of PSD.

         "PSD" Shares" is defined in Section 3.2(b).

         "PSD Shareholders" means, collectively, the Greenspun Shareholders, the Minority Shareholders and the Preferred Shareholders.

         "PSD's Counsel's Opinion" is defined in Section 7.7.

         "PSD's FCC Counsel's Opinion" is defined in Section 7.6.

         "PSH" means Prime South Holdings, Inc., a Delaware corporation and a wholly-owned, direct and indirect, Subsidiary of PSD.

         "PSH Shares" is defined in Section 3.2(c).

         "PTEL" means PrimeTel of Nevada, a Nevada corporation and a wholly-owned Subsidiary of CCTV.

         "PTEL Shares" is defined in Section 3.2(h).

         "PVI" means Prime Venture I,Inc., a Delaware corporation and a Subsidiary of PSD.

         "PVI Non-CCTV Assets" is defined in Section 6.9.

         "PVI Shares" is defined in Section 3.2(b).

         "Registration Rights Agreement" is defined in Section 9.2(p).

         "Related Agreements" is defined in Sections 3.2(a), 4.2 and 5.2.

         "Rule 145 Affiliates" is defined in Section 6.14.

         "SEC" means the Securities and Exchange Commission.

         "Second PSD Shareholders Agreement" means that certain Prime South Diversified, Inc. Shareholders Agreement [Agreement Effective Upon Closing of Initial Option] dated December 17, 1993 among CCTV, HNGP, Inc., Manager, BellSouth, PSD, PSH and all of the stockholders of PSD.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Share Value" means the dollar amount that results from dividing the Merger Consideration by the aggregate number of shares of PSD Class A Common Stock and PSD Class B Common Stock issued and outstanding immediately prior to the Effective Time.

         "Stockholders Consent" is defined in Section 6.13.

         "Subsidiary" shall mean, as to any Person, any other Person of which at least 50% of the equity and voting interests are owned, directly or indirectly, by such first Person.

         "Survival Period" is defined in Section 12.1.

         "Surviving Corporation" means the surviving corporation of the Merger.

         "System Contracts" is defined in Section 3.6(a)(iii).

         "System Rights" is defined in Section 3.6(a)(iv).

         "Tangible Personal Property" is defined in Section 3.6(a)(i).

         "Target Working Capital" is defined in Section 2.2(b).

         "Taxes" is defined as all taxes, charges, fees, levies, charges, imposts, duties, withholdings or other assessments including, without limitation, income, withholding, capital, excise, employment, occupancy, property, ad valorem, sales, transfer, recording, documentary, registration, motor vehicle, franchise, use and gross receipts taxes, imposed by the United States or any state, county, local government or any subdivision thereof. Such terms shall also include any interest, penalties, fines or additions attributable to such assessments.

         "Tax Return" is defined as any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any federal, state or local taxing authority in connection with the determination, assessment, collection, administration or imposition of any Taxes.

         "Termination Date" is defined in Section 9.1.

         "Third Party Claim" is defined in Section 12.5.

         "Third PSD Shareholders Agreement" means that certain Prime South Diversified, Inc. Shareholders Agreement [Agreement Effective Upon Closing of Subsequent Option] among G.C. Investments, Inc., Barbara J. Greenspun as Trustee of the Unified Credit Trust, BellSouth, PSD, PSH and CCTV.

         "TNLLC" means Telecommunications of Nevada, L.L.C., a Delaware limited liability company.

         "TNLLC Interest" is defined in Section 3.2(g).

         "True-Up Fund" is defined in Section 2.6.

         "Unaudited Balance Sheet" is defined in Section 3.4.

         "Voting Agreement" means the Voting Agreement, dated the date hereof, by and between CCI, on the one hand, and the PSD Shareholders, on the other hand.

         "Working Capital" is defined in Section 2.2(b).